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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2001

REGISTRATION N0. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREAT PLAINS ETHANOL, LLC
(Name of small business issuer in its charter)

SOUTH DAKOTA	2869	46-0459188
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

46569 SD Hwy 44, P.O. Box 217, Lennox, South Dakota 57039,
Telephone: (605) 647-5179
(Address and telephone number of principal executive offices)

46569 SD Hwy 44, P.O. Box 217, Lennox, South Dakota 57039
(Address of principal place of business or intended principal place of business)

Brian Minish, Chief Executive Officer and Chief Financial Officer
46569 SD Hwy 44, P.O. Box 217, Lennox, South Dakota 57039
Telephone: (605) 647-5179
(Name, address and telephone number of agent for service)

COPIES TO:

Mark S. Weitz
James M. Wiederrich	John F. Archer	Marci K. Winga
Woods, Fuller, Shultz & Smith, P.C.	Hagen, Wilka & Archer, P.C.	Leonard, Street and Deinard
300 South Phillips Avenue, Suite 300	100 South Phillips Avenue, Suite 148	Professional Association
P.O. Box 5027	P.O. Box 964	150 South Fifth Street, Suite 2300
Sioux Falls, SD 57117-5027	Sioux Falls, SD 57101-0964	Minneapolis, MN 55402

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Dollar Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Capital units representing limited liability company membership interests	$23,500,000	$5,000	$23,500,000	$5,875

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Preliminary Prospectus
Subject to Completion, dated February 28, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

GREAT PLAINS ETHANOL, LLC

Public Offering Price: $5,000 per Capital Unit

Minimum Offering: 2,550 Capital Units ($12.75 Million)
Maximum Offering: 4,700 Capital Units ($23.5 Million)

    This is the initial public offering of capital units of Great Plains Ethanol, LLC, a South Dakota limited liability company. We intend to use the proceeds of this offering to pay for a portion of the construction and start-up costs of an ethanol plant in Turner County, South Dakota. We will also need significant debt financing in order to complete the project. This prospectus contains important information about our proposed operations and the terms of this offering that you should read carefully before making a decision to invest in the capital units.

    The Offering.  We are offering Class A, Class B and Class C capital units at a price of $5,000 per unit. Until [May 14, 2001], we are limiting this offering to agricultural producers and to Broin Investments I, LLC, an affiliate of the design, construction, management and marketing companies that will build and operate the proposed ethanol plant. After [May 14, 2001], this offering will be open to any interested investors on an unlimited basis until we have raised $23.5 million. We intend to close this offering on or about [July 28, 2001]; however, we may extend it until no later than March 15, 2002.

    We are selling the capital units directly to investors on a best efforts basis, without using an underwriter. Accordingly, we will not pay any underwriting discounts or commissions and all the proceeds of this offering, before expenses, will go to Great Plains Ethanol. If you decide to purchase capital units, you will be required to submit a 10% deposit with your subscription agreement. Your deposit will be held in an escrow account at Dakota Heritage State Bank in Chancellor, South Dakota, until the offering is complete. If we have not completed the offering by March 15, 2002, your deposit will be returned to you without interest.

CAUTION! Investing in Great Plains Ethanol involves significant risk. Please see "Risk Factors" beginning on page to read about important factors you should consider before purchasing capital units.	The Capital Units. Class A, Class B and Class C members will share distributions (if any) equally on a per unit basis. Each class of members will elect its own representatives to the Board of Managers, and the Class A members will always elect a majority of the members of the Board of Managers. The main differences between the classes of capital units relate to ownership restrictions, corn delivery requirements, voting rights and investment limits, as follows:
We are a start-up entity and will not generate any revenues until after the proposed ethanol plant is completed and operating, which we do not expect to happen until summer of 2003.	Who may purchase	Class A Agricultural producers only	Class B Broin Investments I, LLC only	Class C Until [May 14, 2001], limited to purchasers of Class A and Class B units. No restrictions after [May 14, 2001].
The capital units will not be listed on any national securities exchange or traded in any over-the-counter markets and you will not be able to transfer them freely.	Corn Delivery Requirement	2,500 bushels annually per Class A unit	None	None

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.	Minimum Per Investor Maximum Per Investor Voting Rights	$10,000 (2 units) $1,000,000 in total Class A and C units until [May 14, 2001]. Unlimited after [May 14, 2001]. 1 vote per member	$1,000,000 (200 units) $1,000,000 (200 units) 1 vote per unit
$50,000
(10 units)

Until [May 14, 2001], Class A investors are limited to $1,000,000 in total Class A and C units and the Class B investor is limited to $3,000,000 in Class C units.

Unlimited after [May 14, 2001].

1 vote per unit

This prospectus is dated            , 2001.

TABLE OF CONTENTS		Notes to Readers
	Page
Prospectus Summary	1	•	References to "we" and "us" refer to the
Risk Factors	9		entity and business of Great Plains
Conflicts Of Interest	21		Ethanol, LLC.
Management's Plan Of Operation	23
Business	28	•	References to "you" refer to readers of
Ownership By Management And Certain Members	45		this prospectus and, where applicable, investors in Great Plains Ethanol, LLC.
Certain Relationships And Related Transactions	46	•	References to "members" refer to
Description Of Capital Units And Operating Agreement	47		individuals or entities that have purchased our capital units and signed
Federal Income Tax Consequences	57		our Operating Agreement. With limited
Plan Of Distribution	66		exceptions, anyone who acquires our
How To Purchase Capital Units	67		capital units must become a member by
Legal Matters	69		signing our Operating Agreement.
Where You Can Find More Information	69
Articles of Organization and Operating Agreement	Appendix A	•	References to "Broin" refer generally to entities affiliated with our initial
Audited Financial Statements	Appendix B		Managing Member, Broin Management,
Forecasted Financial Information	Appendix C		LLC and our initial Class B member,
Form of Subscription and Related Materials	Appendix D		Broin Investments I, LLC, unless the
Form of Corn Delivery Agreement	Appendix E		context requires otherwise.

IMPORTANT NOTICES TO INVESTORS

    We have only registered our capital units with the United States Securities and Exchange Commission under the Securities Act of 1933 and with the Division of Securities of the State of South Dakota, pursuant to SDCL § 47-31A-303. We are not offering to sell capital units to you unless you are a resident of South Dakota, even if you receive a copy of this prospectus.

    We may reject your subscription, in whole or in part, for any reason. If we choose to accept your subscription, one of our officers or managers will countersign a copy of your subscription agreement and return it to you. This is the only way we will accept your subscription. The fact that we may deposit your subscription deposit check in the escrow account does not mean we have accepted your subscription. Please read the more detailed information about subscribing under "How To Purchase Capital Units."

    We have not authorized anyone to make any representations or give any information with respect to the capital units except the information contained in this prospectus or in our filings with the Securities and Exchange Commission. You should only rely on this prospectus in making an investment decision. You should not rely on any other offering literature, advertising or other information in any form that anyone may give you.

    You should not construe the contents of this prospectus as financial, legal or tax advice. You should consult your own legal counsel, accountants and financial advisors as to financial, legal, tax and related matters concerning the investment described in this prospectus to determine if it is suitable for you.

    The information contained in this prospectus is correct as of the date given on the cover page. You should not assume that the information contained in this prospectus is correct as of any time after that date.

PROSPECTUS SUMMARY

    This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. We urge you to read this entire document carefully and the documents it refers to in order to understand the transaction fully and for a complete description of the capital units we are offering. For additional information about a particular topic, please refer to the sections of this document beginning on the pages referenced in the paragraph heading.

The Company (pages     and     )

    Great Plains Ethanol, LLC is a South Dakota limited liability company formed in December 2000 to build and operate a 40 million gallon ethanol production facility in Turner County, South Dakota. This project was organized by a group of local individuals to promote economic development in southeastern South Dakota. We will use the funds raised in this offering to pay for a portion of the construction and start-up costs of the proposed plant, which will produce ethanol from corn supplied by our members and other local growers.

    Our temporary executive offices are located at 46569 SD Hwy. 44, P.O. Box 217, Lennox, South Dakota 57039, and our telephone number is (605) 647-5179. You may also contact our Chief Executive Officer, Brian Minish, by e-mail at bminish1@excite.com.

The Ethanol Industry (pages     and     )

    Ethanol is a chemical produced from corn or other biomass that can be added to gasoline to increase the level of oxygen in the fuel so that it burns more cleanly. Although ethanol can also be used as an alternative fuel source, its principal use is as an additive to gasoline to improve the quality of vehicle emissions and engine performance. The Federal Clean Air Act Amendments of 1990 contain target air quality measures, which have increased pressure on state and local governments to require additives in gasoline to reduce levels of automobile exhaust, particularly in major metropolitan areas. Further, because ethanol is biodegradable, it is more eco-friendly than its main competitor, methyl tertiary butyl ether, or "MTBE," which is petroleum-based and has been banned in some states, including California, due to groundwater contamination. These developments have all contributed to the growing demand for ethanol over the last decade.

    In addition, the federal government and a number of states have implemented incentive programs to promote ethanol production. In South Dakota, in particular, the state government, as well as state and regional corn producers' organizations, support and encourage the production of ethanol from corn through subsidies, tax relief and other programs. We believe that these programs, combined with traditionally low local corn prices and an abundant supply of locally grown corn, have created significant opportunities for ethanol production in South Dakota.

Business Plan (pages     and     )

    Timeline.  Preliminary planning for our ethanol plant project began in the summer of 2000. We hope to complete the equity offering described in this prospectus in the summer or fall of 2001 and to secure the debt financing we need to complete construction and pay for start-up expenses shortly thereafter. We anticipate starting construction in the spring of 2002 and expect that it will take approximately 14 to 16 months to build the ethanol plant after the site preparations are complete and we begin pouring concrete. Ethanol production will not begin until the summer of 2003 at the earliest.

    Plant Site.  We have tentatively selected a site for building the ethanol plant near Chancellor in Turner County, South Dakota and have an option to purchase it for a total cost of approximately $288,000. We will not purchase the property unless we have raised sufficient funds to complete construction, secured the additional debt financing needed for the project, and obtained the necessary permits and approvals to build at the selected location. We may modify or change the location of the facility in the event that we cannot obtain the necessary permits, approvals or funds or cannot obtain them for a reasonable cost. We may also have to consider an alternative location if we are unable to procure adequate utility services at the selected site at a reasonable cost. We have selected an alternative site near Worthing, South Dakota, although we do not have an option to purchase that property.

    Production and Operations.  We plan to build an ethanol production facility with the capacity to produce up to 40 million gallons of ethanol per year, or an average of approximately 4,800 gallons per hour while operating. The plant will produce fuel grade ethanol that will primarily be marketed as an additive to gasoline to improve vehicle emissions. We will also produce distiller's dried grain with solubles, or DDGS, which is a high protein, high energy animal feed supplement generated by the ethanol production process.

    To operate the ethanol plant, we will require a steady supply of corn and the transportation capability to ship the ethanol to market. We plan to procure about a third of our corn requirements from our Class A members and the rest from local corn producers. The design of our plant includes truck and rail facilities, which will facilitate shipping the ethanol we produce to metropolitan areas and other markets where demand is greatest.

Broin's Involvement (page     )

    Broin and Associates, Inc. is a Sioux Falls, South Dakota-based engineering firm that has been integrally involved in the development of our business plan and will be principally responsible for the design and construction of the ethanol plant. In addition, virtually all aspects of our on-going business and operations will be handled by companies that are affiliated with Broin and Associates. Broin and Associates and its affiliated companies specialize in the construction and management of ethanol production plants. Since the companies were founded in 1983, they have built and/or managed ten ethanol plants throughout the Midwest, and we believe that Broin's experience and expertise will be advantageous for Great Plains Ethanol.

    We have entered into a contract for future services with Broin and Associates and its affiliated companies. Closer to the time construction begins, we will enter into a fixed price design/build construction contract with Broin and Associates that will cover all aspects of site preparation and facility construction, including design, labor and materials. We currently estimate the design/build contract price to be approximately $45,750,000. Final costs and other terms of the construction contract will not be determined until we enter into the final contract, which we expect to occur in the fall of 2001. We will also enter into a licensing contract with Broin and Associates that will allow us to continue using its technology in our ethanol plant for as long as the plant is operating.

    Broin Management, LLC, will serve as the Managing Member of Great Plains Ethanol. For its services as the Managing Member, Broin Management will be paid an annual fee of $250,000, plus 4% of our net profits, prior to any distributions to our members. Among other responsibilities as Managing Member, Broin Management will hire and pay an on-site general manager who will oversee the day-to-day operations of the plant. Broin Management will handle all of our employment, accounting and regulatory compliance matters in addition to production and operations issues. We have agreed to pay Broin Management an initial cash bonus of $200,000 at the close of this offering for its services in developing our business plan and for providing its services as the Managing Member during the pre-production phase. Broin Management has agreed to invest $200,000 in Class C units in this offering.

    Our Operating Agreement describes the responsibilities of Broin Management. In addition, other companies affiliated with Broin and Associates will handle the marketing and sales of ethanol and

DDGS. These contracts are described in detail under "Business—Ethanol Marketing" and "Business—Distiller's Dried Grains with Solubles; Additional Products."

    Broin Investments I, LLC, will initially be our only Class B member. Broin Investments I has agreed to make a $1 million investment in Class B capital units and has the option to invest up to $3 million in Class C capital units until [May 14, 2001]. After [May 14, 2001], any Broin entity may invest in additional Class C units on the same terms as any other investor if the maximum offering has not been raised.

    We will be heavily dependent upon Broin for its expertise in the field of ethanol production and for its management and marketing experience in the ethanol industry. If Broin were ever unable or unwilling to fulfill its obligations to us, we may not be able to find suitable replacements to assume those responsibilities.

The Offering (pages     and     )

    This is the initial public offering of capital units representing membership interests in Great Plains Ethanol. We are offering Class A, Class B and Class C capital units at a price of $5,000 per unit to raise a minimum of $12.75 million and a maximum of $23.5 million on the terms described on the cover page to this prospectus and under "Description of Capital Units and Operating Agreement." The proceeds of this equity offering, along with our debt financing, will be used to pay for construction and start-up costs of the proposed ethanol plant.

    If you wish to purchase capital units, you should follow the procedures outlined under "How to Purchase Capital Units" in this prospectus. To purchase capital units you will be required to submit a signed Subscription Agreement, an executed counterpart signature page to our Operating Agreement, a check for 10% of the subscription price and a Promissory Note for the balance of the subscription price. If you are purchasing Class A units, you must also submit a signed Corn Delivery Agreement. We will generally accept subscriptions in the order received if you meet the appropriate ownership criteria and have complied with the subscription procedures described in this prospectus. You will not be required to submit the remaining 90% of your subscription amount unless and until the offering has been completed and you receive a notice from us that the balance is due. As our expenses become due, we will collect payment first from our Class A and Class C members on a pro rata per unit basis, then from Broin Investments I, our Class B member, and finally we will begin to draw down our debt financing.

    The proceeds raised from this offering will be held in escrow at Dakota Heritage State Bank in Chancellor, South Dakota until we have received subscriptions for the minimum offering amount and satisfy the other closing conditions listed below. We plan to break escrow on or about [July 28, 2001]; however, if we have not raised the maximum offering amount by that time, we may extend the offering and continue to accept subscriptions until no later than March 15, 2002.

    We will not break escrow and complete the sale of capital units in this offering unless the following conditions are fulfilled:

  •
  We must receive and accept subscriptions for at least the minimum offering amount.

  •
  We must secure an executed commitment letter from a lender for our debt financing.

  •
  Broin Investments I must subscribe for 200 Class B units.

  •
  Broin Management must subscribe for 40 Class C units and remain as our Managing Member.

  •
  Our contracts with the Broin entities must remain in effect.

  •
  We must not have received any legal orders prohibiting the offering or our project, or orders from the Securities and Exchange Commission revoking the effectiveness of our registration statement relating to this offering.

    Our capital units are not being offered by any underwriter. We are selling them directly to investors on a best efforts basis. We may terminate the offering or abandon the ethanol plant project at any time at the discretion of the Board of Managers. If we have not raised the minimum offering amount by March 15, 2002, or if we decide to terminate the project for any reason before we have broken escrow, the escrow agent will return to you all funds you have submitted without interest.

Debt Financing (page     )

    The funds raised in this equity offering from the sale of Class A, Class B and Class C capital units will not be sufficient to pay all of our construction and start-up costs. Accordingly, we are seeking approximately $27.5 million to $38.25 million in debt financing to pay the balance of those expenses, depending upon how much equity we raise from the sale of capital units in this offering. We expect our financing to consist of a construction loan that will be converted into long term debt upon completion of construction and paid over 10 years. We are currently approaching banks and other lending institutions to secure the required construction and operating loans. We hope to negotiate a commitment letter by the time the minimum amount is raised in this equity offering. We expect that any debt financing we obtain will be secured by the ethanol plant and substantially all of our assets. The debt financing will likely have significant restrictive financial and other covenants that could limit distributions to members and have other consequences.

Tax Increment Financing (page     )

    We intend to apply to Turner County to have the ethanol plant site designated as a tax increment district. We will request that Turner County sell municipal bonds and contribute the proceeds to us in the form of tax increment financing. If we qualify, we will receive the funds near the end of construction and use the proceeds of the tax increment financing to complete construction. Turner County will repay the bonds through a portion of the increases in real property taxes assessed against the plant site. We anticipate that our project will qualify for tax increment financing in the sum of approximately $1 million, although we have not received, nor can we give you, any assurance that we will qualify for that amount or at all. In the event that we do not obtain the tax increment financing proceeds from Turner County, the plant is expected to qualify for a property tax phase-in at reduced rates.

Summary of Estimated Sources and Uses of Funds (page     )

    The following table illustrates the anticipated sources and intended uses of funds for the construction and start-up of the proposed ethanol production facility. These numbers are rough estimates based upon current expectations, and they may change due to a variety of factors which are explained in greater detail under "Management's Plan of Operation." In particular, we may use the proceeds differently if the actual costs vary from the estimates we have used in preparing the information set forth in the following table.

Sources			Uses
	Minimum Offering	Maximum Offering
Capital Units Offering	$12,750,000	$23,500,000	Real Estate and Construction	$46,738,000
(Classes A, B & C)			Start-up Costs	2,200,000
Debt Financing	38,250,000	27,500,000	Management and Consulting Fees	158,000
Tax Increment Financing	1,000,000	1,000,000	Financing Costs	275,000

			Offering and Organizational Costs	279,000
			Capitalized Interest	1,100,000
			Working Capital	1,250,000

Total:	$52,000,000	$52,000,000	Total:	$52,000,000

Risk Factors (page     )

    Investing in Great Plains Ethanol involves substantial risks that you should consider carefully. You should understand that you could lose your entire investment, since there is no guarantee that we will be able to complete the project or operate profitably.

    Here are some of the important factors that you should consider before purchasing capital units:

  •
  We may not be able to complete the offering if we fail to secure adequate debt financing or for other reasons. If we do not complete the offering, your subscription deposit will be returned to you, but you will not receive any interest on your subscription for the time it is in escrow.

  •
  Our construction and start-up costs could exceed our current estimates, we may not be able to secure a suitable facility site or obtain the necessary regulatory approvals or permits, or other factors could prevent us from completing construction or beginning operations.

  •
  The market for ethanol may not continue to grow, the loss of government incentives could make ethanol production uneconomical, or other factors could prevent us from operating profitably.

  •
  We have no operating history and cannot assure you that we will be successful in building and operating the plant or in marketing our products, or that we will ever attain the results we have forecasted. You may never receive any distributions.

  •
  We expect that any debt financing we secure will have significant restrictive financial and other covenants which could limit our ability to operate the plant successfully and limit our distributions to members.

  •
  We will be heavily dependent upon Broin for its expertise in the field of ethanol production and for its management and marketing experience in the ethanol industry. If Broin were ever unable or unwilling to fulfill its obligations under any of our contracts or if Broin terminated its relationship with us, we may not be able to find satisfactory replacements to assume those responsibilities.

  •
  Broin Investments I has the right to elect at least one member of our Board of Managers and will have significant influence over our management and operations. Broin's interests could conflict with yours.

  •
  Because we are organized as a limited liability company and expect to be taxed as a partnership, our income will be attributed to our members and you may have to pay tax on earnings even if we do not make any distributions to you. If we have losses, you may not be able to deduct such losses due to restrictions on passive activity losses.

  •
  If we were to be treated as a corporation instead of a partnership for tax purposes, there would be a company-level tax imposed on our income, which would reduce distributions to members. Distributions to members would then generally be taxed as dividends to the extent of our current and accumulated earnings and profits.

  •
  The capital units will not be listed on any national securities exchange or otherwise traded in any over-the-counter markets and you will not be able to transfer them freely.

Conflicts Of Interest (page     )

    Significant conflicts of interest exist in the proposed structure and operation of Great Plains Ethanol, particularly with respect to Broin's involvement. Although we do not currently anticipate that these conflicts will adversely affect our business and will examine these conflicts of interest from time to time, we have not established any formal procedures to address or resolve any conflicts of interest, and we cannot give you any assurance or guarantee that any conflict of interest will not have adverse consequences for us or you.

Dilution; Compensation to Initial Board of Managers and Managing Member (pages     and      )

    In connection with the organization of Great Plains Ethanol, each member of our initial Board of Managers and our Managing Member, Broin Management, purchased one Class D unit at a price of $100 per unit. Each Class D unit will be automatically converted into a Class C unit upon the completion of the offering. Because the offering price of $5,000 per capital unit substantially exceeds the price paid for the Class D units, the members of our initial Board of Managers and our Managing Member will realize an immediate increase in the net tangible book value of their Class D units and investors will realize an immediate dilution of the capital units purchased in the offering. However, because the Class C units issuable upon conversion of the Class D units will represent less than 1% of the total outstanding units following the completion of the offering, the total dilution to investors is not significant.

    Other than the opportunity to realize an increase in the net tangible book value of their Class D units as described above, the members of our initial Board of Managers are not receiving any compensation for their services in connection with the organization of Great Plains Ethanol, negotiations with Broin or the completion of this offering. The members of the Board of Managers may participate in this offering on the same terms and subject to the same qualifications and conditions as any other investor. We will pay Broin Management a $200,000 bonus at the close of this offering for its assistance in preparing our business plan and for providing its services as Managing Member during the pre-production phase.

Articles of Organization; Operating Agreement (page     )

    Your rights as a member of Great Plains Ethanol will be governed by our Articles of Organization, Operating Agreement and South Dakota law. We have attached our Articles of Organization and the Operating Agreement as Appendix A to this prospectus and encourage you to read them carefully. These are the legal documents that govern the purpose, powers and internal affairs of Great Plains Ethanol.

Corn Delivery Requirement (page     )

    Class A members will be required to sign an agreement to deliver 2,500 bushels of corn annually per Class A unit owned. One third of the annual requirement must be delivered in each trimester, with delivery dates to rotate throughout the trimester. Class B and Class C members have no corn delivery requirement.

    We have attached the form of Corn Delivery Agreement as Appendix E to this prospectus. This prospectus contains a summary of the provisions of the Corn Delivery Agreement; however, if you are considering purchasing Class A units, you should read Appendix E carefully to obtain complete information concerning your rights and obligations with regard to corn delivery.

Cash Distributions (page     )

    You will be entitled to receive a proportionate share of any cash or other distributions declared by our Board of Managers based upon the number of capital units you own. Under the terms of our Operating Agreement, we are required to distribute a minimum of 20% of our net cash from operations if our net cash from operations exceeds $500,000, unless such a distribution would violate or cause a default under the terms of our debt financing or other credit facilities. Any other distributions are entirely in the discretion of the Board of Managers, and there is no guarantee as to when or if we will generate sufficient profits to make distributions at any particular level or that we will make any distributions at all. If we make distributions, we will make them proportionately to all members on a per unit basis, regardless of member class.

Federal Income Tax Consequences (page     )

    As a limited liability company, we expect to be taxed as a partnership. Accordingly, we will pay no federal income tax on our taxable income and will pass our taxable income or loss on to our members in proportion to their ownership interests. When we allocate income or loss to our members, you will be taxed on that income or, subject to substantial restrictions, you may deduct that loss. You will be liable for this tax regardless of whether we actually distribute cash or property to you.

Voting Rights (page     )

    All voting will be done by class. Class A members will each be entitled to one vote, regardless of the actual number of units owned, similar to the voting structure of a traditional producer's cooperative. Class B and Class C members will vote in proportion to their respective ownership interests. The members of each class will vote separately for the election and removal of representatives on the Board of Managers. Any merger, sale of substantially all of our assets or voluntary dissolution must be approved by a majority of each class. These are the only matters to be voted on by our members. All other matters will be decided by the Board of Managers in its discretion, including changes to the Operating Agreement and corn delivery requirements.

Board of Managers (page     )

    Our initial Board of Managers consists of 15 individuals involved in promoting economic development in southeastern South Dakota. At our first special member meeting, which we expect to hold no later than the first quarter of 2003, the initial managers will resign and the members will elect a new Board of Managers. The new Board of Managers will consist of five or six managers elected by the Class A members, one manager elected by the Class B member, and up to three managers elected by the Class C members, depending upon the distribution of capital units among the classes. A manager may be removed by the affirmative vote of the majority of the class which elected such manager. Generally, all matters to be decided by the Board of Managers must be approved by a majority of managers, although certain actions require a higher threshold.

No Public Market; Restrictions on Trading (page     )

    We must restrict transfers of the capital units in order to preserve our preferential single-level tax status. You will not be able to trade your capital units on any national securities exchange or in any over-the-counter markets. All transfers must be approved by the Board of Managers. We will generally approve sales or gifts of capital units to qualified family members and transfers upon death. You may also be able to transfer your units in large blocks if you are transferring at least 2% of the total outstanding capital units. In addition, you may be able to offer your capital units for sale through a matching service that we will operate, but there will be strict limits on total annual sales. This means that you may not be able to sell your capital units at the time or price you would like to, if at all.

RISK FACTORS

    You should carefully consider the risks described below before making a decision to invest in Great Plains Ethanol. For the reasons explained below, investing in Great Plains Ethanol involves a high degree of risk and therefore is not appropriate for you if you cannot afford to lose your entire investment.

Construction and Development Risks

    We are dependent upon Broin to design and build the ethanol plant, but we have not executed any definitive agreement with Broin.  We have a contract for future services with Broin for various design and construction services; however, Broin's obligation to build the proposed ethanol plant is not reflected in a binding definitive agreement. While we expect to execute the proposed design/build contract with Broin in sufficient time to secure our debt financing and close on this offering, there can be no assurance that the contract will be finalized. If Broin were to terminate its relationship with us, we might not be able to secure a suitable replacement and our business would be materially harmed.

    We are also dependent upon Broin's experience and ability to operate the proposed ethanol plant. If the plant is built and does not operate as we expect, we will rely on Broin to remedy any deficiencies or defects.

    Our agreements and understandings with Broin may not be as favorable to us as those we could have obtained from third parties, and any claims that we may have against Broin may be difficult for us to enforce.  We are heavily dependent upon the services that Broin is providing. Without these services, we will not be able to build our proposed ethanol plant. One or more representatives of Broin will serve on our Board of Managers. There is no assurance that our arrangements with Broin are as favorable to us as those we could have obtained from unaffiliated third parties for comparable services. Because of Broin's role in this project, and its representation on our Board of Managers, it could be difficult or impossible to enforce claims that we may have if, for example, Broin breaches agreements or understandings with us. If the proposed plant is not built on time or suffers from a defect due to alleged errors in design or construction, we would look to Broin to remedy any problem with the plant. Because of Broin's affiliation with us, it may be difficult to enforce any claims we may have arising from construction or operation of the plant.

    We may encounter defective material and workmanship from Broin.  Under the terms of the proposed design and construction contract, Broin warrants that the material and equipment furnished to build the ethanol plant will be new, of good quality, and free from defects in material or workmanship. Although Broin will, for a period of one year after substantial completion of the ethanol plant, correct all defects in material or workmanship at no additional expense to us, any defects in material or workmanship may cause substantial delay in the commencement of operation of the ethanol plant. If defects are discovered after operation, it may have a material adverse impact on our financial performance. If we encounter defects in material or workmanship prior to or after we commence operation, it could harm our business.

    We could face environmental issues that could delay or prevent construction or increase our costs.  Environmental issues regarding compliance with applicable environmental standards could arise at any time during the construction and operation of the plant. We may have difficulty obtaining the necessary environmental permits required in connection with the operation of the plant. As a condition of granting necessary permits, regulators could make demands that increase our costs of construction and operation.

    The condition of our construction site may differ from what we or Broin expect.  If Broin encounters concealed or unknown conditions, then it will be entitled to an adjustment in the contract price and time of performance if they adversely affect Broin's costs and performance time. By concealed or unknown conditions, we mean any concealed physical conditions at the site that materially differ from the conditions contemplated in the proposed construction contract, or any unknown conditions which differ materially from the conditions ordinarily encountered in similar work. Although the site will be inspected, concealed or unknown conditions are often very difficult to detect and there can be no assurance that we will not encounter concealed or unknown conditions.

    We must obtain liability insurance prior to the commencement of construction of the ethanol plant.  Prior to the commencement of construction of the ethanol plant, we must obtain and maintain liability and property insurance covering claims, injuries, losses and damages that arise as a result of the construction of the ethanol plant. We currently do not have any liability insurance and there can be no assurance that we will be able to obtain liability insurance on terms acceptable to us, or at all.

    Broin is not required to maintain any bond or performance security in connection with the construction of the ethanol plant.  Broin is not required to obtain any performance, labor or material payment bonds, or any other form of performance security. In the event of Broin's failure to perform or pay for labor or material it has procured, our only means of recourse will be from Broin. Although we believe that Broin will perform under the proposed construction contract, there can be no assurance that we will be able to recover damages from Broin if Broin does not perform.

    Acts, omissions, conditions or events beyond Broin's control may occur and could delay the completion of the proposed ethanol plant.  If Broin's completion of the ethanol plant is delayed due to any acts, omissions, condition, events or circumstances beyond its control, then the time for completion of the proposed ethanol plant will be reasonably extended. Although we will work diligently to prevent any delays, there can be no assurance that delays will not occur as a result of acts or circumstances that are within or beyond our control.

    All disputes arising from the proposed construction contract must be resolved by the parties or through mediation and arbitration.  If a dispute with Broin concerning construction of the proposed ethanol plant occurs, we may not bring action in court, but must instead first attempt to resolve the dispute with Broin through mediation. In the event the dispute is not settled in mediation, we will be required to submit the matter for resolution by arbitration in accordance with the Construction Industry Mediation Rules or the Arbitration Rules of the American Arbitration Association. The determination of the arbitrator will be final and may not be appealed to any court. If a dispute arises before completion of the proposed ethanol plant, this lengthy resolution procedure may cause significant delays in the completion of the ethanol plant, which may have a material and adverse impact on our business. Arbitration may not be as favorable to us as a local court in South Dakota might be.

    Construction could cost more than anticipated.  Broin and Associates will construct the plant and related facilities for a fixed price, based upon plans and specifications included in its bid. However, since the plans and specifications developed for the plant are only preliminary, the final contract price for the plant could be higher than our current estimate. Even after a final contract price is established, there could be cost overruns in connection with construction due to change orders approved by us, delays in completion of the plant due to various factors, including acts of God, destruction of the plant by fire or other hazards, and inability to obtain materials or labor or other factors.

    The project could suffer delays that could harm our business.  We have developed what we consider to be a reasonable timetable for completion of the financing, regulatory permitting and construction phases of our project. Our schedule depends upon how quickly we can close on this offering and obtain the debt financing we are seeking. Our timetable also depends upon weather and seasonal factors affecting construction projects generally.

    While we have no knowledge of any events or circumstances such as permitting delays, construction delays or other events that could hinder our schedule, delays often occur in connection with large-scale development and construction projects. The factors and risks described in this "Risk Factors" section, as well as changes in interest rates or changes in political administrations at the federal, state or local level that result in policy changes towards ethanol, could cause construction and operation delays. If it takes longer to complete the financing, obtain necessary permits or build the plant than we anticipate, we could be forced to seek additional sources of capital and our ability to sell ethanol products would be delayed, which would harm our business and reduce the value of your capital units.

    Certain material agreements are not final.  Some of the documents and agreements discussed in this prospectus are not yet final or executed, and certain proposals and plans that are discussed in this prospectus have not been implemented. The definitive versions of such agreements, documents, plans, or proposals may contain terms or conditions that vary significantly from the terms and conditions described in this prospectus and proposals, plans or agreements that are not yet in final form may not materialize or, if they do materialize, may not prove to be profitable. After we complete this offering, we will file reports with the Securities and Exchange Commission when any of such documents are finalized and they will be available for your review.

Offering-Related Risks

    We may not be able to collect on subscriptions from investors.  Only 10% of your subscription amount will be due at the time you submit your executed Subscription Agreement. The remainder will be due upon call of the Board of Managers. The minimum amount of this offering will be met if we receive subscriptions for $12.75 million, even if we have not actually received cash in that amount. We are subject to the risk that subscribers may default on their payment obligations under their Subscription Agreements. If a significant number of subscribers default and we are unable to enforce their obligations or sell additional capital units, we could have insufficient capital to complete the construction of the ethanol plant or insufficient ongoing adequate operating capital.

    We may not be able to complete the offering or complete the project.  The offering is made on a best efforts basis by our initial Board of Managers. If we do not receive the minimum investment amount by March 15, 2002, or if our Board of Managers terminates the offering prior to breaking escrow for any other reason, the escrow agent will return the entire amount of your subscription deposit that you have submitted to us, but you will not receive any interest for the time your deposit was held in escrow. We have never attempted to sell our capital units prior to this offering, and we cannot assure you that the minimum amount offered will be sold.

    If we decide not to proceed with the project at any time after we have completed the offering, the expenses of the offering and other costs of the project that have already been incurred will be paid before Great Plains Ethanol is liquidated and any remaining funds are distributed to members. We will return to you whatever portion of your deposit remains after paying certain expenses we have incurred in connection with this offering, in organizing our business, consulting fees, and printing and accounting fees and certain design, engineering and permitting fees and other fees, expenses and costs of Broin as approved by the Board of Managers. Our expenses and other liabilities could exceed the amount raised in the offering and you could lose your entire investment.

Debt-Related Risks

    We need third party debt financing to construct and operate the plant and that financing is not in place.  We intend to borrow approximately $27.5 million to $38.25 million for costs of construction and contemplated initial operation of the ethanol plant. We cannot assure you that we will be able to obtain any debt financing for the construction and initial operation of the ethanol plant, or that we will find it on satisfactory terms. The use of debt financing increases the risk that we will not be able to operate profitably because we will need to make principal and interest payments on the indebtedness. Debt financing will also expose you to the risk that your entire investment could be lost in the event of a default on the indebtedness and a foreclosure and sale of the ethanol plant and its assets for an amount that was less than the outstanding debt.

    Debt service and restrictive loan covenants could have important consequences.  It is possible that our debt service requirements may make us more vulnerable to economic or market downturns. If we are unable to service our debt, we may be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or seek additional equity capital. We cannot assure you that we can accomplish any of these strategies on satisfactory terms, if at all. In addition, the terms of any debt financing agreements we enter into will likely contain numerous financial, maintenance and other restrictive covenants. These covenants, among other things, may place limits on our ability to make cash distributions to members.

    To repay our debt, we will require a significant amount of cash and our ability to generate cash depends on many factors.  Our ability to repay our debt will depend on our financial and operating performance and on our ability to successfully implement our business strategy. We cannot assure you that we will be successful in implementing our strategy or in realizing our anticipated financial results. Our financial and operational performance depends on numerous factors, including prevailing economic conditions and on certain financial, business and other factors beyond our control. We cannot assure you that our cash flows and capital resources will be sufficient to repay our anticipated debt obligations. In the event that we are unable to repay or refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, our business would be adversely affected.

    If the maximum offering is not completed, it will increase our long-term debt.  This offering is made on a best efforts basis, and there is no assurance that the maximum number of capital units will be sold. If the maximum offering is not sold, we will have to incur additional debt in order to finance the construction and start-up costs of the project. This would increase our debt service obligations and make less cash available for distribution to our members.

Operating and Market Risks

    Operations costs could be higher than anticipated.  In addition to general market fluctuations and economic conditions, we could experience significant cost increases associated with the on-going operation of the plant caused by a variety of factors, many of which are beyond our control. These cost increases could arise from an inadequate supply and resulting increased prices for corn. Labor costs can increase over time, particularly if there is any shortage of labor, or shortage of persons with the skills necessary to operate the ethanol plant. Adequacy and cost of water, electric and natural gas utilities could also affect our operating costs. Changes in price, operation and availability of truck and rail transportation may affect our profitability with respect to the transportation of ethanol and other products to our customers.

    In addition, the operation of the ethanol plant will be subject to ongoing compliance with all applicable governmental regulations, such as those governing pollution control, ethanol production, grain purchasing and other matters. If any of these regulations were to change, it could cost us significantly more to comply with them. Further, other regulations may arise in future years regarding the operation of the ethanol plant, including the possibility of required additional permits and licenses. We might have difficulty obtaining any such additional permits or licenses, and they could involve significant unanticipated costs. We will be subject to all of those regulations whether or not the operation of the ethanol plant is profitable.

    Low ethanol prices could reduce profitability.  Prices for ethanol products can vary significantly over time and decreases in price levels could adversely affect our profitability and viability.

    Low gasoline prices could reduce profitability.  The price for ethanol has some relation to the price for gasoline. The price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol and adversely affect our operating results.

    We may not be able to sell all of our ethanol and DDGS at prices at which we can make a profit or to sell it at all.  We cannot assure you that we will be successful in selling and distributing the ethanol and DDGS produced at the ethanol plant at all or with sufficient success in order to generate profits or allow for distributions to our members.

    Increases in the production of ethanol could result in lower prices for ethanol and have other adverse effects.  We expect that existing ethanol plants will construct additions to increase their production and that new fuel grade ethanol plants will be constructed as well. We cannot provide any assurance or guarantee that there will be any material or significant increases in the demand for ethanol, so the increased production of ethanol may lead to lower prices for ethanol. The increased production of ethanol could have other adverse effects as well. For example, the increased production will also lead to increased supplies of co-products from the production of ethanol, such as DDGS. Those increased supplies could lead to lower prices for those co-products. Also, the increased production of ethanol could result in increased demand for corn which could in turn lead to higher prices for corn, resulting in higher costs of production and lower profits.

    Hedging transactions involve risks that could harm our business.  In an attempt to minimize the effects of the volatility of corn costs on operating profits, we will likely take hedging positions in corn futures markets. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities is dependent upon, among other things, the cost of corn and our ability to sell sufficient amounts of ethanol and DDGS to utilize all of the corn subject to the futures contracts. Although we will attempt to link hedging activities to sales plans and pricing activities, such hedging activities can themselves result in costs because price movements in grain contracts are highly volatile and are influenced by many factors which are beyond our control. We may incur such costs and they may be significant.

    We will operate in an intensely competitive industry and there can be no assurance that we will be able to compete effectively.  While we have identified potential markets for our products, there is no guarantee that we will be able to successfully penetrate those markets. The ethanol business is highly competitive, and other companies presently in the market, or that could enter the market, could adversely affect prices for the ethanol products we sell. Commodity groups in South Dakota and neighboring states have encouraged the construction of ethanol plants, and there are numerous other entities considering the construction of ethanol plants. Nationally, the ethanol industry may become more competitive given the substantial initial construction and expansion that is occurring in the industry. We will compete with other ethanol producers such as Archer Daniels Midland, Minnesota Corn Processors, and Cargill, among others, all of which are capable of producing significantly greater quantities of ethanol than the amount we expect to produce. In addition, there are several South Dakota, Minnesota and other Midwestern regional ethanol producers which have recently formed, are in the process of forming, or are under consideration, which are or would be of a similar size and have similar resources to us. In light of such competition, there is no assurance that we will be able to complete our project or successfully operate the ethanol plant if constructed.

    Ethanol competes with other fuel oxygenates.  The proposed ethanol plant will also compete with producers of other gasoline additives having similar octane and oxygenate values as ethanol, such as producers of MTBE. Many major oil companies produce MTBE and strongly support its use because it is petroleum-based. Alternative fuels, gasoline oxygenates and alternative ethanol production methods are also continually under development. The major oil companies have significantly greater resources than we have to market MTBE, to develop alternative products, and to influence legislation and the public perception about MTBE and ethanol. These companies also have sufficient resources to begin the production of ethanol should they choose to do so.

    Corn-based ethanol may compete with cellulose-based ethanol in the future.  Most ethanol is currently produced from corn—especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass such as agricultural waste, forest residue, municipal solid waste, and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas which are unable to grow corn. Although current technology is not sufficiently efficient to be competitive, the federal government anticipates these new conversion technologies will become viable ethanol production methods in the future. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. We do not believe it will be cost-effective to convert the ethanol plant we are proposing into a plant which will use cellulose-based biomass to produce ethanol.

    To produce ethanol we must purchase significant amounts of corn, which may be subject to disease and other agricultural risks.  Ethanol production at our proposed facility will require significant amounts of corn. Corn, as with most other crops, is affected by weather conditions. A significant reduction in the quantity of corn harvested due to adverse weather conditions, disease or other factors could result in increased corn costs with adverse financial consequences to us. Significant variations in actual growing conditions from normal growing conditions may adversely affect our ability to procure corn for the proposed plant. We also have no definitive agreements now, nor will we have in the future, with any corn producers (other than prospective Class A members) to provide corn to the proposed ethanol plant.

    Our business is sensitive to corn prices. When corn prices increase, we may not be able to pass on these increases to our customers.  Changes in the price of corn can significantly affect our business. In general, rising corn prices produce lower profit margins. This is especially true when market conditions do not allow us to pass along increased corn costs to our customers. Substantial increases in the price of corn in 1996 caused some ethanol plants to temporarily cease production or lose money.

    The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future. We cannot assure you that we will be able to offset any increase in the price of corn by increasing the price of our products. If we cannot offset increases in the price of corn, our financial performance may be materially and adversely affected.

    To produce ethanol, we will need a significant supply of water.  Water supply and water quality are important requirements to produce ethanol. We anticipate that our water requirements will be supplied through the drilling of our own wells or through the South Lincoln Rural Water System. We believe that there is a sufficient water supply to support the wells we will need, but we have not done any drilling or testing so we cannot assure you that there will be. The South Lincoln Rural Water System has indicated to us that it believes it has the ability to dig and maintain its own wells and to build a minimum of six miles of pipeline to transport the water to the plant to meet the proposed ethanol plant's water supply needs; however, we have no binding contract with the South Lincoln Rural Water System.

    We expect that the South Lincoln Rural Water System and the proposed wells will provide all of the water that we will need to operate the proposed ethanol plant and that such water will be of an adequate quality, but our estimates regarding water needs could be incorrect or the water quality may be inadequate. If we need more water, we will be forced to find other sources and this could require us to spend additional capital which could harm our business and its prospects. If the water quality is bad, we may, at greater cost to us, need to treat the water, find another source or change the plant site. We cannot assure you that we will be able to find alternate sources of water at commercially reasonable prices, if at all.

    Interruptions in our supply of energy could have a material adverse impact on our business.  Ethanol production also requires a constant and consistent supply of energy. If there is any interruption in our supply of energy for whatever reason, such as supply, delivery or mechanical problems, we may be required to halt production. If production is halted for any extended period of time, it will have a material adverse effect on our business. We plan to enter into agreements with local gas and electric utilities to provide our needed energy, but we cannot assure you that those utilities will be able to reliably supply the gas and electricity that we need. If we were to suffer interruptions in our energy supply, either during construction or after we begin operating the ethanol plant, our business would be harmed.

    Ethanol production is energy intensive, and we will need significant amounts of electricity and natural gas.  At the present time, we have no contracts, commitments or understandings with any natural gas supplier. We cannot assure you that we will be able to obtain a sufficient supply of natural gas or that we will be able to procure alternative sources of natural gas on terms that are satisfactory to us. In addition, natural gas and electricity prices have historically fluctuated significantly. Increases in the price of natural gas or electricity would harm our business by increasing our energy costs.

    We will also need to build approximately 12 to 13 miles of distribution pipelines for the transportation of natural gas. We expect that we or a third party will build, own and operate the pipeline, depending on which will produce the best economic result for us, but we have not entered into any agreements for the construction of the pipeline and we cannot assure you that we will be able to procure an agreement on terms acceptable to us, or at all.

    We will also need to purchase significant amounts of electricity to operate the proposed ethanol plant. We cannot assure you that any supplier will enter into an agreement on terms that are acceptable to us. If we cannot reach an agreement with an electricity supplier, our business and prospects could be materially harmed.

    Our business will not be diversified because it will be limited to the fuel grade ethanol industry.  Our business will be limited to the production and sale of fuel grade ethanol produced from corn and its co-product, DDGS. Our plant will not have the capability of producing industrial or food and beverage grade ethanol, which is used in such products as cosmetics, perfume, paint thinner and vinegar. We also do not intend to capture carbon dioxide, another co-product of the ethanol production process. The lack of diversification of our business may limit our ability to adapt to changing business and market conditions.

    Transportation costs are a significant factor in the price of ethanol.  Because ethanol cannot be shipped to its final destination by multifuel pipeline, ethanol must be blended with gasoline at a terminal while the final product is loaded into trucks. As a result, ethanol can only be transported long distances, such as from the Midwest to California, by rail or sea. These added transportation costs are a significant factor in the price of ethanol.

    We are heavily dependent upon several Broin affiliates and we could lose the services of any of those entities at any time.  We have a contract for future services with Broin and Associates and its affiliates for the design and construction of the ethanol plant, and Broin Management will serve as our Managing Member and operate the ethanol plant. We also have agreements with Ethanol Products, LLC and Dakota Commodities, a division of Broin Enterprises, Inc., for the marketing and sale of the fuel grade ethanol and DDGS that we intend to produce at the ethanol plant. If any of those Broin entities terminates its contract or becomes unable to provide any of its services, it could cause substantial harm to our business and could cause us to terminate the project. We may not be able to find any suitable replacements for those services or we may not be able to find them at a satisfactory or reasonable cost to us.

    Technological advances could make the plant obsolete.  Technological advances in the processes and procedures for processing ethanol should be expected. It is possible that those advances could make the processes and procedures that will be utilized at our ethanol plant to become obsolete or cause the ethanol produced at the plant to be of lesser quality than plants which utilize any new advanced technology. Under the terms of our Operating Agreement, Broin is required to provide technological assistance to address such developments; however, we cannot assure you that we will be able to maintain a sufficient level of technology or that we can do it at a reasonable cost. It is also possible that technological advances in engine and exhaust system design and performance could reduce the use of oxygenates.

    We have no operating history.  Because Great Plains Ethanol is a newly formed company that has no operating history, purchasing capital units involves a high degree of financial risk. We cannot assure you that we will be successful in completing and operating the plant or in marketing our products. Further, our initial Board of Managers, other than Jeff Broin, has no material experience in the ethanol industry, and may be unable to successfully manage our business.

    Our financial forecasts may not turn out to be accurate.  The financial forecasts attached hereto as Appendix C are based on information and factual assumptions of our Board of Managers and Managing Member. Many of such factual assumptions and estimates can neither be accurately predicted or in any way controlled. Estimates of the availability of distributions from operations may be greater than distributions warranted by actual operations and expenses. Consequently, we provide no assurance that our actual results will be as forecasted or that our operations will generate any cash flow.

Government and Regulatory Risks

    Our business is subject to extensive environmental regulations and complying with these regulations can be costly and unpredictable.  The failure to comply with or the need to respond to threatened actions involving environmental laws and regulations may adversely affect our business, operating results or financial condition. Environmental issues regarding compliance with applicable environmental standards could arise at any time during the construction and operation of the plant and we may have difficulty obtaining the environmental permits we require. As a condition of granting necessary permits, regulators could make demands that increase our costs of construction and operation.

    Other legislative or regulatory developments could adversely affect the ethanol business.  The regulation of the environment is a constantly changing area of the law. It is possible that more stringent federal or state environmental rules or regulations could be adopted which could increase our operating costs and expenses. It is also possible that federal or state environmental rules or regulations could be adopted which have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding the required oxygen content of automobile emissions could have an adverse effect on the ethanol industry. On April 12, 1999, California requested a waiver from the Environmental Protection Agency of the oxygenated fuel requirement of the 1990 Clean Air Act Amendments. To date, California has not been granted the waiver it requested. If any state were to receive such a waiver, it would likely harm the ethanol industry's efforts to expand into markets in that state to a significant degree.

    If tax incentives were terminated, it would likely adversely affect our business.  There are various federal and state laws and regulations and programs which have led to the increasing use of ethanol in fuel, including various subsidies and other forms of financial incentives. Some of these laws provide economic incentives to produce ethanol and some of these laws mandate the use of ethanol. The revocation or amendment of any one or more of those laws, regulations or programs could adversely affect the future use of ethanol in a material way, and we cannot assure you that any of those laws, regulations or programs will be continued. Government support of the ethanol industry could change and adversely affect the profitability and viability of our business. Congress and state legislatures could remove economic incentives and mandates for the use of ethanol. For example, the federal partial excise tax exemption and credit programs will expire in September 2007, unless subsequent legislation is enacted to extend the program beyond that date. Failure to renew this program would likely adversely affect Great Plains Ethanol's profitability, which could decrease cash available for distribution to members and lower the value of your capital units.

    Other laws and circumstances regarding the ethanol industry may change in possibly adverse ways.  The federal and state regulation of environmental, health and safety matters and the automotive and fuel industries have undergone substantial changes over the years, and further changes should be expected. It is impossible, however, to predict what changes will occur, or the effect of such changes on our business and the ethanol industry in general. The effects could be substantial and adverse.

Federal Income Tax Risks

    If Great Plains Ethanol is treated as a corporation for federal income tax purposes, the capital units could decline in value.  Great Plains Ethanol expects that it will be treated as a partnership for federal income tax purposes. This means that we will pay no income tax at the company level and members will pay tax on their proportionate share of the company's net income. We cannot assure you, however, that the company will always be treated as a partnership in the event there are changes in the law or IRS interpretations, or trading in capital units that could result in classification of the company as a publicly traded partnership.

    If Great Plains Ethanol is treated as a corporation rather than a partnership for federal income tax purposes, we would pay tax on our income at corporate rates and no income, gains, losses, deductions or credits would flow through to our members. Currently, the maximum effective federal corporate rate is 35%. In addition, distributions would generally be taxed to members upon receipt as corporate dividends. Because a tax would be imposed upon Great Plains Ethanol at the entity level, the cash available for distribution to members would be reduced by the amount of the tax paid. Reduced distributions could reduce the value of your capital units.

    Tax liabilities may exceed cash distributions.  The taxable income of Great Plains Ethanol allocated to you could exceed any cash distributions you may receive from Great Plains Ethanol. This may occur if the Board of Managers determines that the cash generated by the business is needed to fund our activities or other obligations, rather than being available for distribution to our members, or if we are prohibited from making distributions pursuant to our Operating Agreement or the terms of our debt financing. It is possible that you may not receive distributions sufficient to pay the tax liability attributed to you, and therefore you may be forced to pay tax liabilities out of your personal funds.

    You may not be able to fully deduct your share of Great Plains Ethanol's losses or your interest expense.  Owning capital units of Great Plains Ethanol will likely be treated as a "passive activity." This means that your share of any loss incurred by Great Plains Ethanol will be deductible only against your income or gains from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. Upon disposition of your entire interest in a passive activity to an unrelated person in a taxable transaction, you may then deduct suspended losses with respect to that activity.

    If you have borrowed money to purchase capital units, you may not be able to deduct the related interest expense because it must be aggregated with other items of income and loss that you have independently experienced from passive activities and subjected to the passive activity loss limitation.

    The IRS may challenge our allocations of income, gains, losses, deductions and credits.  Our Operating Agreement provides for the allocation of income, gains, losses, deductions and credits among members. The rules regarding partnership allocations are complex. It is possible that the IRS could successfully challenge the allocations provided for in our Operating Agreement and reallocate items of income, gains, losses, deductions or credits in a manner which reduces deductions or increases income allocable to you, which could result in additional tax liabilities. See "Federal Income Tax Consequences—Allocations and Distributions Following Unit Transfers."

    Because we are treated as a partnership for federal income tax purposes, the IRS may audit your tax returns if an audit of our tax returns results in adjustments.  The IRS may audit our tax returns and may disagree with the tax positions taken on our returns. If challenged by the IRS, the courts may not sustain the position we take on our tax returns. An audit of our tax returns could lead to separate audits of your tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. This could result in tax liabilities, penalties and interest to you.

    The tax laws may change to our detriment.  It is possible that the current federal and state tax treatment of Great Plains Ethanol, or of an investment in our capital units, will be modified by subsequent legislative, administrative or judicial action. Any such changes could significantly alter the tax consequences of and decrease the after tax return on your investment in our capital units.

Other Investor Risks

    We may use the proceeds of this offering to pay for our expenses even if the project is terminated.  If we raise the minimum required equity in this offering and the other conditions to closing are satisfied, we will be able to break escrow and pay for our incurred expenses, even if we are later unable to complete construction and operate the plant or the project is terminated for any other reason. If this occurs, you will not receive back your entire investment. We will first pay all of the expenses and liabilities incurred in connection with this offering, in organizing our business, consulting fees, and printing, accounting and legal fees, and certain design, engineering and permitting costs of Broin as approved by the Board of Managers. You may lose your entire investment.

    Corn delivery requirement is absolute.  All Class A members of Great Plains Ethanol must deliver corn to Great Plains Ethanol in accordance with the terms and conditions of the Corn Delivery Agreement. A Class A member's obligation to deliver corn is absolute, even if the Class A member is unable to produce the amount of corn required to be delivered to Great Plains Ethanol. For example, if you lose your entire corn crop or the yield of your corn crop is reduced due to adverse weather, environmental or other conditions or occurrences, or if your corn crop is insufficient for any other reason, you may need to purchase corn in the open market to meet your delivery obligations to us.

    Purchase of corn from Class A members will not begin until 2003 at the earliest.  We do not have any obligation to purchase corn from any Class A member until after the ethanol plant has been constructed and is otherwise operational. If current estimates are met, which may not happen, the ethanol plant will not be operational until at least the summer of 2003, so you will not be able to sell and deliver corn to us until at least that time. Also, as provided in the Corn Delivery Agreement, we may reduce the number of bushels of corn we purchase from our Class A members, on a pro rata basis.

    If you borrow money to purchase capital units, you must repay those loans even if you lose your entire investment.  An investment in our capital units is a high risk, speculative investment. Some investors may choose to borrow the money necessary to purchase capital units. If you obtain a loan, you will be responsible for paying that loan regardless of whether the ethanol plant is constructed or is profitable, and regardless of whether you ever receive any distributions. You should carefully consider whether you should borrow money to purchase capital units.

    You will be bound by our Operating Agreement.  We will be governed primarily according to the provisions of our Operating Agreement and the South Dakota limited liability company statute. This document contains provisions relating to, among other things, election of managers, restrictions on transfers, member voting and other important matters. If you invest in Great Plains Ethanol, you will be bound by this document. You should carefully review the information provided under "Description of Capital Units and Operating Agreement" and the Operating Agreement itself.

    We may redeem your capital units and keep your 10% deposit if you do not pay the balance due on your subscription.  If you cannot or are unwilling to pay any installments due under your Subscription Agreement, we may bring a lawsuit against you to collect those amounts. We also will have the right to redeem your capital units and retain all payments you have made under the Subscription Agreement as liquidated damages.

    There is no public market for the capital units.  There is currently no market for our capital units. We do not intend to apply for listing of the capital units on any stock exchange or on The Nasdaq Stock Market. Our Operating Agreement contains extensive restrictions on transfer of the capital units. In addition, transferability of the capital units is restricted by federal and state law. It may be difficult or impossible for you to liquidate your investment when you desire to do so. Therefore, you may be required to bear the economic risks of the investment for an indefinite period of time.

    There are significant restrictions on transferring the capital units.  To maintain preferential partnership tax status, the capital units may not be traded on an established securities market or readily tradeable on a secondary market. To help ensure that a market does not develop, our Operating Agreement prohibits transfers other than through the procedures specified in our Capital Units Transfer System. Under this system, the Board of Managers will generally approve transfers that fall within "safe harbors" contained in the publicly traded partnership rules under the federal tax code. Permitted transfers include transfers by gift or sale to qualified family members, transfers upon death of a member and transfers in amounts exceeding 2% of the total outstanding capital units. We will also operate a matching service, which you may use to attempt to sell your capital units. If you transfer units in violation of the publicly traded partnership rules or without the prior written consent of the Board of Managers, Great Plains Ethanol will consider the transfer to be null and void and we will have the option to redeem your capital units. These restrictions on transfer could reduce the value of our capital units.

    We determined the offering price arbitrarily.  We determined the offering price for the capital units arbitrarily. The offering price has no relation to traditional measures of value of securities such as book price or market price, and even if you are able to sell your capital units in our Capital Units Transfer System, there is no guarantee that you will be able to sell them at a profit or even at the price you paid.

    There are significant conflicts of interest in our business structure.  Although we do not believe any material conflicts of interest exist which in practice will be detrimental to our business, conflicts of interest do exist in the structure and operation of our business and we cannot assure you that these conflicts will not harm our business. The members of our initial Board of Managers have each purchased one Class D unit, which will automatically be converted into a Class C unit, for their own accounts, and may purchase additional Class A or Class C units on the same terms as any other investors. Any purchases of capital units by our managers or officers should not be relied upon as an indication of the merits of this offering. In addition, Broin will be a significant equity owner, will have the power to elect at least one representative to our Board of Managers and will have significant influence over our management and operations, which could result in conflicts of interest.

    Because our managers, officers and Broin are in a position to substantially influence our business, conflicts of interest may arise if they hold a substantial number of units. The interests of managers, officers or Broin may not be the same as yours. Any investments in capital units by family members or affiliates of a manager or officer could increase the risks discussed in this paragraph. The various conflicts are discussed in "Conflicts Of Interest" below.

CONFLICTS OF INTEREST

    Significant conflicts of interest exist in the structure and planned operation of Great Plains Ethanol. We describe the principal conflicts of interest in this section. Although we will examine these conflicts of interest from time to time, we have not established any formal procedures to address or resolve any conflicts of interest. While we do not expect these conflicts to interfere with the successful operation of the plant, conflicts of interest could have adverse consequences for us or you.

    The various Broin entities have different and conflicting financial interests.  As discussed elsewhere, Broin and Associates has played a significant role in preparing our business plan and will design and construct the ethanol plant. Broin Investments I will initially be our only Class B member, will have the power to elect the Class B representative on the Board of Managers, and may also be a Class C member. Broin Management will manage the plant and will be a Class C member, and Dakota Commodities and Ethanol Products will market the DDGS and ethanol produced at our plant. All of these companies are Broin entities and are commonly owned and controlled.

    Each Broin entity will receive compensation and fees for its services to Great Plains Ethanol, and Broin Investments I and Broin Management may receive distributions through their ownership of capital units. These relationships create conflicts of interest. For example, Broin Investments I will have a conflict of interest in making decisions in its capacity as a member of our company and as a participant on the Board of Managers, because those decisions may affect the compensation and fees to be received by other various Broin entities. Broin Investments will also similarly experience conflicts of interest in any decisions which need to be made regarding whether the various Broin related entities have complied with their agreements or whether to modify, extend or continue those contracts.

    In addition, Steven Sershen and Brian Minish, who are consultants with Val-Add Services, which is our project coordinator, have been involved with the various Broin entities on other ethanol projects, so Messrs. Sershen and Minish also may have conflicts of interest in providing consulting services and advice to us regarding this project and the various Broin entities. Mr. Minish is also serving as our Chief Executive Officer and Chief Financial Officer, which may create additional conflicts of interest.

    The various Broin entities may experience conflicts of interest due to the other businesses in which they are involved or interested.  The various Broin entities that will provide services to us are not required to devote their full time or attention to us, and they are and will continue to be involved in other ethanol related businesses and possibly other businesses or ventures, including ownership interests in other ethanol plants. The various Broin entities will therefore experience conflicts of interest in allocating their time and services between us and their various other business ventures. One or more of the Broin entities may have financial or other incentives to favor other businesses over us. For example, another ethanol plant in which they have a financial interest may be more successful than we are, and that fact may cause the Broin entities to devote more time and attention to that other plant. The various Broin entities' other businesses and ventures may also cause them to not have sufficient time to properly and fully fulfill their various duties and obligations to us. Nonetheless, Broin has represented to us that it will devote sufficient time to our project so as not to compromise its success.

    Key persons of the various Broin entities may be lost and may also have conflicts of interest.  The various Broin entities each rely upon key persons for the proper operation of their businesses. There is no assurance or guarantee of their continued services to the various Broin entities, and those persons may also provide services to others. The conflicts of interest noted in the immediately preceding paragraph are therefore also applicable to those persons.

    The fees payable to Broin Management may cause conflicts of interest for Broin Management in making marketing decisions.  A portion of the fee payable to Broin Management is an annual incentive fee paid on a trimester basis. The incentive fee is based upon the net income of the plant. This fact could motivate Broin Management to defer or make certain business decisions during a particular trimester in order to maximize its fee instead of our long-term best interests. Broin Management may also experience conflicts of interest in rendering its management advice and services given the compensation and fees that we will pay to the various other Broin entities, especially if the management advice would result in a lowering of the compensation or other fees payable to the other Broin entities. Also, you should note that the monthly management fee is payable whether the plant is profitable or not.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING INFORMATION

    This document contains forward-looking statements involving future events, future business and other conditions, our future performance, and our expected operations. These statements are based on management's beliefs and expectations and on information currently available to management. Forward-looking statements may be found under "Prospectus Summary," "Management's Plan of Operation," "Business" and under Appendix C—"Financial Forecasts." Forward-looking statements may include statements in which Great Plains Ethanol uses words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "predict," "hope," "will," "should," "could," "may," "future," "potential," or the negatives of these words, and all similar expressions.

    Forward-looking statements involve numerous assumptions, risks and uncertainties. Important factors that could significantly affect our current plans, anticipated actions and future financial condition and results include, among others, those set forth under the heading "Risk Factors." Our actual results or actual business or other conditions may differ materially from those contemplated by any forward-looking statements and we are not under any duty to update the forward-looking statements contained in this prospectus. We cannot guarantee our future results or performance, or what future business conditions will be like. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this document.

MANAGEMENT'S PLAN OF OPERATION

Overview

    We are a development stage start-up company. We are planning to build a 40 million gallon ethanol plant and to produce ethanol and DDGS. We hope to complete this offering and to obtain debt financing by the summer of 2001, although if we have not received the minimum offering amount, the completion of the offering may be delayed until the fall of 2001 or the winter of 2002. We plan to start construction in the spring or summer of 2002. It will take approximately 14 to 16 months from the time we complete site preparations and begin pouring concrete to complete construction of the proposed plant. We have entered into a contract for future services with Broin and Associates to design and build the plant. Broin Management is our Managing Member and will be responsible for our day-to-day operations.

    We have entered into agreements with Broin affiliates to market and sell all of the ethanol and DDGS we produce. We do not intend to hire a sales staff to market any of our products. Broin will be paid commissions under our marketing contracts with them to market and sell our products. As the Managing Member, Broin Management will also be responsible for hiring and supervising all of our staff with respect to the direct operations of the proposed ethanol plant, including receiving, production and shipping.

    Our fiscal year will end on December 31 of each year.

Use of Proceeds; Acquisition of Land and Plant Construction

    We plan to use the proceeds from this offering, as well as funds from lenders and government sources to acquire land and construct the plant and other facilities. A portion of the proceeds will also be used to purchase the initial inventory of corn, chemicals, yeast and denaturant, our major raw materials and to cover our other operating costs until we begin collecting receivables. We anticipate that a total of $52 million of capital will be necessary to purchase the real estate, build the plant, make the necessary capital improvements, purchase the machinery, equipment and initial inventory, and cover start-up, financing and offering expenses. We believe a minimum equity investment of $12.75 million of the total capital will be necessary in order to obtain the additional debt financing required to fund these expenditures.

Three Year Plan of Operations

    We expect to spend approximately 24 of the next 36 months in design, development and construction. Assuming the successful completion of this offering and the related debt financing, we expect to have sufficient cash on hand to cover construction costs including, but not limited to, site acquisition and development, installation of utilities, construction, equipment acquisition and interest accrued during construction. In addition, we expect to have enough cash to cover our operating and administrative costs for the first few weeks of operations until we begin collecting payment on our accounts receivable. Such costs include raw materials, staffing, office costs, audit, legal, regulatory compliance and staff training, and to pay expenses related to our debt financing and this offering.

    The following is our estimate of sources of funds and various costs for approximately the next 24 months until operations begin. Our actual expenses could be much higher due to a variety of factors described in the section entitled "Risk Factors." All of our sources of funding are only estimates. We have no commitments or agreements with any third party to provide us with these funds.

Sources of Funds

	Total Minimum Offering	Total Maximum Offering
Equity Offering	$12,250,000	$23,500,000
Debt Financing	38,750,000	27,500,000
Tax Increment Financing	1,000,000	1,000,000

Total sources of funds:	$52,000,000	$52,000,000

Uses of Funds

Acquisition of Real Estate	$288,000
Construction Costs:
Broin construction contract (including site improvement, plant construction, machinery and equipment)	45,750,000
Spare parts—Process Equipment	250,000
Construction contingency	450,000

46,450,000
Start-up Costs:
Raw materials:(1)
Corn	1,200,000
Chemicals, Yeast, Denaturant	500,000
Other operating costs during pre-production period	500,000

2,200,000
Management and Consulting Costs:
Consulting fees(2)	86,000
Management costs(3)	72,000

158,000
Financing Costs:
Loan fees	200,000
Legal fees	25,000
Related expenses(4)	50,000

275,000
Offering and Organizational Costs:
Legal fees and expenses	150,000
Accounting fees and expenses	55,000
Printing and distribution expenses	29,000
Advertising	20,000
Miscellaneous filing fees and other expenses	25,000

279,000
Capitalized Interest(5)	1,100,000
Working Capital	1,250,000

Total Uses of Funds	$52,000,000

(1)
Consists of costs of raw materials inventory and sufficient raw materials to commence production and operate until the Company begins collecting its accounts receivable.

(2)
Consists of fees of $1,500 per month to the Company's project coordinator, Val-Add Service Corporation, for an estimated 24 months, plus a bonus of $50,000.

(3)
Consists of salary of $3,000 per month to Brian Minish for his services as Chief Executive Officer and Chief Financial Officer for an estimated 24 months.

(4)
Consists of costs of title insurance, real estate appraisal, Phase I environmental testing and similar measures that a lender is expected to require to secure the debt financing.

(5)
Consists of interest on debt financing accrued during development and construction phases as described elsewhere in this prospectus, which is payable upon commencement of operations.

Administration

    We are currently operating out of a temporary office in Lennox, South Dakota. Once the plant is complete, our offices will be located at the plant site. We currently do not have an office staff or general manager, and we do not expect to retain either until a few months prior to starting operations in the summer of 2003. We are dependent entirely on our Board of Managers, our Chief Executive Officer and Chief Financial Officer, our outside legal counsel and an outside accounting firm for maintenance of books and records. As part of Broin's responsibilities as Managing Member, Broin will be responsible for hiring and training a general manager, who will be an employee of Broin, as well as hiring and training our office staff and production workers in sufficient time before the start of plant operations. However, there can be no assurance that Broin will be able to retain qualified individuals.

Operating and Financing Expenses

    As we draw closer to the start of operations, we expect to incur various operating expenses, such as salaries of the office staff and production workers. Along with operating expenses, we anticipate that we will have significant expenses related to financing and interest. We have allocated funds in our capital structure for these expenses; however, there can be no assurance that the funds allocated will be sufficient to cover these operating expenses. We may need additional funding to cover these costs if sufficient funds are not retained up-front or if costs are higher than expected.

Employees

    Broin Management will select a general manager to oversee and be responsible for operations and production on a day-to-day basis. The general manager will be a full-time, on-site position, although the general manager will actually be a Broin employee. Broin will hire the general manager when, in their discretion, it becomes necessary. Broin estimates that it will occur approximately 9 months before the plant becomes operational. In addition, we estimate that we will employ 33 full-time or full-time equivalent employees once the plant is operational, including an operations manager, a maintenance manager, a microbiologist, a chief mechanical operator, plant operators, plant maintenance personnel, an accountant, a receptionist and a secretary. Our annual payroll is estimated to be approximately $1,300,000 (not including the general manager's salary to be paid by Broin).

Liquidity and Capital Resources

    We are seeking to raise $12.75 million minimum and $23.5 million maximum in this offering. The offering proceeds will be placed in an escrow account with Dakota Heritage State Bank in Chancellor, South Dakota until the offering is complete. We also anticipate that we will receive approximately $1,000,000 in proceeds from tax increment financing from Turner County, South Dakota, the proposed location of the ethanol plant.

    We hope to attract debt financing from a lender to complete the project; however, we do not currently have any financing commitments. We have engaged Val-Add Service Corporation to attempt to obtain such loans. You can read about Val-Add under "Management—Project Coordinator." Completion of the project depends on our ability to obtain these loans and close on this offering. We will not close on the escrow account until we have a commitment letter from a lender to provide our required debt financing. If we cannot close on our debt financing before March 15, 2002, we will return the proceeds raised in this offering to you without interest.

    We expect that the entire $27.5 million to $38.75 million construction loan will be secured by all of our real property, equipment, receivables and inventories. We expect to pay prime rate plus 50 basis points on the loan, plus annual fees for maintenance and observation of the loan by the lender, with no principal or interest becoming due until construction is complete. We expect that our debt financing will consist of a net project loan with a term of 136 months, comprised of a construction loan for 14 months and a permanent loan for a term of 120 months, with repayment terms consisting of 120 fixed monthly payments of principal and interest beginning after operations commence. If the project suffers delays or interest rates increase, the payment of additional interest could adversely affect our business.

Dilution

    Our current outstanding equity consists solely of the 16 Class D units issued to each of the 15 members of our initial Board of Managers and to our Managing Member at a price of $100 per unit. Each outstanding Class D unit will be automatically converted into one Class C unit upon the completion of the offering. As of December 31, 2000, the outstanding Class D units had a net tangible book value (deficit) of $(68,850) or $(4,303) per unit.

    The offering price of $5,000 per capital unit substantially exceeds the net tangible book value per unit of the Class D units. Therefore, upon completion of the offering, the members of our initial Board of Managers and our Managing Member as a group will realize an immediate increase of $77,911 in the net tangible book value of their Class D units, or $4,869 per unit, if the minimum offering amount is sold, and $78,134, or $4,883 per unit, if the maximum offering amount is sold. If you purchase capital units in this offering, you will realize an immediate decrease of $30.55 per unit in the net tangible book value of your capital units if the minimum is sold, and $16.62 if the maximum is sold. However, because the Class C units issuable upon conversion of the Class D units will represent only 0.62% of the total outstanding capital units if the minimum offering is sold, or 0.34% if the maximum is sold, the total dilution to investors is insignificant.

    We may seek additional equity financing in the future, which could cause additional dilution to investors in this offering, and a reduction in your percentage equity interest. If you invest in this offering, you will not have any preemptive rights to purchase additional units in any subsequent offering to preserve your ownership percentage.

Distribution Policy

    We have not declared or paid any distributions on our capital units. We do not expect to generate earnings until the proposed ethanol plant is operational, which we do not expect to occur until the summer of 2003. After operation of the proposed ethanol plant begins, we will be required, under our Operating Agreement and subject to any loan covenants or restrictions with our lenders, to distribute a minimum of 20% of our net cash from operations each year to our members in proportion to the number of units held, provided that our net cash from operations exceeds $500,000 for the year and that any such distribution would not trigger a default under the terms of any of our loans or credit facilities. By "net cash from operations," we mean the gross cash proceeds from our operations, sales, and other dispositions of assets, including but not limited to investment assets (but not including sales and other dispositions of all or substantially all of the assets of the company), less the portion thereof used to pay, or set aside for, all of our expenses, debt payments, capital improvements, replacements and contingencies, as determined by our Board of Managers. Any additional distributions will be solely in the discretion of the Board of Managers and we cannot assure you that we will ever be able pay any distributions to our members.

Audited Financial Statements

    Great Plains Ethanol was formed on December 20, 2000 and has not been an operating entity. Great Plains Ethanol has no substantial assets and has earned no income from operations, although we have received some grants and funds from the issuance of Class D units to the initial members of the Board of Managers and Broin Management to cover some of our organizational expenses and start-up costs. The additional expenses we have incurred will be paid from funds received from the sales of Class A, B, and C capital units in this offering. Current financial statements audited by Eide Bailly LLP, Eden Prairie, Minnesota are located under Appendix B, attached hereto and incorporated by reference.

Forecasted Financial Information

    Because Great Plains Ethanol has no operating history, our historical financial information does not provide meaningful information regarding future operations. Accordingly, Broin Management has prepared financial forecasts based upon the current assumptions of our Board of Managers and Broin as to future operations, market conditions and other variables. These forecasts are included under Appendix C to this prospectus. However, due to the lack of publicly available data on comparable businesses and because construction will not begin until spring 2002 at the earliest, with operations to start over a year later, the forecasts are necessarily imprecise and uncertain. Further, numerous intervening factors beyond our control could render our underlying assumptions inaccurate, resulting in materially different operating and other business conditions. The forecasts are not a representation by Great Plains Ethanol that the forecasted results will actually be achieved. We cannot assure you that we will achieve the forecasted results or that our operations will ever become profitable.

BUSINESS

Background—The Ethanol Industry

    Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass. Although ethanol can be produced from a number of different types of grains, such as wheat and sorghum, as well as from agricultural waste products such as sugar, rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes, approximately 90% of ethanol in the United States today is produced from corn because corn produces large quantities of carbohydrates, which convert into glucose more easily than other kinds of biomass. A typical bushel of U.S. Number Two Corn weighs approximately 54 pounds and typically yields 2.65 gallons of undenatured fuel ethanol. Current annual domestic ethanol production is approximately 2 billion gallons.

    Ethanol contains 35% oxygen by weight. When combined with gasoline, ethanol acts as an oxygenate, which is to say it increases the percentage of oxygen in gasoline. As a result, the gasoline burns more cleanly, and releases less carbon monoxide and other exhaust emissions into the atmosphere. Oxygenated gasoline is commonly referred to as reformulated gasoline or "RFG." Although not all scientists agree about the existence or extent of environmental benefits associated with the use of ethanol, the use of ethanol is commonly viewed as a way to improve the quality of automobile emissions.

    The Federal Clean Air Act.  The use of ethanol as an additive to gasoline was stimulated by the Federal Clean Air Act, which was significantly amended in 1990. The 1990 amendments mandated the use of oxygenated fuels (with a minimum of 2.7% oxygen by volume) in specific regions of the United States during the winter months to reduce carbon monoxide. Cities, regions and states not meeting minimum clean air standards for these pollutants must require the use of cleaner-burning fuels. Accordingly, they require that oxygenates be added to gasoline sold in these locations.

    Ten major U.S. metropolitan areas are out of compliance with the Clean Air Act standards and are required to use RFG year-round. Other areas are only required to use RFG during the winter months. Fourteen states and the District of Columbia have voluntarily chosen to use RFG to help achieve their clean air goals.

    Approximately 35% of the gasoline sold in the U.S. contains oxygenates. Currently, the most common oxygenate is methyl tertiary butyl ether, or MTBE. MTBE, a petroleum-based product, is produced from methanol and natural gas and is largely imported from the Middle East. About 13% of the nation's RFG uses ethanol as an oxygenate and MTBE makes up the vast majority of the balance. However, since MTBE was introduced and has become a commonly used oxygenate, MTBE has been found in well water, lakes and streams. While MTBE has not been classified as a carcinogen, it has been shown to cause cancer in animals and its continued use has raised serious environmental concerns. On March 26, 1999, the Governor of California issued an order requiring all MTBE to be phased out of gasoline sold in California by December 31, 2002. After California's actions, a national debate about the use and possible danger of MTBE began.

    New York passed a law prohibiting the sale of MTBE beginning January 1, 2004. Arizona is developing a plan for a complete MTBE phase out. Iowa banned the sale of gasoline containing more than trace amounts of MTBE effective July 1, 2000. And, on March 20, 2000, the Environmental Protection Agency called for MTBE to be banned or have its use significantly reduced because of environmental problems associated with its use as a fuel oxygenate.

    Governmental Incentives.  Recognizing the need for a cleaner source of energy, and appreciating that ethanol is also renewable and can be produced in the United States, legislators have created federal and state incentives for ethanol production. These tax incentives allow the ethanol industry to compete successfully in domestic fuel markets with gasoline blended with MTBE produced by the oil industry. Although the regulatory program is complicated and there are other federal tax incentives for ethanol production, the most important incentive for our proposed ethanol plant and our anticipated customers is the partial exemption from the federal excise tax on gasoline.

    The 5.3 cents per gallon partial exemption from the federal excise tax on gasoline is for alcohol fuels such as ethanol that are produced from biomass and used as fuels. Currently, if gasoline contains up to 10% ethanol produced from biomass, then the gasoline is exempt from 5.3 cents of the 18.4 cents per gallon federal excise tax. This exemption will be reduced from 5.3 cents per gallon to 5.2 cents per gallon for the years 2003 and 2004 and 5.1 cents per gallon for 2005, 2006 and 2007, when the current legislation is scheduled to expire.

    There is also a federal small producer tax credit, but we do not believe that we will qualify for the small producer tax credit because our anticipated annual production capacity of 40 million gallons exceeds the small producer 30 million gallon limit.

    In addition to the federal fuel tax exemption, South Dakota provides an incentive production payment to ethanol producers. The production incentive consists of a direct payment to South Dakota ethanol producers of up to $.20 per gallon, which is divided among producers of fuel ethanol within South Dakota up to a maximum of 5 million gallons per year with a maximum of $10 million over the life of a plant. Accordingly, the maximum amount a South Dakota ethanol producer can currently receive in a year is $1 million. These incentive payments are funded through various state legislative allocations. Although it is possible that the legislated allocations may be insufficient in a particular year to pay the maximum amount of incentive payments to all qualified producers, historically, sufficient funds have generally been available to pay the maximum amount available to all qualified producers and we believe that support for ethanol production will continue in the state legislature.

    Industry Growth.  Because of federal and state policies promoting cleaner air and the state and federal tax and production incentives mentioned above, the ethanol industry has grown substantially in recent years. Currently, U.S. ethanol plants produce 2 billion gallons of ethanol annually, compared to only 175 million gallons in 1980. There are more than 55 ethanol production facilities located in the United States, with the great majority of them located in the Midwest in the corn-producing states of Illinois, Wisconsin, Minnesota, Iowa, North Dakota, South Dakota, Nebraska and Kansas. South Dakota currently has three plants producing approximately 28 million gallons of ethanol annually from over 10 million bushels of corn and two more plants under construction that will each produce 40 million gallons annually.

    In addition, automobile companies have begun developing ethanol-friendly vehicles. Gasoline blends containing up to 10% ethanol are approved under the warranties of most major domestic and foreign automobile manufacturers marketing vehicles in the United States, and many recommend the use of cleaner burning fuel, such as ethanol, in their vehicle owner manuals. Similarly, most major manufacturers of power equipment, motorcycles, snowmobiles and outboard motors endorse the use of ethanol blends in their products. In the last several years, automobile companies have introduced a growing number of flexible fuel vehicles that operate on fuel mixtures of up to 85% ethanol. In addition, ethanol industry advocates have developed new diesel fuels, commonly referred to as "OxyDiesel," which are a blend of diesel fuel and ethanol.

The Ethanol Plant and Production Process

    We plan to generally have corn delivered by semi-trailer trucks, although we will also have facilities to have corn delivered by rail, if necessary. Upon receipt, the corn is first weighed and tested, then put in a storage bin. The corn is then conveyed to a scalper to remove rocks and debris, then sent to a processing bin. Next, the corn is transported to a hammer-mill or grinder where it is ground into flour and conveyed into a tank for enzymatic processing.

    An ethanol plant is essentially a fermentation plant. The ground corn, which contains starch, is mixed with water to form a mash. The mash is heated and enzymes added to convert the starch into fermentable sugars. Fermentation occurs when yeast is added to convert the sugars into ethanol and carbon dioxide. The carbon dioxide may either be captured and sold, if nearby markets exist, or harmlessly released into the atmosphere. Fermentation produces a mixture called "beer," which contains about 10% ethanol and 90% water. The "beer" is then boiled in a distillation column to separate the water, resulting in ethyl alcohol that is 90 to 95% pure. The mixture then goes through a dehydration process, which increases the alcohol content to 99% or greater. This product is then mixed with a certified denaturant to make the product impotable and commercially saleable.

    The solids removed during the distillation process are centrifuged and then conveyed to the DDGS dryer system. A syrup is added to the mixture as it enters the dryer, where moisture is removed. This process produces DDGS. You can read more about DDGS, an animal feed supplement, below under "Additional Products."

    We have retained Broin to design, build, manage and operate our proposed ethanol production facility. Broin's extensive experience and its other relationships with us are described below under the section entitled "Broin." See also "Conflicts of Interest" for more information about Broin.

    We have acquired an option to purchase approximately 120 acres of farm land located in Turner County, South Dakota. The site was selected by our Board of Managers and is large enough to provide for expansion. We paid $500 for the option and have until October 31, 2002 to exercise it and purchase the land. The option price is $2,400 per acre or approximately $288,000 total. The option allows the current owner of the property to lease the land to a third-party tenant for the 2001 crop season, but not in 2002 without our prior written consent.

    We anticipate entering into a design/build contract with Broin to design and construct the plant. Broin has provided us with an estimated construction cost of approximately $46,450,000 for a turn-key plant, including site preparation, design and construction and all machinery and equipment. This price may be adjusted up or down depending upon the final plant design and negotiations with Broin. In addition to the construction costs, which include all costs of the Broin construction contract, spare parts and a construction contingency, we expect to incur additional up front costs of $5.55 million to acquire the site, and for start-up costs, management and consulting costs, financing costs, offering and organizational costs, capitalized interest and for working capital. For more information on construction and other costs, please see "Management's Plan of Operation—Uses of Funds." Broin estimates that it will take approximately 14 to 16 months to construct the plant once the site preparations are complete and we begin pouring concrete.

    Our plant and facilities are designed to occupy approximately 35 acres of the 120 acre site and to have the capacity to produce up to 40 million gallons of ethanol per year beginning in the first year of operation. Broin's experience has been that ethanol plants can typically produce more than the design capacity, and after the first year of operation, we expect our production to increase 3% annually for the next three years. We expect to enter into a License Agreement with Broin for the ethanol production process. The License Agreement authorizes us to use the production process license as long as the plant continues to use Broin's technology, even if Broin is no longer affiliated with Great Plains Ethanol. Broin has guaranteed that the plant will produce an average of 4,807 gallons per hour (Williams Pipeline standard) of denatured fuel grade ethanol or at least 40 million gallons on an annualized basis. In addition, Broin has guaranteed a yield of at least 2.7 gallons of denatured ethanol per 56 pound bushel of corn or approximately 2.56 gallons of undenatured ethanol (test weight 54 pounds or greater). Broin's engineers will stay on-site following the commencement of operation and provide continuing assistance until such specifications are reached for a period of seven consecutive days at no additional cost to us.

Ethanol Marketing

    The target market area for the ethanol produced at the plant is expected to include local, regional and national markets. The local and regional markets include the state of South Dakota, as well as markets in Minnesota and northwest Iowa. Markets in Sioux Falls, Mitchell, Watertown and Wolsey, South Dakota are expected to be the primary target markets for the facility, along with markets in Milford, LeMars, Rock Rapids and Sioux City, Iowa, and markets in Marshall, Alexandria, Mankato, Minneapolis and St. Paul, Minnesota. Shipping will be done primarily by truck to markets in South Dakota, Minnesota and Iowa. The proposed plant site is served by multiple South Dakota State highways. Interstate Highways 29 and 90 provide excellent transportation links in all directions.

    The plant is being designed with rail facilities and connections to the Burlington Northern Santa Fe railroad system, which will facilitate transporting the ethanol we produce to our national target markets. Approximately two-thirds of the ethanol is expected to be marketed by rail. The national target rail markets for the facility will include Chicago, the Pacific Northwest, the Southern and Southwest markets, as well as potential new markets on the East Coast and California due to anticipated MTBE phase outs.

    We have signed a contract with Ethanol Products LLC, a Broin affiliate, to market the ethanol produced at our plant. Ethanol Products currently markets ethanol for seven producers located in Minnesota, South Dakota, North Dakota and Missouri. We do not expect to be dependent on one or a limited number of major customers.

    Our Ethanol Marketing and Services Contract with Ethanol Products will be in effect for the term equal to the term of our primary debt financing for the ethanol plant. Under the contract, Ethanol Products will charge us a marketing fee of $.0040 per gallon of ethanol sold and an administrative fee of $.0025 per gallon of ethanol sold. In addition, Ethanol Products will negotiate fees with us for services other than fuels marketing and may offer us the opportunity to participate in certain "value added opportunities" on a spot market or contract rollover basis. It will be our decision whether to participate in these opportunities and the terms of each will be negotiated on a case by case basis.

Corn Supply

    We expect that the proposed location of the plant in Turner County, South Dakota, will allow accessibility to corn at necessary levels. In 1999, over 15 million bushels of corn for grain were produced in Turner County and over 69 million bushels of corn for grain were produced in nearby Lincoln, Hutchinson, McCook, Hanson, Yankton, and Union Counties. Class A members will be required to deliver a portion of the approximately 14 million bushels of corn required on an annual basis by the plant. We anticipate that our Class A members will supply approximately a third of our corn supply, and the balance will be purchased from other local corn producers. All corn we purchase will be tested and must meet high quality control standards to ensure the efficient operation and quality products of our plant. We will use the United States Department of Agriculture's grade requirements for U.S. Number Two Corn.

    From time to time we may also decide to accept corn that does not meet the criteria for U.S. Number Two Corn or is otherwise substandard. If we do, we will not be required to pay the price we are paying for U.S. Number Two Corn and will discount the price or make other allowances to account for the corn's lesser grade quality, or condition at delivery.

Corn Delivery Agreements

    Class A members will deliver corn on a trimester basis (4 month periods). The plant will pay an average of market prices at predetermined elevators plus freight from the point of origin. Initially, we plan to determine our average trimester prices based upon daily prices at Southeast Farmers Coop in

Elk Point, South Dakota, Eastern Farmers Coop in Canton, South Dakota, and Cargill Aghorizons in Parker, South Dakota. At the end of each trimester, we will average all of the daily prices to reach the price for each trimester. The established delivery periods will end on April 30, August 31 and December 31 of each year. Class A Members will be required to deliver a third of their annual delivery requirement of 2,500 bushels of corn during each trimester. Deliveries by Class A members will be spaced throughout the trimester and each Class A member will be given a delivery period prior to the start of each trimester. The per bushel price paid to Class A members at the time of delivery will be estimated by the Board of Managers at the beginning of each delivery period. Eighty percent of the estimated corn delivery price will be paid at delivery. At the end of each delivery period, an additional payment will be made to correct the price to equal the actual average of the above-named surrounding elevators during the delivery period plus freight from the Class A member's point of origin. All corn delivered by Class A members must meet the same high quality standards we will set for all corn that we purchase, unless we agree to accept corn of lesser quality, as described above.

Hedging

    Due to fluctuations in the price of corn, approximately six months prior to the commencement of operations of the ethanol plant, we expect to engage a qualified grain hedger to help us develop a hedging strategy to manage our commodity risk exposure and optimize finished product pricing.

Distiller's Dried Grains with Solubles; Additional Products

    A co-product of the ethanol production process is distiller's dried grains with solubles, or DDGS. DDGS is a high protein, high energy feed supplement marketed primarily to the dairy, beef, sheep, swine and poultry industries. DDGS is a popular feed supplement, with approximately 2.5 million tons sold annually. DDGS may be sold and shipped to any market regardless of its vicinity to an ethanol plant. When operated at its annual capacity of 40 million gallons, the proposed plant will have the ability to dry all distiller's grains produced. Broin has guaranteed that the plant will yield 17 pounds of DDGS per bushel of corn (test weight 54 pounds or greater).

    We have negotiated and entered into a DDGS marketing contract with Dakota Commodities, a division of Broin Enterprises, Inc., to market all of the DDGS from the plant. The DDGS marketing contract will be in effect until the later of the following two events: the term of our initial debt funding for the ethanol plant or seven years from the date the ethanol plant begins operations. It will automatically renew for additional three-year periods, unless discontinued by either party upon at least three months prior written notice of nonrenewal. We will pay Dakota Commodities a marketing fee of 2% of the gross monthly sales of DDGS with a minimum annual fee of $200,000 per year. We will be responsible for invoicing all loads, receiving payments from customers and paying freight when necessary. All account receivable losses arising from the sales of DDGS will be the sole responsibility of Great Plains Ethanol.

    While carbon dioxide is also a co-product of the ethanol production process, the potential demand for carbon dioxide in the local market has not been determined and we do not currently intend to capture and sell the carbon dioxide produced at the plant.

Broin

    Great Plains Ethanol is heavily dependent upon Broin and Associates and its affiliated companies for virtually all aspects of our proposed project, including plant site selection, permitting and zoning, construction, plant management and operation, and the marketing and sale of ethanol and DDGS.

    Our Board of Managers believes it is a significant advantage to the success of our business to be associated with Broin because of its experience, expertise and successful history of developing ethanol projects similar to our proposed plant.

    Broin and Associates, Inc.  Broin and Associates is a Sioux Falls, South Dakota based engineering and construction management firm specializing in the design, engineering, construction, and plant start-up of new ethanol production facilities in the Midwest. It was formed in 1991 to meet a need in the marketplace for a company specializing in the design and construction of ethanol plants. Broin and Associates is owned by Robert, Jeff, Todd and Lowell Broin and Robert Broin is the President. Jeff Broin currently serves on the Board of Managers of Great Plains Ethanol and six other ethanol production facilities managed by Broin.

    Broin and Associates has completed the construction or expansion of ten ethanol plants since 1993:

  •
  a 4 million gallon per year capacity ethanol plant for Heartland Grain Fields, L.P. in Aberdeen, South Dakota (the plant has completed an expansion);

  •
  Broin Enterprises, located in Scotland, South Dakota, which began as a 1 million gallon per year ethanol plant in 1987, increased its capacity in 1994 and is currently operating at over 8.5 million gallons;

  •
  the Heartland Corn Products 10 million gallon ethanol plant in Winthrop, Minnesota;

  •
  the Al-Corn Clean Fuel 10 million gallon ethanol plant in Claremont, Minnesota, the first facility in the country that incorporates innovative waste treatment technology in a traditional high-yield processing system;

  •
  an 11.5 million gallon ethanol plant for Ethano12000, LLP in Bingham Lake, Minnesota which, after only three years of operation, completed an expansion in August 2000 to 27 million gallons per year production and is currently operating at 29 million gallons per year;

  •
  the Pro-Corn LLC 12 million gallon ethanol plant in Preston, Minnesota;

  •
  the Agri-Energy, LLC 12 million gallon ethanol plant in Luverne, Minnesota;

  •
  the EXOL 13 million gallon ethanol plant near Albert Lea, Minnesota;

  •
  a 15 million gallon per year facility for Northeast Missouri Grain Processors in Macon, Missouri; and

  •
  a 14 million gallon plant for Golden Triangle Energy, LLC near Craig, Missouri.

Broin and Associates is also constructing a 40 million gallon plant for Dakota Ethanol, LLC, near Wentworth, South Dakota. This plant is scheduled for start up in the summer of 2001. Broin and Associates began construction for an expansion at EXOL to 36 million gallons per year production, which is expected to be completed in the fall of 2001. Broin and Associates expects to begin construction of a 40 million gallon plant in the spring of 2001 for Northern Lights Ethanol, LLC near Milbank, South Dakota.

    Broin Management, LLC.  Broin Management, LLC has agreed to serve as the Managing Member of Great Plains Ethanol and to manage the plant's day-to-day operations. We will pay Broin Management a fixed annual fee of $250,000, to be adjusted annually for inflation. We will also pay Broin Management an incentive bonus of 4% of the trimester net income. The trimester bonus will be calculated annually based upon audited net profits. Great Plains Ethanol will pay certain expenses incurred with respect to operation of the plant and other expenses are included as part of Broin Management's fees. You can read more about these expenses, which are described later in this document, under "Description of Capital Units and Operating Agreement—Managing Member."

    Broin Management is a management firm consisting of a team of individuals with more than fifty years of experience in the ethanol industry. Ethanol facility operations, microbiological research, grain hedging, raw materials purchasing and on-going professional support are specialties of the group.

Current plants managed by Broin Management include Broin Enterprises, Scotland, South Dakota; Ethano12000, Bingham Lake, Minnesota; Pro-Corn, Preston, Minnesota; Agri-Energy, Luverne, Minnesota; EXOL, Albert Lea, Minnesota; Golden Triangle Energy, Craig, Missouri; Northeast Missouri Growers, Macon, Missouri; and Dakota Ethanol, Wentworth, South Dakota.

    Broin Management will provide process consulting, engineering (with the exception of major equipment changes or expansions), Distributive Control System assistance, Distributive Control System operations monitoring via computer network, new technology updates, operations assistance, microbiology assistance, access to reduced pricing for enzymes, insurance, chemicals and other inputs. We do not intend to conduct any independent research and development activities apart from our engagement of Broin. Broin may also provide us with additional services under separate contracts to be negotiated at the time the services are provided, such as access to a qualified grain hedger to manage raw material and optimize finished product pricing.

    Ethanol Products, LLC.  Ethanol Products, LLC will market the ethanol we produce. See "Ethanol Marketing" above for a description of our marketing arrangements with Ethanol Products.

    Dakota Commodities.  Dakota Commodities is a division of Broin Enterprises that will be responsible for marketing the DDGS we produce. See "Distiller's Dried Grains with Solubles" above for a description of our marketing arrangement with Dakota Commodities.

Transportation and Delivery

    The plant will have the facilities to receive corn by truck and rail and to load ethanol and DDGS onto trucks and rail cars. We expect that the Burlington Northern Santa Fe will provide rail service directly to the proposed site. We expect to negotiate a marketing service relationship with the Burlington Northern Santa Fe Railroad, but do not currently have an agreement to provide such services.

Utilities

    The production of ethanol is a very energy intensive process, using significant amounts of electricity and natural gas. Water supply and quality are also important considerations. Broin's and other's initial analysis indicates acceptable service alternatives exist for natural gas, electricity and water, as discussed below.

    U.S. Energy Services.  We have entered into an agreement with U.S. Energy Services, Inc. to assist us in managing our energy needs. U.S. Energy will provide us with an analysis of how we can most efficiently and economically meet our natural gas and electricity needs, negotiate directly with the various utility and other companies on our behalf, and advise us on an ongoing basis on our energy usage and needs. Our agreement with U.S. Energy Services began on February 1, 2001 and will expire on January 31, 2002 and will automatically renew each year for additional one year terms unless terminated by us or U.S. Energy Services with 30 days written notice.

    Natural Gas.  We anticipate that our plant will require a natural gas supply of 35,000 to 40,000 BTU per gallon of ethanol produced. To access sufficient supplies of natural gas to operate the plant, approximately 12 to 13 miles of distribution pipelines will be required. We anticipate that natural gas will be procured from various suppliers on the open market and we hope to enter into a contract for distribution services that would include the costs of construction of a pipeline to our plant. We have no current agreement with a utility company to construct or operate the pipeline. We also do not know if we or a third party, such as a utility company, will own the pipeline. Although we would prefer to contract with a third party for distribution services, we will construct and operate the pipeline if that option produces the best economic result. Or, if contracting with a third party will produce the best economic result for us, we will enter into an agreement with a third party for such services. If we pursue this option, Northern Natural Gas or Northwestern Public Service Company would be likely choices, although we currently have no agreement with either to provide natural gas services to us.

    Natural gas prices have historically fluctuated dramatically, which could significantly affect the profitability of our operations. Please see "Risk Factors—Operating and Market Risks" for more information about natural gas related risks.

    Electricity.  The proposed plant will require a 4 megawatt electrical service load. We will likely purchase electricity from Excel Energy or the Southeastern Electric Cooperative, but we are not currently negotiating with either utility regarding the specific type and nature of service to be provided. We have not entered into any agreement with either utility regarding electrical service, but anticipate doing so before we begin construction of the ethanol plant.

    Water.  We will require a significant supply of water. We anticipate that our water requirements will be supplied through the drilling of our own wells or through the South Lincoln Rural Water System. The South Lincoln Rural Water System has indicated to us that it believes it has the ability to dig and maintain its own wells and to build a minimum of six miles of pipeline to transport the water to the plant to meet the proposed ethanol plant's water supply needs; however, we have no binding contract with the South Lincoln Rural Water System.

    We will not be able to determine the adequacy of the water supply or quality until we conduct further investigation and surveys of the plant site. If the water quality is bad or the supply insufficient, we may need to treat the water, find another source or move the site of the proposed plant.

Competition

    We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our proposed ethanol plant will compete with other ethanol producers on the basis of price and, to a lesser extent, delivery service. We believe we can compete favorably with other ethanol producers due to our proximity to ample corn supplies at favorable prices. Historically, prices for corn grown in South Dakota have been low, compared to prices for corn grown in other areas of the United States.

    The ethanol industry has grown to over 55 production facilities in the United States. Industry authorities estimate that these facilities are capable of producing approximately 2 billion gallons of ethanol per year. The largest ethanol producers include Archer Daniels Midland, Cargill, Minnesota Corn Processors, Midwest Grain, Williams Energy Service, New Energy Corporation and High Plains Corporation, all of which are capable of producing more ethanol than we expect to produce. In addition, there are several regional farmer-owned entities recently formed, or in the process of formation, of a similar size and with similar resources to ours. The following table identifies most of the ethanol producers in the United States.

U.S. PRODUCTION CAPACITY
million gallons per year (mmgy)

Company	Feedstock	Location	MGY
A.E. Staley	corn	Loudon, TN	45
AGP	corn	Hastings, NE	52
Agri-Energy, LLC	corn	Luverne, MN	17
Alchem	corn/barley	Grafton, ND	11
Al-Corn Clean Fuels	corn	Claremont, MN	17
Archer Daniels Midland	corn	Decatur, IL	310
Archer Daniels Midland	corn	Peoria, IL	200
Archer Daniels Midland	corn	Cedar Rapids, IA	200
Archer Daniels Midland	corn	Clinton, IA	160
Archer Daniels Midland	corn	Walhalla, ND	28
Broin Enterprises	corn	Scotland, SD	8
Cargill	corn	Blair, NE	70
Cargill	corn	Eddyville, IA	35
Chief Ethanol	corn	Hastings, NE	62
Corn Plus	corn	Winnebago, MN	18
Chippewa Valley Ethanol	corn	Benson, MN	20
ESE Alcohol	corn	Leoti, KS	1.1
Ethano12000	corn	Bingham Lake, MN	32
Exol	corn	Albert Lea, MN	17
Georgia-Pacific	paper waste	Bellingham, WA	7
Golden Cheese Company	cheese whey	Corona, CA	2.8
Gopher State Ethanol	corn	St. Paul, MN	15
Grain Processing Corp.	corn	Muscatine, IA	10
Heartland Corn Products	corn	Winthrop, MN	17
Heartland Grain Fuel	corn	Aberdeen, SD	8
Heartland Grain Fuel	corn	Huron, SD	12
High Plains Corp.	milo/corn	York, NE	35
High Plains Corp.	milo/corn	Colwich, KS	20
High Plains Corp.	milo/corn	Portales, NM	12
J.R. Simplot	potato waste	Caldwell, ID	3
J.R. Simplot	potato waste	Burley, ID	3
Jonton Alcohol	corn	Edinburg, TX	1.2
Kraft, Inc.	cheese whey	Melrose, MN	3
Manildra Ethanol	corn/mil/wheat starch	Hamburg, IA	7
Merrick/Coors	brewery waste	Golden, CO	1.5
Midwest Grain Products	corn/wheat starch	Atchison, KS	30
Midwest Grain Products	corn/wheat starch	Pekin, IL	72
Minnesota Clean Fuels	waste sucrose	Dundas, MN	1.5
Minnesota Corn Processors	corn	Columbus, NE	80
Minnesota Corn Processors	corn	Marshall, MN	35
Minnesota Energy	corn	Buffalo Lake, MN	12
Diversified Energy Co. (DENCO)	corn	Morris, MN	15
Nebraska Energy	corn	Aurora, NE	30
Northeast Missouri Ethanol	corn	Macon, MO	17
New Energy Corp.	corn	South Bend, IN	85
Pabst Brewing	brewery waste	Olympia, WA	0.7

Parrallel Products	food/bev. waste	Bartow, FL	2
Parrallel Products	food/bev. waste	Rancho Cucamonga, CA	3
Parrallel Products	food/bev. waste	Louisville, KY	7
Permeate Refining	sugars and starches	Hopkinton, IA	1.5
Pro-Corn, LLC	corn	Preston, MN	17
Reeve Agri-Energy	corn/milo	Garden City, KS	10
Sunrise Energy	corn	Blairstown, IA	7
Sutherland Associates	corn	Sutherland, NE	15
Williams Energy Services	corn	Pekin, IL	100
Wyoming Ethanol	corn	Torrington, WY	6
Total Ethanol Production Capacity		2024.3 million gallons

Source: American Coalition for Ethanol 11/2/2000.

    In addition to the facilities listed above, plans to construct new plants or to expand existing plants have also been announced which would increase the ethanol production capacity of our competitors. We are unable to determine the number and production capacity of plants that ultimately may be constructed, the timing of such construction or the effect of resulting production upon the demand or price for our ethanol.

Alternative Fuel Additives

    The proposed ethanol plant will also experience competition from producers of MTBE, which costs less to produce than ethanol. MTBE is the other oxygenate commonly used in fuels for compliance with Federal Clean Air Act mandates, and is ethanol's major competitor in the oxygenate market. Many major oil companies produce MTBE and, because it is petroleum-based, its use is strongly supported by them. These companies have significant resources with which to market MTBE and to influence legislation and public perception of MTBE. These companies also have sufficient resources to begin production of ethanol should they choose to do so.

    In addition, ethyl tertiary butyl ether (ETBE) is an ethanol oxygenate made from a combination of ethanol and isobutylene which is expected to become profitable in the next ten years. Unlike ethanol, ETBE can be easily blended with gasoline and shipped in multifuel pipelines.

    Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by ethanol and oil companies with far greater resources than we have. New products or methods of ethanol production developed by larger, better financed competitors could provide them with competitive advantages over us and harm our business.

Employees

    Broin Management will select a general manager to oversee and be responsible for operations and production on a day-to-day basis. The general manager will be a full-time, on-site position, although the general manager will actually be a Broin employee. Broin will hire the general manager when, in their discretion, it becomes necessary. Broin estimates that it will occur approximately 9 months before the plant becomes operational. In addition, we estimate that we will employ 33 full-time or full-time equivalent employees once the plant is operational, including an operations manager, a maintenance manager, a microbiologist, a chief mechanical operator, plant operators, plant maintenance personnel, an accountant, a receptionist and a secretary. Our annual payroll is estimated to be approximately $1,300,000 (not including the general manager's salary to be paid by Broin).

Environmental and Other Government Regulation

    Broin and Associates will coordinate and assist us with obtaining all necessary permits and advise us on environmental and other regulatory compliance issues. We will be required to obtain various environmental, construction and operating permits, as discussed below. Pursuant to the proposed design-build contract, Broin and Associates will be responsible for obtaining the necessary construction permits. In addition to those items discussed below, Broin and Associates has advised us that we may also be subject to environmental regulations related to wetland status of the plant site and archeological artifacts which may be located at the site, although we do not currently believe either will apply to our proposed site.

    The inability to obtain any necessary permit or to comply with the various environmental or other governmental regulations may have a material effect on our business and may prevent our proposed plant from being constructed.

    Title Five Operating Permit.  We must obtain a Title Five Operating Permit. In South Dakota, the Title Five Operating Permit will serve as the air quality construction and operation permit for the proposed ethanol plant. The Title Five Operating Permit application will be filed with the South Dakota Department of Environment and Natural Resources. Without this permit, we will not be able to begin construction. We anticipate filing this application approximately 6 months before construction begins. Although we do not currently anticipate any significant problems, there can be no assurance that the South Dakota Department of Environment and Natural Resources will grant us this permit.

    Once the proposed ethanol plant is completed, we must conduct ongoing emissions testing to verify compliance with the Title Five Operating Permit.

    National Pollutant Discharge Elimination Permit.  We must obtain a National Pollutant Discharge Elimination Permit for any waste water discharges and surface water runoff. Specifically, we will use a significant amount of water per day to cool our closed circuit systems in the proposed ethanol plant and to produce ethanol. We will likely discharge the water into a nearby creek, although we may also be required to discharge it to a larger body of water. The National Pollutant Discharge Elimination Permit application will be filed with the South Dakota Department of Environment and Natural Resources. This permit must be applied for at least 180 days prior to any discharge. We have not applied for this permit, but plan to do so soon after we begin construction. There can be no assurance that this permit will be granted to us.

    Spill Prevention, Control and Countermeasures Plan.  We must prepare a spill prevention, control and countermeasures plan in accordance with standards set by the Environmental Protection Agency. The plan will outline our spill prevention measures for oil-based products such as denatured ethanol and will be supervised by the South Dakota Department of Environment and Natural Resources. The plan must be reviewed and certified by a professional engineer.

    Nuisance.  We could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area arising from foul smells or other air or water discharges from the plant, although we do not expect any such claims.

Legal Proceedings

    From time to time in the ordinary course of our business, we may be named as a defendant in legal proceedings related to various issues, including without limitation, workers' compensation claims, tort claims or contractual disputes. We are not currently involved in any such legal proceedings and are not aware of any potential claims. We intend to carry insurance which will provide protection against general commercial liability claims, claims against our directors and officers, business interruption, automobile liability and workers compensation claims.

MANAGEMENT

Initial Board of Managers

    A group of 15 individuals will serve as our initial Board of Managers until the members hold a special member meeting to elect a new Board of Managers. We expect to hold that special meeting during the first quarter of 2003. A new Board of Managers will be elected at that time, as outlined in the Operating Agreement. Because Great Plains Ethanol is a newly formed company, all members of the initial Board of Managers are serving in their initial term of office. They were selected because of their involvement in the formation stage of Great Plains Ethanol and their experience in the agriculture industry. All members of the initial Board of Managers are also members of the South Dakota Corn Growers Association.

    All of the following individuals have served on our Board of Managers since the company was formally organized under South Dakota law in December 2000. The table below describes important information about the initial members of the Board of Managers.

Name, Address and Telephone	Age	Occupation	Background
Dwayne Atkins 46939 273rd Street Tea, SD 57064 (605) 368-2613	65	Farmer	Mr. Atkins has been in the business of farming near Tea, South Dakota for the past 31 years, and has worked in the trucking industry and served as the manager of a local grain elevator. He has been a member of Southeastern Grain Dealers Association since 1980.
Jeff Broin 2209 East 57th Street North Sioux Falls, SD 57108 (605) 965-2200	35	Ethanol Business Development
			Mr. Broin has been integrally involved in this ethanol project from the early planning stages. Mr. Broin is currently the Chief Executive Officer of Broin and Associates, Inc., the Chief Managing Officer of Broin Management, LLC and the Chief Executive Officer of Broin Enterprises, Inc. since 1987. Mr. Broin also managed Broin Enterprise's ethanol plant in Scotland, South Dakota for approximately 10 years. These businesses are described under "Business—Broin." Mr. Broin has been instrumental in the construction and management of ethanol plants in the Midwest and in ethanol product marketing since 1987. Mr. Broin has a Bachelor of Science in Agricultural Business from the University of Wisconsin. Mr. Broin also has served on the board of the American Coalition for Ethanol since 1990, as the acting Director of the South Dakota Ethanol Producers Association since 1991, and as a member of the Renewable Fuels Association since 1997. He is also an associate member of the South Dakota Corn Growers Association. Mr. Broin also serves on the boards of six other ethanol plants operated and managed by Broin Management.

Darrell Buller 45722 272nd Street Parker, SD 57053 (605) 297-4569	46	Farmer/ Insurance Claims Adjuster	Mr. Buller has been farming in the Parker, South Dakota area since 1981. He has also been employed as an insurance claims adjuster for 24 years.
Steve Christensen 27821 452nd Avenue Parker, SD 57053 (605) 297-4863	48	Farmer
			Mr. Christensen has been a farmer for the last 30 years in Parker, South Dakota. He also worked at the Terminal Grain Elevator in Parker, South Dakota on a part-time basis from 1980 to 1992. Mr. Christensen was a member of the South Dakota Air National Guard from 1971 to 1991.
Dennis Hardy 47312 288th Street Beresford, SD 57004 (605) 372-4696	55	Farmer
			Mr. Hardy has farmed in the Beresford, South Dakota area for over 20 years. He is the current President of the Farmers Pork Cooperative and the immediate past chairman of the South Dakota Soybean Research and Promotion Council. Mr. Hardy received a Bachelor of Science degree in Electrical Engineering from South Dakota State University in 1968.
Rich Horton 45446 285th Street Hurley, SD 57036 (605) 238-5891	52	Farmer
			Mr. Horton has farmed in the Hurley, South Dakota area for over 20 years. He was employed as a farm manager in the areas of farm management and banking until 1979. He received a Bachelor of Science degree in Agricultural Science from Iowa State University in 1973. He is a former member of the board of directors of the Turner County Pork Producers.
Darrin Ihnen 28065 459th Avenue Hurley, SD 57036 (605) 238-5544	35	Farmer
			Mr. Ihnen has been a farmer for 20 years in Hurley, South Dakota. He is currently a board member of the South Dakota Corn Growers Association and a member of the Turner County Pork Producers and the South Dakota Soybean Association.

David Lambert Post Office Box 295 Parker, SD 57053 (605) 297-3399	39	Economic Development
			Mr. Lambert has been a facilitator for the Southeast Enterprise Facilitation Project in Turner County, South Dakota since 1997. He previously was a community economic developer for the City of Fayette, Missouri and a planner for the Northeast Council of Governments in Aberdeen, South Dakota. Mr. Lambert received an Associate of Applied Sciences degree in Agricultural Management from the Mitchell, South Dakota Vocational-Technical School, a Bachelor of Arts in Business with an Accounting emphasis from Dakota Wesleyan University, and a Master of Arts in Public Administration from Mankato State University. He is also currently a member of the Southeast South Dakota Economic Advisory Board.
John A. Ludens 114 South Garfield Street Lennox, SD 57039 (605) 647-2215	75	Retired
			Mr. Ludens farmed in the Davis, South Dakota area for over 40 years. He is the past President of the South Dakota Livestock Feeders and the South Dakota Irrigators. He also served on the National Cattleman's Association board for 9 years.
Mark Miller 216 West Well Street Freeman, SD 57029 (605) 925-4992	30	Farmer
			Mr. Miller has been a farmer in Freeman, South Dakota since 1999. He was a youth minister in Milbank, South Dakota from 1995 to 1999. He received an Associates Degree in Aviation from Hesston College. From 1991 to 1992, Mr. Miller was a flight instructor at South Dakota State University.
Jim Rand 27966 452nd Avenue Parker, SD 57053 605-297-9873	46	Farm and Business Owner
			Mr. Rand has been farming in the Parker, South Dakota area since 1974. He also has owned and operated a construction business since 1985. Mr. Rand was a member of the Parker Township Board and the Farmers Union Cooperative Board for approximately 15 years.
Dennis Schrag 44133 283rd Street Freeman, SD 57029 (605) 925-7482	44	Farmer	Mr. Schrag has been a farmer in the Freeman, South Dakota area since 1973. He is a former member of the Childstown Township Board.

Paul Shubeck 121 Dakota Avenue Centerville, SD 57014 (605) 563-2914	46	Farmer
			Mr. Shubeck has been a farmer in the Centerville, South Dakota area for the last 18 years. He also has been a mediator for the United States Department of Agriculture and the South Dakota Department of Agriculture for the last 12 years. He is currently a member of the Turner County Conservation District Board and the Clay County Farm Bureau Board. Mr. Shubeck received a Bachelor of Science degree in Agricultural Engineering from South Dakota State University in 1977 and a Master of Business Administration degree from the University of Sioux Falls in 1994.
Steve Sinning 46366 280th Street Lennox, SD 57039 (605) 647-5339	46	Farmer	Mr. Sinning has farmed in the Lennox, South Dakota area since 1978. He holds a degree in Biology and Chemistry from the University of South Dakota.
Dan Viet 27148 SD Highway 19 Parker, SD 57053 (605) 297-3175	38	Farmer	Mr. Viet has been a farmer in Parker, South Dakota since 1982. He graduated from Mitchell, South Dakota Vocational-Technical College in 1982. He is a current member of the Turner County Fair Board.

Officers of the Board of Managers

    Individual members of the Board of Managers have been elected by the Board of Managers to assist with the administration of the Board's responsibilities under the Operating Agreement. The President of the Board presides over meetings of the Board of Managers, with the Vice President of the Board taking over such duties in the absence of the President. The Secretary of the Board assists with numerous administrative responsibilities. The Board has initially elected Mr. Ihnen to serve as President, Mr. Shubeck to serve as Vice President and Mr. Lambert to serve as Secretary. The officers of the Board are not considered to be executive officers of Great Plains Ethanol and do not currently receive any compensation for their services as officers of the Board, other than any compensation they may receive as managers, as described below.

Compensation of Managers

    We do not anticipate paying our current managers any cash compensation; however, their Class D units, for which they each paid $100 in connection with the formation of our company, will automatically convert into Class C units at the completion of this offering, which are otherwise being sold for $5,000 per unit. Managers will, however, be reimbursed for reasonable expenses incurred in carrying out their duties as managers. A per diem fee for attending meetings may be set by the Board of Managers following the completion of this offering. All managers who are members of Great Plains Ethanol will receive the same membership benefits all other members receive.

Executive Officers

    Our initial Board of Managers has elected Brian Minish to serve as Great Plains Ethanol's Chief Executive Officer and Chief Financial Officer for an indefinite term. Mr. Minish is currently the only executive officer of Great Plains Ethanol.

    Mr. Minish's employment history in the agriculture industry includes a sales position with Monsanto from 1976 to 1980 and he was a grain elevator manager in Harmon, Illinois from 1980 to 1983 and Woodbine, Iowa from 1983 to 1985. He also was employed in the securities industry as a commodity broker at Securities Corporation of Iowa in 1986. In 1986, Mr. Minish joined American Cyanamid, where he held positions in logistics, sales supervision and marketing management. At American Cyanamid he was responsible for the marketing management of the company's domestic insecticide products. Mr. Minish left American Cyanamid in 1999. Since 1999, he has worked as a consultant to South Dakota Ag Producer Ventures, the Sioux Empire Fair in Sioux Falls, South Dakota and Dakota Layers Cooperative. Mr. Minish received a Bachelor of Science in Agriculture from the University of Wisconsin at Platteville, Wisconsin in 1975 and a Master of Business Administration degree from Northwest Missouri State in 1978.

    Mr. Minish is also an employee of Val-Ad Service Corporation, which serves as our project coordinator.

Compensation of Executive Officers

    Mr. Minish receives a salary of $3,000 per month for his services as Chief Executive Officer and Chief Financial Officer pursuant to an employment contract with us beginning in December 2000. Mr. Minish has not received any options or other long-term incentive awards. Pursuant to his contract, Mr. Minish does not receive any health-care, retirement or other benefits, but is reimbursed for his costs and expenses incurred in connection with his employment. The contract is terminable by either party with 60 days' notice.

    Summary Compensation Table.  The following table sets forth all the compensation paid to each of our executive officers prior to December 31, 2000, the end of our latest fiscal year.

		Annual Compensation			Long-Term Compensation
Awards
Payouts
	Year ended Dec. 31,				Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)
Name and Principal Position		Salary ($)	Bonus ($)	Other Annual Compensation ($)			LTIP Payouts	All Other Compensation ($)
Brian Minish Chief Executive Officer and Chief Financial Officer	2000	3,000	—	—	—	—	—	—

Project Coordinator

    Val-Add Service Corporation is our project coordinator. Val-Add is a South Dakota-based consulting firm that provides services to businesses in South Dakota and neighboring states. Steven R. Sershen, the President and owner of Val-Add, has worked closely with our Board of Managers since this project began. Mr. Sershen's work experience includes positions with New York Life Insurance, Steiger Tractor, Inc., Citicorp, 1st USA, Inc., and Prudential Life Insurance Company.

    We entered into a consulting agreement with Val-Add in December 2000. Val-Add is assisting us with the development and structuring of our business plan, negotiations with Broin and securing our required debt financing for this project. The consulting agreement is of indefinite duration and can be terminated by either party upon 10 days written notice to the other party. Under the contract, Great Plains Ethanol will pay Val-Add $1,500 per month for services rendered and, with approval of our Board of Managers, a bonus of $50,000 upon execution of a letter of commitment from a lending institution. If the consulting agreement is terminated, our payment obligations to Val-Add will cease, except that Val-Add will be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which Val-Add has not yet been paid. Val-Add is also entitled to reimbursement for postage, copying, web hosting and long distance telephone charges.

    We also entered into a services agreement with Val-Add in December 2000. The services agreement is of indefinite duration and can be terminated by either party upon 10 days written notice to the other party. Under the services agreement, Great Plains Ethanol will pay Val-Add a flat monthly fee of $35 and an hourly fee of $25 for certain clerical and administrative services related to the operation of the proposed ethanol plant.

Managing Member

    Management of our day-to-day operations and administration will be performed by our Managing Member in accordance with the terms set forth in our Operating Agreement, which are described under "Description of Capital Units and Operating Agreement—Managing Member." Broin Management, LLC, will serve as our initial Managing Member. Broin Management, LLC's address is 2209 East 57th Street North, Sioux Falls, South Dakota 57104.

Relationships Between Managers, Executive Officers and Significant Employees

    We do not anticipate at this time that any family relationship will exist between any of our managers, officers or key employees. Jeff Broin, one of our initial managers, holds an ownership interest in Broin Management, LLC, our initial Managing Member.

Involvement in Certain Legal Proceedings

    None of our initial managers or executive officers has been involved in any bankruptcy or insolvency actions within two years prior to the date of this prospectus. None of our initial managers or executive officers has been convicted of any crime or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) or subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, or has been found by a court of competent jurisdiction, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

OWNERSHIP BY MANAGEMENT AND CERTAIN MEMBERS

    The following table sets forth the current beneficial ownership of our capital units by management and any beneficial owner of more than 5% of any class of our capital units.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner (in units)	Percent of Class
Class D	Broin Management, LLC, Managing Member(2)	2	12.50
Class D	Dwayne Atkins, Manager	1	6.25
Class D	Jeff Broin, Manager(2)	2	12.50
Class D	Darrell Buller, Manager	1	6.25
Class D	Steve Christensen, Manager	1	6.25
Class D	Dennis Hardy, Manager	1	6.25
Class D	Rich Horton, Manager	1	6.25
Class D	Darrin Ihnen, Manager	1	6.25
Class D	David Lambert, Manager	1	6.25
Class D	John A. Ludens, Manager	1	6.25
Class D	Mark Miller, Manager	1	6.25
Class D	Jim Rand, Manager	1	6.25
Class D	Dennis Schrag, Manager	1	6.25
Class D	Paul Shubeck, Manager	1	6.25
Class D	Steve Sinning, Manager	1	6.25
Class D	Dan Viet, Manager	1	6.25
Class D	Managers, Managing Member and executive officers, as a group	16	100.00

(1)
The addresses for each of the individual Managers listed above is set forth under "Management—Initial Board of Managers" and for the Managing Member under "Management—Managing Member."

(2)
Jeff Broin and Broin Management, LLC each own one Class D unit. Mr. Broin holds an ownership interest in and controls Broin Management, LLC, accordingly, they are each beneficial owners of the other's share in addition to their own.

Class A Capital Units

    All of the members of the initial Board of Managers, except Jeff Broin and David Lambert, will qualify to purchase Class A capital units. At their option, initial members of the Board of Managers may purchase Class A capital units for the same price and under the same terms as all other persons purchasing Class A capital units.

Class B Capital Units

    Broin Investments I has committed to purchase 200 Class B units. Broin Investments I will pay full value for the Class B units and will pay the purchase price under the same terms and conditions as are required of all the other investors except that Broin Investments I will not be required to pay the balance due until after the subscription balances have been called for Class A and Class C members. Broin Investments I's right to profits and losses will be proportionate with the investments of all the other members; however, Broin Investments I will be guaranteed a position on the Board of Managers since it will be the only Class B member. Jeff Broin, who is serving on the initial Board of Managers, holds an ownership interest in Broin Investments I.

Class C Capital Units

    Broin Management has agreed to purchase 40 Class C units for the same price and under the same terms and conditions as the Class A and Class B units. Jeff Broin also holds an ownership interest in Broin Management. Broin Investments I may also purchase, at its option, up to 600 Class C units until [May 14, 2001], or an unlimited amount after [May 14, 2001], if the maximum total equity investment has not been reached. Each member of the initial Board of Managers and Broin Management's Class D units will be automatically converted into Class C units upon completion of this offering. After [May 14, 2001], any Broin entity or any manager or officer may purchase an unlimited number of Class C units, provided that the maximum offering amount has not been reached.

Class D Capital Units

    In connection with the formation of Great Plains Ethanol, each member of the initial Board of Managers and Broin Management purchased one Class D unit for $100. Upon completion of this offering, each Class D unit will convert automatically into one Class C unit.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The individual members of our initial Board of Managers have not entered into, and do not anticipate entering into, any contractual or other transactions between themselves and Great Plains Ethanol, except for Subscription Agreements for their Class D units and any Subscription Agreements and Corn Delivery Agreements they may execute individually in this offering in forms identical to those provided to other investors. None of the initial members of our Board of Managers nor the project coordinator is receiving any compensation relative to the capital units we are selling in this offering.

    Jeff Broin is one of the initial managers and is also an affiliate of each of the Broin entities that are an integral part of this project. We have a contract for future services with Broin and Associates for the construction of the ethanol plant and with Broin Management for the operation of the ethanol plant. We also have agreements with Ethanol Products and Dakota Commodities, other Broin entities, for the marketing and sale of ethanol and DDGS that we will produce at the ethanol plant.

DESCRIPTION OF CAPITAL UNITS AND OPERATING AGREEMENT

    Great Plains Ethanol is offering three classes of securities in this offering in the form of Class A, B and C capital units. If you purchase capital units, you must also agree to the terms of our Operating Agreement and become a member of Great Plains Ethanol. The rights, privileges, obligations and restrictions associated with membership in Great Plains Ethanol are found in the Articles of Organization and Operating Agreement attached to this prospectus as Appendix A. The following provisions are intended to be a summary of the Articles of Organization and Operating Agreement. You should refer to the Articles of Organization and Operating Agreement for a complete description of these provisions.

The Limited Liability Company Structure

    During the initial planning stages of this ethanol plant construction project in the summer of 2000, the organizers contemplated that the entity would be structured as a cooperative for legal and tax purposes, and formed an entity called Dakota Corn Processors Cooperative. However, upon further investigation of the tax and other consequences to the entity and its members, the Board of Directors of the predecessor cooperative determined that a limited liability company structure would be better suited to accomplish the objectives of the project and serve the purposes of potential investors. Accordingly, Dakota Corn Processors Cooperative was liquidated and Great Plains Ethanol was formed as a separate entity.

    In determining how to structure the entity, the Board of Managers considered numerous factors. The primary factor was that the limited liability company form permits an expanded universe of potential members as opposed to the cooperative. This is because the cooperative would require us to limit our ownership to corn producers and to distribute earnings to members based on the amount of corn each member delivered, rather than the value of each member's investment. The limited liability company structure has no such restrictions, creating additional flexibility and opportunities to raise equity capital. It also gives corn producers the flexibility to increase their equity investment by purchasing Class C units without increasing their corn delivery requirements.

    In addition, the Board of Managers believes that, while no assurance can be given, the liquidity of members' equity interests, even with our significant restrictions on transferability, could be enhanced if membership were opened up to investors who are not involved in agricultural production. Organizing as a limited liability company will enable us to maintain single-level tax status similar to a cooperative or a partnership, which means that we will not be required to pay income taxes at the company level before making distributions to our members. At the same time, we avoid the increasing risk faced by cooperatives that a significant portion of income from operations could be re-classified as non-patronage source income and subject to taxes at the entity-level.

Issuance of Capital Units

    Upon the adoption of the Operating Agreement we issued 16 Class D units and we are authorized to issue up to a total of 4,700 Class A, B and C capital units in the offering. When issued and fully paid, all capital units will be nonassessable and will not be subject to redemption or conversion, other than as set forth below.

Member Qualifications and Ownership Classes

    To purchase capital units in the offering, you must agree to become a member of Great Plains Ethanol and be bound by our Operating Agreement. If you transfer your capital units, the new owner will be required to sign our Operating Agreement and also become a member. In limited circumstances, an individual or entity may acquire our capital units without becoming a member (for example, through inheritance). If this occurs, we will generally have the option to redeem the capital units at a fraction of their original price if the new owner does not agree to become a member. See "Redemption" below for additional information on redemption. The following sections describe some of the important rights, privileges and obligations of our different classes of members and the terms upon which interested investors may become members in the offering. Investors may purchase units of more than one class.

    Class A Members.  Class A members are owners of Class A units that have signed and agreed to be bound by the terms of our Operating Agreement.

    Ownership Restrictions.  Class A members will be initially limited to "producers," which is defined as persons engaged in the production of agricultural products, including a tenant of land used for production of the agricultural products, a landlord of land who receives rent based upon the amount of farm production or cash rent, an agricultural association, and a privately owned grain elevator company. Following the completion of the offering, Class A members will be permitted to transfer their Class A units to producers or non-producers. Any transfer must comply with the restrictions described under "Disposition of Capital Units; Restriction on Transfer" below, and any new owner of the Class A units will have the same obligations as the original Class A member, including the corn delivery requirement described below.

    Minimum Investment.  The minimum Class A investment in the offering will be $10,000 or 2 units per investor. Following the completion of the offering, no minimum will apply to transfers of Class A units; however, purchases or transfers of partial Class A units will not be permitted.

    Limits on Investment.  Until [May 14, 2001], any investor who purchases Class A units will have the option of purchasing Class C units, provided that the investor's total investment of Class A and C units does not exceed $1 million. After [May 14, 2001], Class A investors may purchase an unlimited number of additional units of Class A or C units, provided that the maximum aggregate offering amount of $23.5 million has not been reached.

    Voting Rights.  Class A members will be entitled to vote on all matters coming to a vote of the Class A members. Each Class A member may cast only one vote on each matter brought to a vote of the Class A members regardless of the member's percentage of ownership. On all matters to be voted upon by the Class A members, the affirmative vote of the majority of the Class A members will be the act of the Class A members.

    Corn Delivery Requirement.  Class A members are subject to a corn delivery requirement of 2,500 bushels of corn annually per Class A unit owned. Each Class A investor in the offering will be required to enter into a Corn Delivery Agreement with us to meet those requirements. Anyone who purchases or acquires Class A units after the offering will also be required to enter into a Corn Delivery Agreement, regardless of whether such person is a producer. Any Class A member who is not a producer may have to purchase corn on the open market to fulfill this corn delivery requirement. If you fail to deliver corn on time or to meet our quality standards in accordance with the Corn Delivery Agreement, we may redeem your capital units as explained under "Redemption" below. The form of Corn Delivery Agreement we intend to use initially is included under Appendix E to this prospectus. Any changes to the corn delivery requirements of the Class A members must be approved by the Class B representative on the Board of Managers and all but one of the other members of the Board of Managers.

    Class B Members.  Class B members are owners of Class B units that have signed and agreed to be bound by the terms of our Operating Agreement.

    Ownership Restrictions.  Initially, the only Class B member will be Broin Investments I, LLC, an affiliate of the design, construction and management companies that will build and operate the ethanol production facility. Following the completion of the offering, Broin Investments I will be permitted to transfer its Class B units subject to significant restrictions described under "Disposition of Capital Units; Restriction on Transfer" below.

    Required Investment.  Broin Investments I has agreed to invest $1 million in Class B units. This investment is a condition to the completion of the offering.

    Limits on Investment.  Until [May 14, 2001], Broin Investments I will have the option of purchasing up to $3 million of Class C units in addition to its Class B units. After [May 14, 2001], Broin Investments I (or any other Broin entity or other investor) may purchase an unlimited number of additional units, provided that the maximum aggregate offering amount of $23.5 million has not been reached.

    Voting Rights.  The Class B members will be entitled to vote on all matters coming to a vote of the Class B members. Each Class B member will be entitled to one vote for each Class B unit held by the Class B member. On all matters to be voted upon by the Class B members, the affirmative vote of the holders of majority of the Class B capital units will be the act of the Class B members.

    No Corn Delivery Requirement.  Class B members do not have any corn delivery requirement with respect to their Class B units.

    Class C Members.  Class C members are owners of Class C units that have signed and agreed to be bound by the terms of our Operating Agreement.

    Ownership Restrictions.  Class C investors may include any interested investor, including Class A and Class B investors. Class C units do not have restrictions on ownership; however, until [May 14, 2001], Class C units will be offered only to investors purchasing Class A or Class B units in the offering. After [May 14, 2001], any interested investor may purchase Class C units.

    Minimum Investment.  The minimum Class C investment will be $50,000 or 10 units per investor. Following the completion of the offering, no minimum will apply to transfers of Class C units; however, purchases or transfers of any partial Class C units will not be permitted.

    Limits on Investment.  Until [May 14, 2001], investment in Class C units will be limited by the restrictions on additional investment by purchasers of Class A and Class B units as described above. After [May 14, 2001], investors may purchase additional Class C units in unlimited amounts, provided that the maximum aggregate offering amount of $23.5 million has not been reached.

    Voting Rights.  Class C members will be entitled to vote on all matters coming to a vote of the Class C members. Each Class C member will be entitled to one vote for each Class C unit held by the Class C member. On all matters to be voted upon by the Class C members, the affirmative vote of the Class C members holding a majority of the Class C capital units will be the act of the Class C members.

    No Corn Delivery Requirement.  Class C members do not have any corn delivery requirement with respect to their Class C units.

    Class D Members.  Class D members are the members of our initial Board of Managers and Broin Management (our initial Managing Member) who have each purchased one Class D unit and have signed and agreed to be bound by the terms of our Operating Agreement.

    Voting Rights.  The Class D members will be entitled to vote on all matters coming to a vote of the Class D members. Each Class D member will be entitled to one vote for each Class D unit held by the Class D member. On all matters to be voted upon by the Class D members, the affirmative vote of the holders of the majority of the Class D units will be the act of the Class D members.

    Conversion of Class D Units.  Upon the completion of the offering, each Class D unit will automatically convert into one Class C unit and entitle the owner to the rights, privileges and obligations of a Class C member. Following such conversion, the Class D units will cease to exist.

    Admission of Additional Members.  The Board of Managers may admit additional members to the Company in their discretion if capital units are transferred to any non-member or upon the sale or issuance of additional capital units by the Company; however, no additional members may be admitted without the approval of the Board of Managers, and the Board of Managers may refuse to admit any person or entity as a member in its sole discretion. No additional members will be admitted without signing and agreeing to be bound by the Operating Agreement. All new Class A Members must also submit an executed Corn Delivery Agreement.

    If any person becomes the beneficial owner of capital units and does not become a member, whether though the failure to sign our Operating Agreement, because the Board of Managers refuses to admit such person, or for any other reason, we may redeem such person's capital units at a price of 10% of the price at which such units were originally issued by Great Plains Ethanol. Any person who owns capital units, but is not a member, will be entitled to receive distributions and other economic rights related to ownership of the capital units, and will be required to pay the corresponding share of taxes relating to such person's capital units; however, such person will not be entitled to voting and other rights associated with membership.

    Additional Capital Units and Classes of Members.  Following the offering, the Board of Managers may create and issue additional capital units or additional classes of capital units on such terms and conditions as the Board of Managers may determine at the time of admission.

    Representations and Warranties of Members.  When signing our Operating Agreement, you will be required to make a number of representations and warranties to the Company and every other member. These representations and warranties include, but are not limited to, the following:

  •
  if you are a legal entity, that you are duly organized, validly existing and in good standing under the laws of the state of organization and are duly qualified and in good standing as a foreign corporation in the jurisdiction of your principal place of business (if not incorporated therein);

  •
  that you have full authority to execute and agree to the Operating Agreement and to perform your obligations under the Operating Agreement;

  •
  that you have duly executed and delivered the Operating Agreement; and

  •
  that your authorization, execution, delivery, and performance of the Operating Agreement does not conflict with any other agreement or arrangement to which you are a party or by which you are bound.

Rights of Members

    Election of Board of Managers.  The initial Board of Managers consists of 15 individuals. The initial Board of Managers will resign effective upon the completion of an election for the Board of Managers at Great Plains Ethanol's first special member meeting, which is expected to be held during the first quarter of 2003. Following that meeting, the Board of Managers, will consist of seven or nine managers. The Board of Managers will consist of seven members if less than 20% of the capital units outstanding are Class C capital units or nine members if at least 20% of the capital units outstanding are Class C capital units.

    The Class A members will always elect a majority of the members of the Board of Managers. The Class B members will always elect one member of the Board of Managers. The Class C members will elect from zero to three members to the Board of Managers depending upon the results of this offering, as follows:

	Representatives on Board of Managers
Percentage of Total Equity Raised through Sales of Class C Units	Class A	Class B	Class C	Total
0-10%	6	1	0	7
Greater than 10% but less than 20%	5	1	1	7
At least 20% but less than 30%	6	1	2	9
At least 30%	5	1	3	9

    Voting by Classes.  All matters coming to a vote of all members (other than the election of managers, which is done by the classes separately, as described above) must receive a majority of the affirmative votes of each class to be approved. The following matters are the only matters which will require the vote of the members and, therefore, the affirmative vote of each class:

  •
  our merger or consolidation with another business entity;

  •
  the sale of substantially all of our assets; and

  •
  our voluntary dissolution.

    Other than the election of representatives to the Board of Managers as described above, our Board of Managers will decide all other matters, as described under "Board of Managers" below.

    Annual Distributions.  The Operating Agreement requires that we make an annual distribution of a minimum of 20% of the net cash we earn from operations if the following conditions are met:

  •
  we earn in excess of $500,000 for the year;

  •
  the distribution does not violate or cause us to default under any the terms of any of our credit facilities or debt instruments; and

  •
  the distribution is not prohibited by any law restricting distributions in the event of insolvency.

    The Board of Managers may but is not required to make additional distributions to our members. We will make all distributions to our members in proportion to the number of capital units each member owns, regardless of class.

    Right to Information; Confidentiality.  Prior to our annual meeting each year, we will send each member a copy of our annual report and audited financial statements for the previous year. Each member is entitled to have access to certain financial and other information under the law of South Dakota. In fulfilling our obligation to provide such information to you, we may require that you follow certain statutory procedures and we may charge you a nominal fee for copies. By signing the Operating Agreement, you agree to hold in strict confidence any information that is not publicly available regarding our business, affairs, properties, and financial condition you may receive from us. You also agree to keep confidential certain information about other companies you may receive from us.

    Meetings.  We plan to have an annual meeting of members for the transaction of all business which may come before the meeting on a date determined by the Board of Managers. We may have a special members meeting at any time at the request of the President, the Board of Managers or the holders of at least 10% of the capital units of any class entitled to be voted at such meeting. Any such request must state the purpose or purposes of such meeting and the matters proposed to be acted on at the special meeting. Notices will be sent to members of the time and place of any annual or special meeting of members. Members may vote by proxy at any annual or special meeting of members.

    No Preemptive Rights.  You will not have any preemptive rights to purchase additional capital units if we offer to sell or issue additional capital units or other securities in the future. If we make an additional offering of capital units or other securities, the Board of Managers may decide to offer the members an opportunity to participate, but it is under no obligation to do so.

    Conversion Rights.  The Class D units will be automatically converted into Class C units if this offering is completed. No other classes of capital units have any conversion rights.

    No Dissenters' Rights.  Members do not have dissenters' rights. This means that if we were to merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, you will not have the right to seek appraisal or payment of fair value for your capital units.

Management

    We will be managed by a Board of Managers and our day-to-day operations will be managed and conducted by Broin Management, our Managing Member.

    Board of Managers.  Our initial Board of Managers will have 15 members, all of whom have been involved in the formation and planning stages of this project. The initial Board of Managers members are Dwayne Atkins, Jeff Broin, Darrell Buller, Steve Christensen, Dennis Hardy, Rich Horton, Darrin Ihnen, David Lambert, John Ludens, Mark Miller, Jim Rand, Dennis Schrag, Paul Shubeck, Steve Sinning and Dan Viet. The initial Board of Managers will serve until a special member meeting is held. Assuming that construction begins in the spring of 2002, the special member meeting is expected to be held during the first quarter of 2003. The only purpose of the first special member meeting will be to elect a new Board of Managers as described above under "Election of Board of Managers."

    Other than the initial managers, each manager will hold office for staggered terms of three years, except that at the first special member meeting, the managers will be elected to staggered one, two and three year terms. Managers may be removed for any reason by the affirmative vote of a majority of members of the class which elected such manager. If a vacancy occurs as a result of the death or disability of a member of the Board of Managers elected by the Class A or Class C member, then the Board of Managers will appoint a new manager to fill the vacancy until the next member meeting held for the purposes of electing managers. The members of the class in which the vacancy occurred will then elect a new manager to fill the vacancy for the remainder of the original term. If a vacancy occurs as a result of the death or disability of the Manager elected by the Class B Members, then the Class B members will elect a new manager to fill the vacancy for the remainder of the term. Our Board of Managers may also delegate its authority to a committee or committees it designates.

    The initial members of the Board of Managers will not receive a per diem fee or any other compensation for attending meetings. A per diem fee or other compensation for attending meetings and serving as a manager may be set by the Board of Managers following completion of the offering. Managers who are members of the Company will receive the same membership benefits that all other members receive. Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as managers.

    In general, our Board of Managers will manage the business and affairs of Great Plains Ethanol. Our Board of Managers' decisions generally must be approved by a majority vote of disinterested managers. Specific examples include:

  •
  directing and overseeing the Managing Member's activities;

  •
  directing the expenditure or investment of our funds and borrowings from banks or other lending institutions;

  •
  entering into contracts and agreements for the ethanol plant, including any contracts with the Managing Member or any other member; and

  •
  making distributions to members.

    Certain decisions by our Board of Managers require greater than a majority vote. These include the following:

  •
  The Class B manager and all but one of the other managers must approve any changes in the corn delivery process, amendments to our Operating Agreement and/or Articles of Organization, and the issuance of additional capital units;

  •
  Our Managing Member must consent, and all but one of the Class A and Class C managers must approve, any amendments to the sections of our Operating Agreement that deal with the rights, responsibilities and compensation of the Managing Member;

  •
  All but one of the Class A and Class C managers must approve the removal of our Managing Member (for the reasons outlined in our Operating Agreement) and the appointment of a replacement Managing Member; and

  •
  The Class B manager and all but two of the other managers must approve any borrowing by Great Plains Ethanol.

    There are also certain actions that our Board of Managers cannot take without the approval of each class of our members. These are:

  •
  the merger or consolidation of Great Plains Ethanol with another entity;

  •
  the sale of substantially all of Great Plains Ethanol's assets; and

  •
  the voluntary dissolution of Great Plains Ethanol.

    Managing Member.  Although our Board of Managers has the authority to manage the business and affairs of Great Plains Ethanol, our Managing Member is responsible for the day-to-day management decisions and for running the ethanol plant.

    Our initial Managing Member is Broin Management. Broin Management's agreement with us regarding its rights and obligations is contained in our Operating Agreement.

    In general, our Managing Member has the responsibility and authority to:

  •
  implement the decisions of our Board of Managers;

  •
  conduct and manage the day-to-day operations of Great Plains Ethanol and the ethanol plant;

  •
  make personnel decisions at the ethanol plant;

  •
  appoint a Chief Executive Officer and Chief Financial Officer once this offering is completed; and

  •
  make tax and insurance decisions.

    We may only terminate our Managing Member "for cause," which our Operating Agreement defines as:

  •
  illegal or unethical conduct;

  •
  substandard performance of the ethanol plant for a period of two consecutive years; and

  •
  the sale, change of control or dissolution of Broin Management.

    We have agreed to reimburse Broin Management for all operational costs it incurs conducting the day-to-day business of Great Plains Ethanol and the ethanol plant. However, Broin Management has agreed to provide us with the following services as part of its fee at no additional expense:

  •
  the full-time services of an ethanol plant manager, including serving as our tax matters partner as necessary for tax purposes;

  •
  ongoing process consulting and most engineering services;

  •
  ongoing Distributive Control System, operations, and microbiology assistance;

  •
  ongoing new technology updates; and

  •
  access to any available group pricing inputs to the production process.

    We have agreed to pay Broin Management the following compensation for its services to us as our Managing Member:

  •
  an annual management fee of $250,000, to be adjusted annually for inflation; and

  •
  a trimester/annual incentive bonus of 4% of the ethanol plant's net income.

    Officers.  The Board of Managers will elect a president of the Board of Managers who will preside over the meetings of the Board of Managers and perform other duties as may be necessary from time to time in accordance with the Operating Agreement. The Board of Managers may also elect one or more Vice Presidents, as it may deem appropriate, to act in the absence of the President, and a Secretary to perform the duties and functions of that office. All officers of the Board of Managers must be members of the Board of Managers and, unless the Board of Managers decides otherwise, they will receive no compensation for their services as officers of the Board of Managers other than any fee they may receive for serving as a manager.

    Until the offering is complete, the Board of Managers will appoint a Chief Executive Officer and Chief Financial Officer, who may be the same person, to serve as the principal executive officer and the principal accounting and financial officer, respectively, and to fulfill the day-to-day functions and duties of those positions with such salary and upon such other terms and conditions as the Board deems appropriate. Following the completion of the offering, the Managing Member shall appoint and determine the salary and other terms of employment of the Chief Executive Officer and Chief Financial Officer and such other officers as it may determine are necessary and desirable to conduct our business.

Indemnification

    We will generally indemnify, or reimburse, any of our officers, members, managers, the Managing Member, and former officers, members, managers or Managing Members against expenses actually and reasonably incurred by such person in connection with the defense of an action, suit or proceeding, civil or criminal, in which such person is made a party by reason of being or having been an officer, member, manager or Managing Member, with us. Also, none of our officers, members, managers or our Managing Member shall generally be liable to us or our members for monetary damages for an act or omission in such person's capacity as an officer, member, manager or Managing Member of the Company. However, an officer, member, manager or Managing Member will not be entitled to indemnification and may be liable to the company or our members if the person is found liable for any of the following:

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  breaching his or her duty of loyalty to us or our members;

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  an act or omission not in good faith that constitutes a breach of duty to us or our members or an act or omission that involves intentional misconduct or a known violation of the law;

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  a transaction from which the person received an improper benefit whether or not the benefit resulted from an action taken within the scope of the person's office or duties; or

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  an act or omission for which the liability of the person is expressly provided for by applicable statute.

    The South Dakota Limited Liability Company Act provides no specific limitations on indemnification of officers, managers or members of limited liability companies, although the duty of loyalty, duty of care and obligation of good faith and fair dealing of any officer, manager or member may not be waived. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and unenforceable.

Disposition of Capital Units; Restriction on Transfer

    You will not be permitted to freely transfer or sell your capital units. All transfers must be approved by the Board of Managers and must comply with our Capital Unit Transfer System, which is designed to conform with certain tax regulations that are important for us to maintain our single-level tax status. To find out more about the restrictions, see "Federal Income Tax Consequences—Publicly Traded Partnership Rules," below. If any member transfers his or her capital units in violation of the publicly traded partnership rules or without our prior written consent, the transfer will be null and void and we will have the option to redeem the capital units subject to the attempted transfer.

    We have a right of first refusal with respect to the Class B units being purchased by Broin Investments I in the offering. If Broin Investments I wishes to dispose of all or a portion of its Class B units, other than to another Broin affiliate, we will have the option to repurchase those Class B units at fair market value instead of allowing Broin to sell them to an unrelated party.

    The Board of Managers will not approve any sale or transfer of capital units unless it is registered under the Securities Act of 1933, as amended, and any applicable state securities laws or we have determined that it is exempt from registration under those laws. In addition, the Board of Managers will not approve any sale or transfer that would result in the loss of our partnership status within the meaning of the tax code.

Bankruptcy of a Member

    If any member becomes bankrupt or subject to insolvency proceedings as described in the Operating Agreement, we will have the right to offer the bankrupt member's capital units for sale through the Capital Units Transfer System, and if such a sale is not completed within 240 days, we will have the option to redeem and cancel the bankrupt member's capital units at a purchase price equal to 10% of the original issue price or the lowest amount which may be approved by the bankruptcy court.

Redemption

    We may redeem your capital units at a price of 10% of the price at which the units were originally purchased from us upon any of the following events:

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  if you try to transfer your capital units without following the procedures required by the Operating Agreement;

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  if anyone who acquires your capital units does not become a member within a year after the acquisition;

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  if you breach your obligations under your Corn Delivery Agreement and do not cure such breach after we send you written notice; or

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  if you become bankrupt and we are not able to sell your capital units within 180 days through the Capital Units Transfer System.

    In addition, if you fail to pay any outstanding balance on your promissory note for payment for your capital units in the offering, we may redeem your capital units and you will forfeit all amounts you have paid to us as liquidated damages.

Capital Accounts

    In accordance with the tax regulations discussed in greater detail under "Federal Income Tax Consequences," we will establish a capital account for each member. Each member's capital contribution will equal the amount of such member's payment for its capital units. The capital accounts will be used solely to determine relative distributions upon liquidation as set forth below. You will not be entitled to the return of any part of your contribution or to be paid interest in respect of either your capital account or your capital contributions. If you transfer your capital units, your capital account balance with respect to the transferred units will be credited to the new owner of the capital units at its then current balance, regardless of the price paid in the transfer.

Liability of Members

    If you purchase capital units, you will not be personally liable for a debt, obligation, or liability of Great Plains Ethanol solely by reason of being a member.

Sinking Fund Provisions

    There are no sinking fund provisions.

Further Calls or Assessments

    Members will not be liable for further calls or assessments by Great Plains Ethanol, other than for the balance of your subscription after the closing of this offering.

Liquidation upon Dissolution

    Our voluntary dissolution may be effected only upon the prior approval of the affirmative vote of the majority of each class. In the event of a voluntary or involuntary dissolution and liquidation, our assets will be distributed first to our creditors in the order of priority as provided by law, and then to our members in proportion to their respective capital accounts, which will correspond to the number of capital units owned by each member. None of the classes of members have any priority upon liquidation over any other classes. However, upon liquidation a special allocation shall be made with respect to the capital accounts relating to the converted Class D units so that the owners of such units will receive the same treatment upon liquidation as any Class C members who purchased Class C units in the offering. To the extent that a deficit, if any, in the capital account of any member results from or is attributable to deductions and losses of Great Plains Ethanol (including non-cash items such as depreciation), or distributions of money pursuant to the terms of the Operating Agreement to all members in proportion to the number of capital units owned by each member, upon dissolution of Great Plains Ethanol such deficit will not be an asset of Great Plains Ethanol and such members will not be obligated to contribute such amount to Great Plains Ethanol to bring the balance of their capital accounts to zero.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material federal income tax consequences relating to ownership of capital units in Great Plains Ethanol. The summary and form of opinion of our tax counsel described below are based on current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

Legal Opinions And Advice

    Leonard, Street and Deinard Professional Association, Minneapolis, Minnesota, tax and securities law counsel to Great Plains Ethanol, will render an opinion regarding federal income tax consequences. The form of tax counsel's opinion has been filed as an exhibit to the securities registration statement of which this prospectus is a part.

    In addition, all statements as to matters of law and legal conclusions contained in this section reflect the opinion to be rendered by tax counsel, unless otherwise noted. Our tax counsel has advised us that this summary discussion of "Federal Income Tax Consequences" is a general description of the principal federal income tax issues that will arise from the ownership and disposition of capital units insofar as they relate to matters of law and legal conclusions. The summary addresses all material federal income tax consequences to prospective members arising from the ownership and disposition of capital units.

    Our tax counsel emphasizes that its form of opinion extends only to matters of law. Nevertheless, the tax consequences to Great Plains Ethanol and its members are highly dependent on matters of fact that are not addressed in its form of opinion. You should know that the legal opinion, when rendered by our tax counsel, does not assure the intended tax consequences because it does not bind either the Internal Revenue Service or the courts.

    Neither this summary nor the form of opinion of our tax counsel discuss all the tax considerations that may be relevant to particular members in light of their personal investment circumstances, or to certain types of members that may be subject to special tax rules. This summary briefly discusses state tax considerations and does not address local or foreign taxation. Therefore, you are urged to consult your tax advisors regarding the tax consequences to you of owning capital units.

Federal Income Tax Consequences Of Capital Unit Ownership

    Tax Status Of Great Plains Ethanol.  Single-tax treatment and the ability to make cash distributions to members without incurring an entity level federal income tax depend on the treatment of Great Plains Ethanol as a partnership for income tax purposes. Great Plains Ethanol expects that it will be treated as a partnership for federal income tax purposes. This means that Great Plains Ethanol will pay no federal income tax and members will pay tax on their share of Great Plains Ethanol's net income. Under Treasury Regulations known as the "check-the-box" regulations, an unincorporated entity such as a limited liability company generally will be taxed as a partnership unless the entity is considered a publicly traded partnership or the entity affirmatively elects to be taxed as a corporation.

    Great Plains Ethanol will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded partnership. In early 1997, a study of partnership law by the staff of the Congressional Joint Committee on Taxation questioned the legal authority of the Treasury to issue the check-the-box regulations. Although none of the staff's recommendations were enacted into law, Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

    If Great Plains Ethanol fails to qualify for partnership taxation for whatever reason, it would be treated as a "C corporation" for federal income tax purposes. As a "C corporation," it would be taxed on its taxable income at corporate rates. Currently the maximum effective federal corporate rate is 35%. Distributions to members would generally be taxed again against members as corporate dividends, but members would not be required to report their share of Great Plains Ethanol's income, gains, losses, deductions or credits on their tax returns. Because a tax would be imposed upon Great Plains Ethanol as an entity, the cash available for distribution to members would be reduced by the amount of tax paid which could cause a reduction in the value of the capital units.

    Publicly Traded Partnership Rules.  To qualify for taxation as a partnership, Great Plains Ethanol must not be treated as a publicly traded partnership under Section 7704 of the tax code. Generally, the tax code provides that a publicly traded partnership will be taxed as a corporation. The tax code defines a publicly traded partnership as a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent). Although there is no legal authority on whether a limited liability company is subject to these rules, it is probable that Great Plains Ethanol is subject to the publicly traded partnership rules because it has elected to be classified and taxed as a partnership.

    Great Plains Ethanol will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1 of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner's interests or admitting the transferee as a partner.

    Great Plains Ethanol does not intend to list the Class A, Class B or Class C capital units on any stock exchange or the NASDAQ Stock Market, nor will it provide any information to broker-dealers which would enable broker-dealers to trade capital units under Rule 15c2-11 of the Securities Exchange Act of 1934, as amended. In addition, Section 4.1(A) of our Operating Agreement generally only permits transfers of capital units that will preserve the partnership tax status of Great Plains Ethanol by complying with the provisions of the Treasury Regulations. These generally provide that interests will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred pursuant to "safe harbors" that include:

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  "private" transfers;

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  qualified redemptions and repurchases; or

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  transfers pursuant to a qualified matching service.

    Private transfers include, among others:

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  transfers in which the transferee's tax basis is determined by reference to the transferor's tax basis in the interests transferred;

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  transfers by reason of death, including transfers from an estate or testamentary trust;

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  transfers, including gifts, between members of a "family" (as defined in Section 267(c)(4) of the tax code);

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  transfers from retirement plans qualified under Section 401(a) of the tax code or an IRA; and

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  "block" transfers. A block transfer is a transfer by a member and any related person as defined in the tax code in one or more transactions during any thirty calendar day period of interests representing in the aggregate more than two percent of the total interests in partnership capital or profits.

    Transfers pursuant to a qualified redemption or repurchase are disregarded in determining whether interests are readily tradable on a secondary market if several conditions are met. First, the redemption or repurchase cannot occur until at least 60 days after the partnership receives written notice of the member's intent to exercise the redemption or repurchase right. Second, either the purchase price is not established until at least 60 days after receipt of notification or the purchase price is established not more than four times during the entity's tax year. Third, the sum of the interests in capital or profits transferred during the year, other than in private transfers, cannot exceed 10 percent of the total interests in partnership capital or profits.

    Transfers through a qualified matching service also are disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

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  it consists of a computerized or printed system that lists customers' bid and/or ask prices in order to match members who want to sell with persons who want to buy;

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  matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

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  the seller cannot enter into a binding agreement to sell the interest until the fifteenth calendar day after his interest is listed, which date must be confirmable by maintenance of contemporaneous records;

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  the closing of a sale effected through the matching service does not occur prior to the forty-fifth calendar day after the interest is listed;

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  the matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price, nonfirm price quotes, or quotes that express an interest in acquiring an interest without an accompanying price, nonbinding indications of interest;

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  the matching service does not display quotes at which any person is committed to buy or sell a interest at the quoted price (firm quotes);

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  the seller's information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

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  the sum of the percentage interests transferred during the entity's tax year, excluding private transfers, does not exceed 10 percent of the total interests in partnership capital or profits.

Tax Treatment Of Great Plains Ethanol's Operations

    Use Of Calendar Year.  Because Great Plains Ethanol will be taxed as a partnership, we will have our own taxable year separate from the taxable years of our members. Unless a business purpose can be established to support a different taxable year, a partnership must use the "majority interest taxable year" which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In Great Plains Ethanol's case, we believe the majority interest taxable year is the calendar year (i.e., fiscal year ending December 31). Although Great Plains Ethanol may consider applying for a nonconforming taxable year, you should assume that Great Plains Ethanol will be required to use the calendar year.

    Flow-Through Of Taxable Income Or Loss.  Each member will be required to report on his income tax return for his taxable year with which or within which ends Great Plains Ethanol's taxable year his distributive share of the income, gains, losses, deductions and credits of Great Plains Ethanol without regard to whether corresponding cash distributions are received. To illustrate, if you were a member for the entire calendar year 2001 and you use a calendar year for your individual income taxes, you would include your share of Great Plains Ethanol's 2001 taxable income or loss on your income tax return for the year 2001 (to be filed by April 15, 2002). If you had a June 30 fiscal year you would report your share of Great Plains Ethanol's 2001 taxable income or loss on your income tax return for the fiscal year ending June 30, 2002. Great Plains Ethanol will provide each member with an annual Schedule K-1 indicating the member's share of Great Plains Ethanol's annual income, gains, losses, deductions and credits and their separately stated components within a reasonable time following the end of each calendar year.

    Tax Treatment Of Distributions.  Distributions to a member generally will not be taxable to the member for federal income tax purposes as long as distributions do not exceed his basis in his units immediately before the distribution. Cash distributions in excess of unit basis—which are considered unlikely—are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.

Initial Tax Basis Of Units And Periodic Basis Adjustments

    Under tax code Section 722, a member's initial basis in his or her membership interest in Great Plains Ethanol will be equal to the sum of the amount of money and the contributor's adjusted basis of any property contributed to Great Plains Ethanol. This amount is increased by a member's share of Great Plains Ethanol's debt, although such debt is not significant at the time of the offering. Since members are only contributing cash, each member's initial basis in Great Plains Ethanol units should be equal to the amount of his subscription plus the member's share of Great Plains Ethanol's debt.

    A member's initial basis in Great Plains Ethanol will be increased to reflect the member's distributive share of Great Plains Ethanol's taxable income and tax-exempt income, amounts attributable to depletion (not likely to be relevant), and any increase in a member's share of Great Plains Ethanol's debt. If a member makes additional capital contributions at any time, the adjusted unit basis is increased by the amount of any cash contributed or the adjusted basis in any property contributed.

    A member's unit basis will be decreased, but not below zero, by

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  the amount of any cash distributed to the member;

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  the basis of any other property distributed;

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  the amount of depletion deductions;

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  the member's distributive share of losses and nondeductible expenditures of Great Plains Ethanol that are "not properly chargeable to capital account"; and

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  any reduction in that member's share of Great Plains Ethanol's debt.

    The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his tax liability but accurate records should be maintained. Typically, basis computations are necessary at the following times:

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  the end of a taxable year during which Great Plains Ethanol suffered a loss, for the purpose of determining the deductibility of the member's share of the loss;

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  upon the liquidation or disposition of a member's interest; and

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  upon the nonliquidating distribution of cash or property to a member, in order to ascertain the basis of distributed property or the taxability of cash distributed.

    Except in the case of a taxable sale of a unit or liquidation of Great Plains Ethanol, exact computations usually are not necessary. For example, a member who regularly receives cash distributions that are less than or equal to his share of Great Plains Ethanol's taxable income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable to him under tax code Section 731(a)(1). The purpose of the basis adjustments is to keep track of a member's "tax investment" in Great Plains Ethanol with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the capital units.

    Deductibility Of Losses; Passive Loss Limitations.  In general, a member may deduct losses allocated to him, subject to a number of restrictions. Those restrictions include a general rule that losses cannot be deducted if they exceed a member's basis in his units nor to the extent they exceed the member's at-risk amount. These specific restrictions are not likely to impact the members of Great Plains Ethanol. However, if Great Plains Ethanol incurs a taxable loss or if taxable income is insufficient to cover interest expense on Great Plains Ethanol's related borrowing, the passive activity loss deduction rules are likely to have widespread effect.

    Tax code Section 469 substantially restricts the ability of taxpayers to deduct losses from passive activities. Passive activities generally include activities conducted by pass-through entities, such as Great Plains Ethanol and other partnerships, limited liability companies or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible because of these rules may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a member's entire interest in Great Plains Ethanol to an unrelated party in a fully taxable transaction.

    It is important to note that "passive activities" do not include dividends and interest income that normally are considered to be "passive" in nature; nor do they include farming operations in which the taxpayer is a material participant.

    Members may borrow funds to purchase their equity interest in Great Plains Ethanol and deduct the interest expense. However, this interest expense will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a member's only passive activity is Great Plains Ethanol, and if Great Plains Ethanol incurs a net loss, no interest expense on related borrowing would be deductible. If that member's share of Great Plains Ethanol's taxable income is less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the member's entire interest in Great Plains Ethanol to an unrelated party in a fully taxable transaction.

    Alternative Minimum Tax.  If Great Plains Ethanol adopts accelerated methods of depreciation, it is possible that taxable income for Alternative Minimum Tax purposes might exceed regular taxable income passed through to the members. No decision has been made on this point but we believe that most members are unlikely to be adversely affected by excess alternative minimum taxable income.

Tax Consequences Of Disposition Of Units

    Recognition Of Gain Or Loss.  Gain or loss will be recognized on a sale of capital units equal to the difference between the amount realized and the member's basis in the units sold. Amount realized includes cash and the fair market value of other property received plus the member's share of Great Plains Ethanol's debt. Because of the inclusion of debt in basis, it is possible that a member could have a tax liability on sale that exceeds the proceeds of sale. While this result is common in "tax shelters," it is quite unlikely in the case of a typical business operation such as Great Plains Ethanol's having no significant indebtedness.

    Gain or loss recognized by a member on the sale or exchange of a unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under tax code Section 751 to the extent attributable to depreciation recapture or other "unrealized receivables" or "substantially appreciated inventory" owned by Great Plains Ethanol. Great Plains Ethanol will adopt conventions to assist those members that sell units in apportioning the gain among the various categories.

    Allocations And Distributions Following Unit Transfers.  If any unit is transferred during any accounting period in compliance with the provisions of Article 4 of the Operating Agreement, then solely for purposes of making allocations and distributions, Great Plains Ethanol expects to use an interim closing of the books method, rather than a daily proration of profit or loss for the entire period, and the convention that recognizes the transfer as of the beginning of the month following the month in which the notice, documentation and information requirements of Article 4 have been substantially complied with. All distributions on or before the end of the calendar month in which these requirements have been substantially complied with will be made to the transferor and all distributions thereafter will be made to the transferee. However, the Board of Managers has the authority to adopt any other reasonable permitted method or convention.

    Effect Of Tax Code Section 754 Election On Unit Transfers.  The adjusted basis of each member in his capital units ("outside basis") initially will equal his proportionate share of the adjusted basis of Great Plains Ethanol in its assets ("inside basis"). Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the member's proportionate share of the inside basis.

    Section 754 of the tax code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a member to adjust his share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a member. Once the amount of the transferee's basis adjustment is determined, it is allocated among Great Plains Ethanol's various assets pursuant to tax code Section 755.

    A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity's inside basis. In this case, a special calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of limited liability company property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

    Tax code Section 743 (b) provides that the partnership or limited liability company is responsible for making the basis adjustments. However, the unit transferees are required to report the basis adjustments. Transferees accomplish this by attaching statements to their returns that show how the Section 743 (b) adjustment was determined and how the adjustment was allocated among the various partnership properties.

    Treasury Regulations clarify that partnerships are required to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on the partnership. The partnership reports basis adjustments by attaching statements to its returns when it acquires knowledge of transfers subject to Section 743. In addition, partnerships are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee's Schedule K-1 are adjusted amounts.

    Transferees are subject to an affirmative obligation to notify partnerships of their basis in acquired interests. To accommodate partnership concerns about the reliability of the information provided, partnerships are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee's basis in the partnership interest under tax code Section 1014, unless clearly erroneous.

    Section 4.2 of the Operating Agreement provides that Great Plains Ethanol will not make a Section 754 election unless the Tax Matters Partner, Broin Management, determines in its sole discretion to do so. We would be unlikely to make such an election unless the tax benefits made available to affected transferees by the election are likely to be sufficient to justify the increased cost and administrative burden of accounting for the resulting basis adjustments. Depending on the circumstances, the value of units may be effected positively or negatively by whether or not Great Plains Ethanol makes a Section 754 election. The Tax Matters Partner intends to monitor prices at which units change hands and is likely to authorize the election only when and if unit prices become materially greater than Great Plains Ethanol's per unit inside basis and only if it determines that this material difference is likely to continue or increase over time. If Great Plains Ethanol decides to make a Section 754 election, the election is made by Great Plains Ethanol on a timely filed partnership income tax return and it is effective for transfers occurring in taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.

    IRS Reporting Requirement.  Article 4 of the Operating Agreement contains the requirements for a valid transfer of units, including proper documentation and Board approval. In addition, the IRS requires a taxpayer who sells or exchanges a unit to notify Great Plains Ethanol in writing within thirty days or, for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to "Section 751(a) exchanges," it is likely that any transfer of a capital unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor and, if known, of the transferee and the exchange date. The IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Other Tax Matters

    Tax Information To Members; Consistent Reporting.  Great Plains Ethanol will be required to provide each member with a Schedule K-1 (or authorized substitute therefore) on an annual basis. Harsh penalties are provided for failure to do so unless reasonable cause for the failure is established.

    Each member's Schedule K-1 will set out the holder's distributive share of each item of income, gain, loss, deduction or credit that is required to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 "Notice of Inconsistent Treatment or Administrative Adjustment Request, AAR" with the original or amended return in which the inconsistent position is taken.

    IRS Audit Procedures.  Prior to 1982, regardless of the size of a partnership, adjustments to a partnership's items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes.

    The Tax Equity and Fiscal Responsibility Act of 1982 established unified audit rules applicable to most (but not all) partnerships. These rules require the tax treatment of all "partnership items" to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since Great Plains Ethanol will be taxed as a partnership, these rules are applicable to it and its members.

    The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement.

    IRS rules establish the "Tax Matters Partner" as the primary representative of a partnership in dealings with the IRS. The Tax Matters Partner must be a "member-manager" which is defined as a limited liability company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In Great Plains Ethanol's case, this would be Broin Management, as the Managing Member. Section 7.10 of the Operating Agreement designates the Managing Member as the Tax Matters Partner provided that the Managing Member owns capital units. In the event there is no Managing Member or the Managing Member no longer owns any capital units, then the Board of Managers shall appoint another member who owns capital units as the Tax Matters Partner.

    The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS. For partnerships with more than 100 partners, however, the IRS generally is not required to give notice to any partner whose profits interest is less than one percent.

    After the IRS makes an administrative adjustment, the Tax Matters Partner (and, in limited circumstances, other partners) may file a petition for readjustment of partnership items in the Tax Court, the district court in which the partnerships principal place of business is located, or the Claims Court.

    New Elective Procedures For Large Partnerships.  The Taxpayer Relief Act of 1997 contains an elective provision under which the income tax reporting and IRS auditing of partnerships of more than 100 partners is streamlined. This statute reduces the number of items that must be separately stated on the Schedules K-1 that are issued to the partners which will ease the burden on their tax preparers.

    If the election is made, IRS audit adjustments generally will flow through to the partners for the year in which the adjustment takes effect. However, the partnership may elect to pay an imputed underpayment that is calculated by netting the adjustments to the income and loss items of the partnership and multiplying that amount by the highest tax rate whether individual or corporate. A partner may not file a claim for credit or refund of his allocable share of the payment.

    Timing adjustments are made in the year of audit in order to avoid adjustments to multiple years where possible. In addition, the partnership, rather than the partners individually, generally is liable for any interest and penalties that result from a partnership audit adjustment. Penalties, such as the accuracy and fraud penalties, are determined on a year-by-year basis, without offsets, based on an imputed underpayment. Any payment for Federal income taxes, interest, or penalties, that an electing large partnership is required to make is non-deductible.

    Under the electing large partnership audit rules, a partner is not permitted to report any partnership items inconsistently with the partnership return, even if the partner notifies the IRS of the inconsistency. The IRS may treat a partnership item that was reported inconsistently by a partner as a mathematical or clerical error and immediately assess any additional tax against that partner. The IRS is not required to give notice to individual partners of the commencement of an administrative proceeding or of a final adjustment. Instead, the IRS is authorized to send notice of a partnership adjustment to the partnership itself by certified or registered mail. An administrative adjustment may be challenged in the Tax Court, the district court in which the partnerships principal place of business is located, or the Claims Court. However, only the partnership, and not partners individually, can petition for a readjustment of partnership items.

    The Board of Managers of Great Plains Ethanol will review the new large partnership procedures with its legal counsel and certified public accountants to determine whether it appears advantageous to elect to be subject to the new procedures.

    Self-Employment Tax.  The tax code and Treasury regulations provide that general partners are subject to self-employment tax on their distributive share of partnership income and that limited partners who do not render services to the partnership are not subject to self-employment tax. Neither the tax code nor the Treasury regulations address the treatment of limited liability company members for self-employment tax purposes. Proposed Regulations, however, were issued in 1997 that provide generally for imposition of the self-employment tax on limited liability company members only if they have personal liability for limited liability company obligations, have authority to contract on behalf of the company, or participate in the company's business for more than 500 hours each year. Few, if any, of the company's members would be subject to self-employment tax under this test.

    The status of the proposed regulations is uncertain because they were subject to a Congressional moratorium that ended July 1, 1998 and the Treasury has not taken steps to finalize them. Nevertheless, because of the similarity of limited liability company members and limited partners, it is believed to be highly likely that Great Plains Ethanol members will be treated similar to limited partners, i.e., generally not subject to self-employment tax on their share of limited liability company earnings.

    State Income Taxes.  Members generally are subject to tax in their state of residence as well as in those states in which the entity does business if their share of income exceeds the minimum filing requirements. Since Great Plains Ethanol will potentially be doing business in several states, this could create a substantial reporting burden for the members. South Dakota has no state income tax and because of special reporting conventions, a South Dakota resident member generally will not have to file individually in such other states. Many states allow "composite reporting" by partnerships and limited liability companies which means that the entity pays income taxes to the various states and the individual members are relieved of the reporting responsibility in states other than their state of residence. Their state of residence generally will allow a tax credit for state income taxes paid by the entity for the benefit of the member. However, since South Dakota has no state income tax, a South Dakota resident would not receive such a tax credit.

PLAN OF DISTRIBUTION

    We are selling the capital units directly to investors. We will offer and sell the capital units only in South Dakota. We must obtain approval from South Dakota's securities' regulatory authority.

    We have no underwriter. We are not using agents or brokers. The members of our Board of Managers will be the principal persons involved in selling the capital units. We will not pay our Board of Managers or any other person any commissions in connection with any sales. Our Board of Managers has no relationship to any broker-dealer.

    Subject to the requirements of the Securities Act of 1933 and South Dakota's securities laws, we plan to promote the offering by advertising in agricultural newspapers in South Dakota. We plan to distribute a request card that investors may send to us in order to receive a prospectus. We also plan to hold one or more informational meetings for potential investors at undetermined sites in or near Turner County, South Dakota. Attendance at a meeting will not be required to purchase the capital units offered in this prospectus. The informational meetings are intended to give investors an opportunity to ask questions of the Board of Managers and, if they choose, to bring their legal or financial advisors to ask questions and obtain information about the project. All attendees at the informational meeting will receive a prospectus.

    We also intend to promote the offering at agricultural trade shows in South Dakota. Upon request, trade show attendees will receive a prospectus and have the opportunity to ask questions and obtain information about the project from us.

HOW TO PURCHASE CAPITAL UNITS

    To purchase the capital units we are offering in this prospectus, you should carefully read this prospectus and then proceed as follows:

  1.
  Review the Subscription Agreement found under Appendix D. Complete the information requested in the Subscription Agreement, including the number of capital units to be purchased, and execute the signature page. By signing the Subscription Agreement, you are also acknowledging that you have received and reviewed this prospectus.

  2.
  Review and execute the Operating Agreement Counterpart Signature Page, found as an attachment to Appendix D.

  3.
  Make a check payable to "Great Plains Ethanol Escrow Account" in an amount equal to 10% of the purchase price you are requesting.

  4.
  Review and execute the Promissory Note, found as an attachment to Appendix D, for the balance of the purchase price.

  5.
  If you are purchasing Class A units, review and execute the signature page of the Corn Delivery Agreement, found under Appendix E, and, if applicable, disclose in writing any security interests you have granted in the corn to be delivered to us.

  6.
  Deliver to us by mail or in person the completed Subscription Agreement, executed Operating Agreement counterpart signature page, Promissory Note, Corn Delivery Agreement (if applicable) and check as follows:

By Mail:	By Hand Delivery:
Great Plains Ethanol, LLC	Great Plains Ethanol, LLC
P.O. Box 217	46569 SD Hwy. 44
Lennox, SD 57039	Lennox, SD 57039

    If you have any questions concerning the subscription process, you may contact Brian Minish, our Chief Executive Officer, as follows:

Brian Minish, CEO	Phone: 605-647-5179
Great Plains Ethanol, LLC	Fax: 605-647-5192
46569 SD Hwy. 44	E-mail: bminish1@excite.com
P.O. Box 217
Lennox, SD 57039

    When we receive your completed subscription materials, we will deposit your subscription check into an escrow account with the escrow agent. Our Board of Managers will review the subscriptions we receive and if we accept your subscription, we will countersign your Subscription Agreement and, for Class A members only, the Corn Delivery Agreement, and return copies of the signature pages to you. We will generally accept properly completed subscriptions in the order received; however, we have the right to accept or reject your subscription in the sole discretion of our Board of Managers. We will not formally accept and countersign any subscriptions until we receive subscriptions totaling the minimum offering amount. If we reject your subscription or terminate the offering for any reason, your deposit will be returned to you promptly, without interest.

Return of Proceeds if the Minimum Number of Capital Units are not Purchased

    The offer and sale of the capital units offered pursuant to this prospectus will end on the earliest of the following dates:

  •
  the date that subscriptions are received and accepted representing the maximum aggregate offering amount;

  •
  the date that our Board of Managers decides to terminate the offering; or

  •
  [July 28, 2001], unless extended to no later than March 15, 2002.

    If we do not receive subscriptions for at least $12.75 million of capital units by March 15, 2002, or if the offering is terminated for any other reason, the escrow agent will return your deposit to you via certified mail within 60 days. If any of the deposits are returned unclaimed, we will hold them in a federally insured bank account for a period of one year. We will exercise reasonable efforts to locate all such investors and notify them that the funds are being held. After one year has passed from the date of return of any such proceeds, they will be considered abandoned and disposed of in accordance with the laws of the State of South Dakota.

Call Notices to Investors

    If we receive and accept Subscription Agreements meeting the minimum $12.75 million equity requirement and satisfy all other conditions to closing, we will send each investor a written call notice notifying you that you must pay us the remaining 90% balance of the price of your capital units in one or more installments by the date indicated in the notice, which will be at least 30 days from the date of the notice. We will send call notices to our Class A and Class C investors before our Class B investor.

    In the event you fail to pay us for the remaining portion of your purchase price as required, we will have the following options:

  •
  We may proceed against you in court to collect the amount you owe us, and if we are successful and you pay us the balance of the amount you owe, you will still be a member; or

  •
  We may redeem your capital units and retain all amounts you have deposited for capital units as liquidated damages for your breach of the terms of the Subscription Agreement. If we redeem your capital units, you will forfeit all amounts you have paid to us, and you will lose your interest in Great Plains Ethanol. In addition, if you are a Class A member, you will no longer have any obligation or right to deliver corn under your Corn Delivery Agreement if we redeem your capital units.

Escrow Agent

    Dakota Heritage State Bank, Chancellor, South Dakota, is the escrow agent for funds paid to us by investors for the purchase of capital units. Funds held by the escrow agent can be withdrawn by our Board of Managers after the conditions to the offering have been satisfied and upon the adoption of resolutions identifying the amounts to be withdrawn and the purposes for which the funds will be expended. Our Board of Managers will provide to the escrow agent copies of the Board's resolutions authorizing withdrawal of funds. As soon as this offering is completed, the Board of Managers may withdraw funds held in the escrow account for the purposes of paying the expenses we have incurred in making this offering, in organizing Great Plains Ethanol, in obtaining the option for the plant site, and to pay our other start-up and construction expenses as described under "Plan of Operation—Sources and Uses of Proceeds" as they become due. If we do not raise sufficient funds to complete this offering or are unable to obtain the financing necessary to complete construction and operate the plant, or to satisfy any other closing condition by March 15, 2002, the escrow agent will return each investor's entire subscription deposit, without interest. In the event that we complete the offering, but do not proceed with the project for any other reason, the escrow agent will be directed to return to the investors those funds remaining in the escrow account after we have paid all of our expenses.

LEGAL MATTERS

    The validity of the Class A, Class B and Class C units being offered in this prospectus will be passed upon by Hagen, Wilka & Archer, P.C., Sioux Falls, South Dakota.

WHERE YOU CAN FIND MORE INFORMATION

    Great Plains Ethanol does not currently file reports with the Securities and Exchange Commission; however, if we complete this offering, we will file annual, quarterly and special reports with the SEC. You may read and copy any reports that Great Plains Ethanol files at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The reports and other information we file will be available in the EDGAR database located on the SEC's website at (http://www.sec.gov), as well as from commercial document retrieval services.

    Great Plains Ethanol has filed a Registration Statement with the SEC on Form SB-2 that registers the issuance of the Class A, Class B and Class C capital units offered by this prospectus. This document is a part of that Registration Statement. As allowed by SEC rules, this document does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

    You should rely only on the information contained in this document to decide whether to purchase capital units. We have not authorized anyone to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as of date other than the date on the cover page.

FINDING IMPORTANT INFORMATION

    This document contains important information about Great Plains Ethanol, LLC that you should read and consider carefully before you decide whether to invest. The principal sections of this document are located on the pages referenced in the Table of Contents below. Some of the documents related to the offering are included as appendices to this document. We have also filed additional information with the Securities and Exchange Commission in a registration statement relating to this prospectus. Please see "Where You Can Find More Information" to find out how to get copies of that information.

    If you have any questions regarding the information in this document, you may contact our Chief Executive Officer, Brian Minish, by telephone at (605) 647-5179, by facsimile at (605) 647-5192 or by e-mail at bminish1@excite.com.

Page
Prospectus Summary	1
Risk Factors	9
Conflicts Of Interest	21
Management's Plan Of Operation	23
Business	28
Ownership By Management And Certain Members	45
Certain Relationships And Related Transactions	46
Description Of Capital Units And Operating Agreement	47
Federal Income Tax Consequences	57
Plan Of Distribution	66
How To Purchase Capital Units	67
Legal Matters	69
Where You Can Find More Information	69
Articles of Organization and Operating Agreement	Appendix A
Audited Financial Statements	Appendix B
Financial Forecasts	Appendix C
Form of Subscription and Related Materials	Appendix D
Form of Corn Delivery Agreement	Appendix E

APPENDIX A

ARTICLES OF ORGANIZATION AND
OPERATING AGREEMENT

ARTICLES OF ORGANIZATION
OF
GREAT PLAINS ETHANOL, LLC

ARTICLE I

    The name of the Limited Liability Company is GREAT PLAINS ETHANOL, LLC

ARTICLE II

    The duration of the company is perpetual.

ARTICLE III

    The address of the initial designated office is:

    Post Office Box 172
    Lennox, SD 57039

ARTICLE IV

    The name and street address of the initial agent for service of process is:

    Brian Minish
    27438 465th Avenue
    Lennox, SD 57039

ARTICLE V

    The name and address of each organizer:

    Darrell Buller
    45722 272nd Street
    Parker, SD 57053

    Darrin Ihnen
    28065 459th Avenue
    Hurley, SD 57036

    Jim Rand
    27966 452nd Avenue
    Parker, SD 57053

    Paul Shubeck
    121 Dakota Avenue
    Centerville, SD 57014

ARTICLE VI

    The company is to be a manager-managed company. The names and addresses of the initial managers are:

Name	Address
Dwayne Atkins	46939 273rd Street Tea, SD 57064
Jeff Broin	2209 East 57th Street North Sioux Falls, SD 57108
Darrell Buller	45722 272nd Street Parker, SD 57053
Steve Christensen	27821 452nd Avenue Parker, SD 57053
Dennis Hardy	47312 288th Street Beresford, SD 57004
Rich Horton	45446 285th Street Hurley, SD 57004
Darrin Ihnen	28065 459th Avenue Hurley, SD 57036
David Lambert	Post Office Box 427 Parker, SD 57053
John A. Ludens	114 South Garfield Street Lennox, SD 57039
Mark Miller	216 West Well Street Freeman, SD 57029
Jim Rand	27966 452nd Avenue Parker, SD 57053
Dennis Schrag	44133 283rd Street Freeman, SD 57029
Paul Shubeck	121 Dakota Avenue Centerville, SD 57014
Steve Sinning	46366 280th Street Lennox, SD 57039
Dan Viet	27148 SD Highway 19 Parker, SD 57039

ARTICLE VII

    The members of the company are not to be liable for its debts and obligations under Section 303 (c).

ARTICLE VIII

    There shall initially be four classes of members of the Company, described as Class A Members, Class B Members, Class C Members and Class D Members. The rights, including voting rights, powers and duties of each class of members are set forth in the Operating Agreement. The managers, in the manner provided by the Operating Agreement, may in the future create additional classes of members having certain relative rights, including voting rights, powers and duties determined at the time of creation. The rights, powers or duties of a newly created class may be senior to those of one or more existing classes of members.

  Dated: December 18, 2000

/s/ Darrell Buller Darrell Buller
/s/ Darrin Ihnen Darrin Ihnen
/s/ Jim Rand Jim Rand
/s/ Paul Shubeck Paul Shubeck

CONSENT BY APPOINTMENT BY THE REGISTERED AGENT

    I, Brian Minish, hereby give my consent to serve as the registered agent for Great Plains Ethanol, LLC.

  Dated this 18th of December, 2000.

/s/ Brian Minish Brian Minish

OPERATING AGREEMENT

OF

GREAT PLAINS ETHANOL, LLC

January 15, 2001

ARTICLE 1 DEFINITIONS		1
1.1	"Act"	1
1.2	"Affiliate"	1
1.3	"Articles"	1
1.4	"Board of Managers"	1
1.5	"Bankrupt Member"	1
1.6	"Capital Contribution"	1
1.7	"Capital Unit" or "Unit"	1
1.8	"Capital Unit Transfer System"	2
1.9	"Class A Members"	2
1.10	"Class B Members"	2
1.11	"Class C Members"	2
1.12	"Class D Members"	2
1.13	"Code"	2
1.14	"Committed Capital"	2
1.15	"Company"	2
1.16	"Dispose," "Disposing," or "Disposition"	2
1.17	"Escrow Account"	2
1.18	"Manager"	2
1.19	"Managing Member"	2
1.20	"Member"	2
1.21	"Net Cash from Operations"	2
1.22	"Offering"	3
1.23	"Offering Proceeds"	3
1.24	"Ownership Percentage"	3
1.25	"Person"	3
1.26	"Proceeding"	3
1.27	"Trimester"	3
ARTICLE 2 ORGANIZATION		3
2.1	Formation	3
2.2	Name	3
2.3	Registered Office; Registered Agent, Principal Office in the United States; Other Offices	3
2.4	Purpose	3
2.5	Foreign Qualification	3
2.6	Term	4
2.7	Mergers and Exchanges	4
2.8	No State-Law Partnership	4
2.9	Fiscal Year	4
ARTICLE 3 MEMBERS		4
3.1	Members	4
3.2	Representations and Warranties	5
3.3	Admission of Additional Members	5
3.4	Interests in a Member	5
3.5	Information	6
3.6	Liabilities to Third Parties	6
3.7	Withdrawal	6
3.8	Lack of Authority	6

i

3.9	Classes and Voting	6
3.10	Place and Manner of Meeting	7
3.11	Conduct of Meetings	7
3.12	Annual Meeting	7
3.13	Special Meetings	7
3.14	Notice	8
3.15	Quorum of Members	8
3.16	Voting of Capital Units by Company	8
3.17	Closing Record Books and Fixing Record Date	8
3.18	Fixing Record Dates for Ballots by Mail	9
3.19	Proxies	9
ARTICLE 4 DISPOSITION OF CAPITAL UNITS		9
4.1	General Restrictions on the Disposition of Capital Units	9
4.2	Tax Elections	10
4.3	Redemption	10
4.4	Disposition by Broin Investments I, LLC; Right of First Refusal	11
4.5	Fair Market Value	11
ARTICLE 5 CAPITAL CONTRIBUTIONS		12
5.1	Class A Capital Units	12
5.2	Class B Capital Units	12
5.3	Class C Capital Units	13
5.4	Class D Capital Units	13
5.5	Additional Capital Units	14
5.6	Return of Contributions	14
5.7	Advances by Members	14
5.8	Capital Accounts	14
ARTICLE 6 ALLOCATIONS AND DISTRIBUTIONS		15
6.1	Allocations and Distributions	15
6.2	Distributions of Net Cash from Operations	15
6.3	Allocations of Income, Gain, Loss, Deductions, and Credits	15
6.4	Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company's Assets	15
6.5	Regulatory Allocations and Allocation Limitations	15
6.6	Proration of Allocations	17
6.7	Consent to Allocation	17
6.8	Distributions in Kind	17
6.9	Right to Distributions	17
6.10	Limitation on Distributions	17
ARTICLE 7 OFFICERS		17
7.1	Number of Officers	17
7.2	Appointment and Term of Office	17
7.3	Removal of Officers	18
7.4	The Chief Executive Officer	18
7.5	The Chief Financial Officer	18
7.6	The President	18
7.7	The Vice-Presidents	19
7.8	The Secretary	19
7.9	Assistant Secretaries	19
7.10	Designation of Tax Matters Partner	19

7.11	Duties of Tax Matters Partner	19
7.12	Authority of Tax Matters Partner	20
7.13	Expenses of Tax Matters Partner	20
7.14	Compensation	21
ARTICLE 8 MANAGEMENT		21
8.1	Management by Board of Managers	21
8.2	Actions by Managers; Committees; Delegation of Authority and Duties	22
8.3	Registration and Transfer of Securities	23
8.4	Number and Term of Office	23
8.5	Death or Disability of Managers	24
8.6	Removal	24
8.7	Resignations	24
8.8	Vacancies	24
8.9	Place and Manner of Meetings	24
8.10	First Meeting	24
8.11	Regular Meeting of Board of Managers	25
8.12	Special Meeting of Board of Managers	25
8.13	Notice of Board of Managers' Meetings	25
8.14	Action Without Meeting	25
8.15	Quorum; Majority Vote	25
8.16	Approval or Ratification of Acts or Contracts	25
8.17	Interested Managers, Officers and Members	25
8.18	Expenses of the Company	25
8.19	Procedure	26
8.20	Compensation	26
ARTICLE 9 MANAGING MEMBER		26
9.1	Managing Member	26
9.2	Rights and Obligations of the Managing Member	26
9.3	Management Fee; Trimester/Annual Incentive Bonus; Expenses	27
9.4	Dispute Resolution	29
9.5	Bonus Payments	29
9.6	Guaranteed Payment	29
9.7	Additional Services Available Under Separate Contracts and Fee Structures	29
9.8	Proprietary Information	29
ARTICLE 10 INDEMNIFICATION AND LIABILITY TO COMPANY		30
10.1	Indemnification	30
10.2	Liability to Company	30
10.3	Prospective Amendment of Liability and Indemnity	30
10.4	Non-Exclusive Liability and Indemnity	30
ARTICLE 11 CAPITAL UNIT CERTIFICATES		30
11.1	Certificates For Membership	30
11.2	Transfer of Certificates	30
11.3	Loss or Destruction of Certificates	31
11.4	Certificate Regulations	31
11.5	Transfer of Membership	31
11.6	Legends	31
ARTICLE 12 BANKRUPTCY OF A MEMBER		31

ARTICLE 13 DISSOLUTION		31
13.1	Dissolution and Winding-Up	31
13.2	Continuation	32
ARTICLE 14 LIQUIDATION AND TERMINATION		32
14.1	Liquidation and Termination	32
14.2	Application and Distribution of Proceeds on Liquidation	32
14.3	Deficit Capital Account Balances	32
14.4	Articles of Dissolution	33
ARTICLE 15 GENERAL PROVISIONS		33
15.1	Books and Records	33
15.2	Headings	33
15.3	Construction and Severability	33
15.4	Effect of Waiver or Consent	33
15.5	Binding Effect	33
15.6	Governing Law/Jurisdiction	33
15.7	Further Assurances	33
15.8	Notice to Members of Provisions of This Agreement	34
15.9	Counterparts	34
15.10	Conflicting Provisions	34

OPERATING AGREEMENT
OF
GREAT PLAINS ETHANOL, LLC

    This Operating Agreement of GREAT PLAINS ETHANOL, LLC, dated as of the 15th day of January, 2001, is executed and agreed to, for good and valuable consideration, by the Members (as defined below).

ARTICLE 1
DEFINITIONS

    As used in this Operating Agreement, the following terms have the following meanings:

      1.1 "Act" means the South Dakota Limited Liability Company Act and any successor statute, as amended from time to time.

      1.2 "Affiliate" of any Person shall mean any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner. For purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

      1.3 "Articles" means the Articles of Organization filed with the Secretary of State of South Dakota on December 20, 2000, by which GREAT PLAINS ETHANOL, LLC was organized as a South Dakota limited liability company under and pursuant to the Act.

      1.4 "Board of Managers" means the Managers acting as a group with the powers set forth in the Articles and this Operating Agreement.

      1.5 "Bankrupt Member" means (except to the extent that the Board of Managers determine otherwise) any Member (a) that makes a general assignment for the benefit of creditors; (b) files a voluntary bankruptcy petition under Chapter 7 of the United States Bankruptcy Code; (c) files a petition or answer seeking for the Member a liquidation, dissolution, or similar relief under any law; (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (a) through (c); (e) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member's or of all or any substantial part of the Member's properties; or (f) against which an involuntary petition has been filed and a proceeding seeking relief under Chapter 7 of the United States Bankruptcy Code, liquidation, dissolution, or similar relief under any law has been commenced and 90 days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

      1.6 "Capital Contribution" means any actual contribution by a Member to the capital of the Company through the purchase of Capital Units (but does not include subscribed for, but unpaid Capital Units).

      1.7 "Capital Unit" or "Unit" means Capital Units of the Company with the rights and privileges set forth in this Operating Agreement, including Class A, Class B, Class C and Class D Capital Units, and any other Class of Capital Units as may be approved and adopted by the Board of Managers.

1

      1.8 "Capital Unit Transfer System" means the procedures set forth in Article 4 of the Operating Agreement governing all Dispositions of Capital Units.

      1.9 "Class A Members" means holders of Class A Capital Units who have executed and agreed to be bound by this Operating Agreement.

     1.10 "Class B Members" means holders of Class B Capital Units who have executed and agreed to be bound by this Operating Agreement.

     1.11 "Class C Members" means holders of Class C Capital Units who have executed and agreed to be bound by this Operating Agreement.

     1.12 "Class D Members" means holders of Class D Capital Units who have executed and agreed to be bound by this Operating Agreement.

     1.13 "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

     1.14 "Committed Capital" means the purchase price of the Capital Units subscribed for by a Member in the Offering pursuant to a subscription agreement that has been accepted by the Company, regardless of whether such purchase price has been fully paid.

     1.15 "Company" means GREAT PLAINS ETHANOL, LLC, a manager-managed South Dakota limited liability company.

     1.16 "Dispose," "Disposing," or "Disposition" means sale, assignment, transfer, gift, exchange, or other disposition of one or more Capital Units, whether voluntary or involuntary, but not the mortgage, pledge, or grant of a security interest therein.

     1.17 "Escrow Account" means the Company's escrow account at Dakota Heritage State Bank into which the Capital Contributions from the sale of Class A, Class B and Class C Capital Units will be deposited until subscriptions are received for at least $12.75 million and the other conditions to the Offering are satisfied, or until such Capital Contributions are returned to the investors if said minimum amount is not committed.

     1.18 "Manager" means any natural Person who is a member of the Board of Managers of the Company, whether initially named in the Articles or later elected as provided in this Operating Agreement.

     1.19 "Managing Member" means Broin Management, LLC, a Minnesota limited liability company, or any successor appointed by the Board of Managers.

     1.20 "Member" means any Person who holds one or more Capital Units and has executed this Operating Agreement, whether initially admitted as of the date of this Operating Agreement or later admitted to the Company as a Member as provided in this Operating Agreement. Unless the context otherwise requires, the term "Member" shall include any Member's representative in event of the death, incapacity, or liquidation of the Member. Except as specifically stated otherwise, "Members" refers to all Class A, Class B, Class C and Class D Members.

     1.21 "Net Cash from Operations" means the gross cash proceeds from the Company's operations, sales, and other dispositions of assets, including but not limited to investment assets, (but not including sales and other dispositions of all or substantially all of the assets of the Company), less the portion thereof used to pay, or set aside for, the established reserves for all the Company's expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Board of Managers. Net Cash from Operations shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reduction of reserves previously established, but not expended, as authorized by the Board of Managers.

2

     1.22 "Offering" means the offer and sale of the Company's Class A, Class B and Class C Capital Units, pursuant to a registration statement to be filed with the Securities and Exchange Commission, not to exceed an aggregate of 4,700 Capital Units to be completed not later than March 15, 2002.

     1.23 "Offering Proceeds" means the Capital Contributions received from the sale of the Class A, Class B and Class C Capital Units pursuant to the Offering.

     1.24 "Ownership Percentage" with respect to any Member means the percentage of ownership of a Member determined by taking the total Capital Units held by such Member divided by the aggregate total number of issued and outstanding Capital Units.

     1.25 "Person" includes an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, foreign corporation, cooperative, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

     1.26 "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

     1.27 "Trimester" means any of the four-month periods ending on April 30, August 31, December 31, which shall be the periods set by the Board of Managers for delivery of corn to the Company's ethanol plant and may be used for other administrative matters.

    Other terms defined herein have the meanings so given them.

ARTICLE 2
ORGANIZATION

    2.1  Formation.  The Company has been organized as a South Dakota limited liability company by the filing of Articles under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of South Dakota.

    2.2  Name.  The name of the Company is GREAT PLAINS ETHANOL, LLC and all Company business must be conducted in that name or such other names that comply with applicable law as the Board of Managers may select from time to time.

    2.3  Registered Office; Registered Agent, Principal Office in the United States; Other Offices.  The registered office of the Company required by the Act to be maintained in the State of South Dakota shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Board of Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of South Dakota shall be the initial registered agent named in the Articles or such other Person or Persons as the Board of Managers may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Board of Managers may designate from time to time, which need not be in the State of South Dakota, and the Company shall maintain records there as required by the Act and shall keep the street address of such principal office at the registered office of the Company in the State of South Dakota. The Company may have such other offices as the Board of Managers may designate from time to time.

    2.4  Purpose.  The purpose of the Company is to produce and market ethanol and ethanol co-products and any other purpose allowed under South Dakota law.

    2.5  Foreign Qualification.  Prior to the Company's conducting business in any jurisdiction other than South Dakota, the Board of Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Board of Managers, the Company's Officers (as specified in

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Article 7) shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Operating Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

    2.6  Term.  The Company commenced its existence on the date the Secretary of State of South Dakota issued a certificate of organization for the Company and shall continue in existence until dissolved.

    2.7  Mergers and Exchanges.  The Company may be a party to (a) a merger, (b) a consolidation, or (c) an exchange or acquisition, subject to the requirements of this Operating Agreement. Consent to any such merger, consolidation, exchange or acquisition shall be by vote of the Members as set out in Article 3.

    2.8  No State-Law Partnership.  The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal income and state income tax purposes, and this Operating Agreement may not be construed to suggest otherwise.

    2.9  Fiscal Year.  The Company's fiscal year shall end on December 31 of each year or such other date as the Board of Managers shall determine.

ARTICLE 3
MEMBERS

    3.1  Members.

      (a) The initial Members of the Company are the Persons executing this Operating Agreement as of the date of this Operating Agreement as Class D Members, each of whom shall be admitted to the Company as a Class D Member effective contemporaneously with the execution by such Person of this Operating Agreement.

      (b) Additional Persons will not be admitted as Members of the Company unless and until subscriptions have been received for the purchase of at least 2,550 Capital Units, which shall be the minimum number of Capital Units offered in the Offering, and all other conditions to the Offering have been satisfied. The Board of Managers will have the option to accept subscriptions in the Offering for up to 4,700 Capital Units until March 15, 2002. The Board of Managers shall have the discretion to terminate the Offering at any time. Total Committed Capital raised in the Offering will be no less than $12,750,000.00 and no greater than $23,500,000.00. A Person who subscribes for Capital Units in the Offering will not be admitted as a Member unless and until: (i) such Person has submitted a completed subscription agreement, including a counterpart signature agreeing to be bound by this Operating Agreement, (ii) such Person has submitted full payment of the purchase price for the number of Capital Units subscribed for in the subscription agreement, or such Person has submitted payment of no less than 10% of such purchase price and delivered a promissory note in form and substance satisfactory to the Company for the balance of such purchase price, (iii) the Board of Managers has, in writing, admitted such Person as a Member by countersigning such Person's subscription agreement, and (iv) such Person has submitted a completed Corn Delivery Agreement, if such Person is purchasing Class A Capital Units

      (c) After the termination of the Offering, a Person may become a Member by acquiring one or more Capital Units (i) directly from the Company or (ii) from a Member in a Disposition in compliance with the provisions of this Operating Agreement.

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      (d) Any Person who satisfies the requirements of this Operating Agreement may be a Member unless the Person lacks capacity apart from the Act.

    3.2  Representations and Warranties.  Each Member represents and warrants to the Company and each other Member that:

      (a) if that Member is a corporation, it is duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein);

      (b) if that Member is a limited liability company, it is duly organized, validly existing, and (if applicable) in good standing under the laws of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein);

      (c) if that Member is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the laws of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clause (a), (b) or (c), as applicable, are true and correct with respect to each partner (other than limited partners), trustee, or other member thereof;

      (d) that the Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to this Operating Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other Persons necessary for the due authorization, execution, delivery, and performance of this Operating Agreement by that Member have been duly taken;

      (e) that the Member has duly executed and delivered this Operating Agreement; and

      (f)  that the Member's authorization, execution, delivery, and performance of this Operating Agreement does not conflict with any other agreement or arrangement to which that Member is a party or by which it is bound.

    3.3  Admission of Additional Members.  No Person shall become a Member without the approval of the Board of Managers. The Board of Managers may refuse to admit any Person as a Member in its sole discretion. Additional Persons may be admitted to the Company in the discretion of the Board of Managers. Any such admission also must comply with the requirements described elsewhere in this Operating Agreement and will be effective only after such Person has executed and delivered to the Company a subscription agreement or other written document including such Person's: (a) address for notices, (b) agreement to be bound by this Operating Agreement, and (c) representation and warranty that the representations and warranties required of all Members in this Operating Agreement are true and correct with respect to such Person. If the Person is to be a Class A Member, the Person must also submit an executed Corn Delivery Agreement. The provisions of this section shall apply to any Person who acquires Capital Units directly from the Company or through a Disposition by a Member.

    3.4  Interests in a Member.  A Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be Disposed of in violation of the Securities Act of 1933, as amended, or such that, after the Disposition, (a) the Company would be considered to have terminated within the meaning of Section 708 of the Code or (b) without the consent of the Board of Managers, that Member shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company. On any breach of this Section 3.4, the Company shall have the

5

option to redeem, and on exercise of that option the breaching Member shall surrender, the breaching Member's Capital Units in accordance with Section 4.3 of this Operating Agreement.

    3.5  Information.

      (a) In addition to the other rights specifically set forth in this Operating Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated. The Members agree, however, that, except as otherwise provided by law, the Board of Managers from time to time may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties, and financial condition of the Company should be kept confidential and not provided to some or all other Members, and that it is not just or reasonable for those Members or their assignees or representatives to examine or copy any such confidential information.

      (b) The Members acknowledge that from time to time, they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with whom it does business. Each Member shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member, except for disclosures (i) compelled by law (but the Member must notify the Board of Managers promptly of any request for that information before disclosing it, if practicable), (ii) to advisers or representatives of the Member or Persons who have acquired that Member's Capital Units through a Disposition as permitted by this Operating Agreement, but only if the recipients have agreed to be bound by the provisions of this section, or (iii) of information that the Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. The Members acknowledge that a breach of the provisions of this section may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this section may be enforced by specific performance.

    3.6  Liabilities to Third Parties.  Except as otherwise expressly agreed in writing, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

    3.7  Withdrawal.  A Member does not have the right or power to withdraw from the Company as a Member, except as set forth in this Operating Agreement.

    3.8  Lack of Authority.  No Member, other than the Managing Member or a Member acting in his or her capacity as an officer of the Board of Managers or as an officer of the Company, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board of Managers. The Managing Member has the authority set forth in Article 9 of this Operating Agreement.

    3.9  Classes and Voting.  Unless the Articles state to the contrary or as provided by this Operating Agreement, or any amendment hereto, there shall be four classes of Members. There shall be Class A Members, Class B Members, Class C Members, and Class D Members. The Board of Managers may establish additional classes or groups of one or more Members.

      (a)  Class A Members.  Class A Members shall be entitled to vote on all matters coming to a vote of the Class A Members. Each Class A Member may cast only one vote on each matter brought to a vote of the Class A Members, regardless of the number of Class A Capital Units owned. On all matters to be voted upon by the Class A Members, the affirmative vote of the

6

  majority of the Class A Members shall be the act of the Class A Members. Each Class A Member shall be required to execute a Corn Delivery Agreement in a form approved by the Board of Managers

      (b)  Class B Members.  Class B Members shall be entitled to vote on all matters coming to a vote of the Class B Members. Each Class B Member may cast one vote for each Class B Capital Unit held by the Class B Member on each matter brought to a vote of the Class B Members. On all matters to be voted upon by the Class B Members, the affirmative vote of the holders of a majority of the Class B Capital Units shall be the affirmative act of the Class B Members.

      (c)  Class C Members.  Class C Members shall be entitled to vote on all matters coming to a vote of the Class C Members. Each Class C Member may cast one vote for each Class C Capital Unit held by the Class C Member on each matter brought to a vote of the Class C Members. On all matters to be voted upon by the Class C Members, the affirmative vote of the holders of a majority of the Class C Capital Units shall be the act of the Class C Members.

      (d)  Class D Members.  Class D Members shall be entitled to vote on all matters coming to a vote of the Class D Members. Each Class D Member may cast one vote for each Class D Capital Unit held by the Class D Member on each matter brought to a vote of the Class D Members. On all matters to be voted upon by the Class D Members, the affirmative vote of the holders of a majority of the Class D Capital Units shall be the act of the Class D Members.

      (e)  Voting by Classes.  Members shall only be entitled to vote on the following matters: (i) the merger or consolidation of the Company with another business entity or the exchange of interests in the Company for interests in another company; (ii) sale, lease, exchange or other disposition of substantially all of the Company's assets; and (iii) voluntary dissolution of the Company. Any matter identified in items (i) through (iii) of the preceding sentence must receive the affirmative vote of each Class of outstanding Capital Units to be the act of the Members of the Company. The Members of each Class shall vote separately for the election and removal of representatives on the Board of Managers for their respective Classes as set forth in sections 8.4 and 8.6 of this Operating Agreement.

    3.10  Place and Manner of Meeting.  All meetings of the Members shall be held at such time and place, within or without the State of South Dakota, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Presence in person, or by proxy or written ballot, shall constitute participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

    3.11  Conduct of Meetings.  All meetings of the Members shall be presided over by the President. All meetings of the Members shall be conducted in general accordance with the most recent edition of Roberts' Rules of Order, or such other rules and procedures as may be determined by the Board of Managers in its discretion.

    3.12  Annual Meeting.  The annual meeting of the Members for the transaction of all business which may come before the meeting shall be held on a date determined by the Board of Managers. Failure to hold the annual meeting at the designated time shall not be grounds for dissolution of the Company.

    3.13  Special Meetings.  Special meetings of the Members may be called at any time by the President, the Board of Managers or by the Secretary upon the request of the holders of at least 10% of the Capital Units of any Class entitled to be voted at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at the special meeting.

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    3.14  Notice.  Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting either personally or by mail, by or at the direction of the President, the Secretary or the Board of Managers calling the meeting, to each Member entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member's address as it appears on the records of the Company, with postage thereon prepaid.

      (a) If a purpose of any Member meeting is to consider any of the following matters, the notice must state such purpose:

         (i) a plan of merger, consolidation, or exchange;

        (ii) the sale, lease, exchange or other disposition of all, or substantially all, of the Company's assets;

        (iii) the voluntary dissolution of the Company; or

        (iv) the removal of any representative on the Board of Managers.

      (b) The notice for any Member meeting relating to any of the purposes listed in (a) above must be accompanied by respectively a copy or summary of the respective:

         (i) plan of merger, consolidation or exchange;

        (ii) the transaction description for the proposed sale, lease, exchange or other disposition of all, or substantially all, of the Company's assets;

        (iii) the plan of liquidation; or

        (iv) identification of the Manager or Managers whose removal is sought.

    3.15  Quorum of Members.  Ten percent of the Class A Members, Class B Members representing 10% of the outstanding Class B Capital Units, and Class C Members representing 10% of the outstanding Class C Capital Units, represented in person, by proxy, or by written ballot, shall constitute a quorum at a meeting of the Members. The Members present at a duly organized meeting at which a quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of enough Members to leave less than a quorum.

    3.16  Voting of Capital Units by Company.  A Capital Unit owned by another limited liability company, corporation, or other legal entity, the majority of which is owned or controlled by this Company, and a Capital Unit held by this Company in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total Capital Units of a Class at any given time.

    3.17  Closing Record Books and Fixing Record Date.  For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or in order to make a determination of Members for any other proper purpose, the Board of Managers may provide that the record books shall be closed for a stated period not exceeding 10 days. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such books shall be closed for a period not exceeding 10 days immediately preceding such meeting. In lieu of closing the record books, the Board of Managers may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than 60 days and in the case of a meeting of Members, not less than 10 days prior to the date of which the particular action requiring such determination of Members is to be taken. If the record books are not closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is mailed, as the case may be, shall be

8

the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of record books and the stated period of closing has expired.

    3.18  Fixing Record Dates for Ballots by Mail.  Unless a record date shall have previously been fixed or determined herein, whenever action by Members is proposed to be taken by written ballot without attendance being required at a meeting of Members, the Board of Managers may fix a record date for purposes of determining Members entitled to vote by ballot on the action, which record date shall be set by the Board of Managers not more than 60 days prior to the deadline for returning ballots to the Company. If no record date has been fixed by the Board of Managers, the record date for determining Members entitled to vote by written ballot without requiring attendance at a meeting of Members shall be at the close of business on the tenth day preceding the mailing of the written ballots to the Members.

    3.19  Proxies.  At all meetings of Members, a Member may vote by proxy executed in writing by the Member or by his duly authorized attorney-in-fact, except with respect to the election of representatives to the Board of Managers for which Members shall be required to vote in person or as permitted by the Board of Managers by mail-in ballot. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. A proxy shall be considered filed with the Company when received by the Company at its executive offices, unless later revoked. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

ARTICLE 4
DISPOSITION OF CAPITAL UNITS

    4.1  General Restrictions on the Disposition of Capital Units.

      (a) No Disposition of Capital Units shall be valid except as specifically provided in this Article 4. To be valid, a Disposition must be approved by the Board of Managers and comply with the Company's Capital Units Transfer System as adopted or approved by the Board of Managers, as it may be amended from time to time. The Capital Units Transfer System shall conform with Section 1.7704-1 et seq. of the Treasury Regulations as adopted or amended by the Internal Revenue Service from time to time, and it is the intent of this Operating Agreement that: (i) the tax status of this Company be the same as for a partnership, (ii) this Company preserve its partnership tax status by complying with Section 1.7704-1, et seq., and any amendments thereto, and (iii) to the extent possible, this Operating Agreement shall be read and interpreted to prohibit the free transferability of Capital Units. Any attempted Disposition by a Person of Capital Units or any other interest or right, or any part thereof, in or in respect of the Company, other than in accordance with this Article 4 and the Capital Units Transfer System shall be, and is hereby declared, null and void ab initio.

      (b) The Board of Managers shall not approve, and the Company shall not recognize for any purpose, any purported Disposition of a Capital Unit unless and until the other applicable provisions of this Article 4 have been satisfied, all conditions have been satisfied under the Capital Units Transfer System, and the Company has received a completed transfer request in the form adopted by the Board of Managers, or such other written document (i) executed by both the Member effecting the Disposition (or such Member's representative if the transfer is on account of the death, incapacity, or liquidation of the Member effecting the Disposition,) and the Person acquiring the Capital Unit in the proposed Disposition; (ii) setting forth the number of Capital Units of each Class subject to the Disposition; and (iii) containing a representation and warranty that the Disposition was made in accordance with all applicable laws and regulations (including all applicable federal and state securities laws). If the Person acquiring the Capital Units in the

9

  Disposition is not a Member, then such Person must also comply with Section 3.3 of this Operating Agreement. If the Capital Units subject to the Disposition are Class A Capital Units then the Person acquiring the Class A Capital Units in the Disposition must also execute and submit to the Company a Corn Delivery Agreement in accordance with this Operating Agreement. Dispositions of Capital Units, and the resulting admissions of new Members, if applicable, are effective as of the first day of the Trimester immediately following the Trimester in which such matters are approved by the Board of Managers. Upon the effectiveness of a Disposition of all or a portion of a Member's Capital Units, the Company shall transfer all, or the respective proportion of the capital account of the Member effecting the Disposition to the Member who has acquired the Capital Units. No partial Capital Units may be subject to a Disposition. If a Person becomes the beneficial holder of Capital Units but has not been accepted as a Member (for example, upon a Member's death or if the Board of Managers refuses to accept such Person as a Member), such Person shall receive the allocations of income, gain, losses, deductions, credits, and distributions in accordance with Article 6 of this Operating Agreement until such time as the Person becomes a Member or until such Person's Capital Units are redeemed in accordance with Section 4.6 of this Operating Agreement. Such Person shall have no voting rights until such time as the Person becomes a Member and complies with this Section 4.1.

      (c) The Board of Managers will not approve any Disposition unless (i) either (A) the Disposition is registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (B) the Company has determined that the Disposition is exempt from registration under those laws; and (ii) the Company has determined that the Disposition, when added to the total of all other Dispositions within the preceding 12 months, would not result in the Company being considered to have terminated within the meaning of the Code or losing its partnership status and being taxed as a C corporation within the meaning of the Code.

      (d) The Member effecting a Disposition and any Person admitted to the Company in connection therewith shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission on or before the thirtieth day after the receipt by that Person of the Company's invoice for the amount due. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at the legal rate of interest allowed under South Dakota law.

    4.2  Tax Elections.  In the event of a Disposition of all or part of the Capital Units of any Member, the Company, in the sole discretion of the Board of Managers, may elect pursuant to Section 754 of the Code (or any successor provisions) to adjust the basis of the assets of the Company.

    4.3  Redemption.  The Company shall have the right to redeem the Capital Units of a Member or a Person who beneficially holds Capital Units upon any of the following occurrences:

  (a)
  An attempt to Dispose of the Capital Units in a manner not in conformity with this Operating Agreement.

  (b)
  The failure of a Person who becomes the beneficial holder of Capital Units to comply with Section 4.1 of this Operating Agreement and become a Member within a 12-month period following the date that the Person became a beneficial holder of the Capital Units.

  (c)
  Breach of the Member's Corn Delivery Agreement with respect to such Capital Units and failure to cure such breach subsequent to the giving of written notice by the Company as provided therein.

  (d)
  The Member becomes a Bankrupt Member and the Company is not able to sell its Capital Units within 240 days through the Capital Units Transfer System.

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    If the Company exercises its right to redeem a Member's or Person's Capital Units pursuant to any of the above, upon receipt of such Member's or Person's Capital Unit certificate, the Company shall pay to such Member or Person 10% of the price at which such Capital Units were originally offered for sale by the Company. In addition, the Company shall have the right to redeem a Member's Capital Units upon breach of the Member's obligation to pay any outstanding balance of its Committed Capital pursuant to such Member's promissory note with respect to payment for such Capital Units and to retain all amounts of such Member's previously Contributed Capital as liquidated damages. Upon redemption, any Corn Delivery Agreement or promissory note of such Member relating to such Capital Units shall become null and void. Nothing in this section shall be interpreted to limit or prevent the Company from seeking any legal or equitable relief that would otherwise be available to the Company.

    4.4  Disposition by Broin Investments I, LLC; Right of First Refusal.  Broin Investments I, LLC, shall be prohibited from Disposing of all or a portion of its Class B Capital Units issued in the Offering, other than to an Affiliate of Broin Investments I, LLC, without first offering the Class B Capital Units to the Company at fair market value, as defined in Section 4.5. If Broin Investments desires to Dispose of all or a portion of its Class B Capital Units, it shall give the Company written notice of such desire. If, within 30 days of the notice, the Company has not elected in writing to purchase such Class B Capital Units, Broin Investments may Dispose of its Class B Capital Units to a third party in accordance with Section 4.1 and the Board of Managers shall not unreasonably withhold its consent thereto.

    4.5  Fair Market Value.  The fair market value of Broin Investments I, LLC's Class B Capital Units for purposes of the Company's option to purchase provided for under Section 4.4 of this Operating Agreement, shall be determined in accordance with the provisions of this Section 4.5. The Company and Broin Investments I, LLC shall first try in good faith to determine the fair market value by mutual agreement. Such efforts to reach agreement shall be commenced within 10 days from the date of the Company's receipt of the notice of intended Disposition. Such efforts may be terminated at any time by either party. If the parties have not reached a determination of the fair market value by mutual agreement within 20 days following the Company's receipt of the notice of intended Disposition, then the fair market value shall be determined by appraisal as provided in this Section 4.5. Within 10 days following the failure or refusal to reach a mutual agreement as set forth above, the parties shall each appoint an appraiser to appraise the Class B Capital Units that are the subject of the Disposition and each party shall pay the cost of its respective appraisal. If the fair market values of the Class B Capital Units, as determined by the two appraisers, are within 10% of the lower of the two values, then the two values shall be averaged with the result being the fair market value and variable price of the Class B Capital Units. If the appraised values are not within 10% of the lower of the two values, then the two appraisers shall choose a third appraiser, with the cost of the third appraisal to be split equally by the parties. The agreement of two of the three appraisers, shall be the fair market value and purchase price of the Class B Capital Units. If at least two of the appraisers cannot agree on the appraised value, then the three appraised values shall be added together and divided by three with the result to be the fair market value and purchase price of the Class B Capital Units. The appraisers shall be duly qualified and have experience or background in the ethanol industry. The closing of the purchase of the Class B Capital Units by the Company shall be completed within 20 days following the determination of the purchase price. If the Company declines or fails to give timely notice of the election to purchase the Class B Capital Units, or if the Company fails to timely close the purchase, Broin Investments I, LLC shall be entitled to Dispose of its Class B Capital Units to a third party, but such sale must comply with Section 4.1.

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ARTICLE 5
CAPITAL CONTRIBUTIONS

    5.1  Class A Capital Units.

      (a) Sale of Class A Units in the Offering. In the Offering, Class A Capital Units will be offered for sale to producers only at a price of $5,000.00 per Unit, with a minimum purchase of two Class A Capital Units. Additional Class A Capital Units may be purchased, but no partial Class A Capital Units may be purchased. For the purposes of the Offering, a "producer" is a person engaged in the production of agricultural products, including a tenant of land used for production of the product, a landlord of land who receives rent based upon the amount of farm production or cash rent, an agricultural cooperative association, and a privately owned grain elevator company. The total equity raised in the Offering from the sale of Class A Capital Units, when combined with the equity raised from the sale of Class B and Class C Capital Units, shall not exceed $23,500,000.00.

      (b) Purchase of Class A Units in the Offering. Upon the execution of a subscription agreement for Class A Capital Units, a Person desiring to purchase Class A Capital Units must submit (i) 10% of the total purchase price of such Person's subscription amount to the Company, which amount shall be deposited into the Company's Escrow Account for the Offering and (ii) an executed promissory note in the amount of the remaining 90% balance of such Person's subscription amount. Payment of amounts due under the promissory note shall be subject to the call of the Board of Managers. Committed Capital due under the promissory note must be contributed within 30 days from the date of call. In the event of any Class A Member's failure to contribute its Capital Commitment when due, the Company shall have the right to redeem such Member's Class A Capital Units as provided in Section 4.3, in addition to any remedies otherwise provided by law.

      (c) Disposition of Class A Units following the Offering. After completion of the Offering, Class A Members may Dispose of outstanding Class A Capital Units to producers or non-producers, subject to the other requirements of this Operating Agreement.

      (d) Corn Delivery Requirement. To be admitted as a Class A Member, whether purchasing Class A Capital Units in the Offering or through a Disposition from a Member, a Person must sign a Corn Delivery Agreement in a form approved by the Board of Managers from time to time, in addition to fulfilling all other membership criteria set forth in Section 3.3.

    5.2  Class B Capital Units.

      (a) Sale of Class B Units in the Offering. In the Offering, the Company shall offer to sell 200 Class B Capital Units to Broin Investments I, LLC, at a price of $5,000.00 per Unit. No additional Class B Capital Units may be purchased and no partial Class B Capital Units may be purchased. The total equity raised in the Offering from the sale of Class B Capital Units, when combined with the equity raised from the sale of Class A and Class C Capital Units, shall not exceed $23,500,000.00.

      (b) Purchase of Class B Units in the Offering. The completion of the Offering is contingent upon the purchase by Broin Investments I, LLC, of the 200 Class B Capital Units specified in the preceding paragraph. Upon the execution of a subscription agreement for Class B Capital Units, Broin Investments I, LLC, must submit (i) 10% of the total purchase price of its subscription amount ($100,000.00) to the Company, which amount shall be deposited into the Company's Escrow Account for the Offering and (ii) an executed promissory note in the amount of the remaining 90% balance of its subscription amount ($900,000.00). Payment of amounts due under Broin Investment's promissory note shall be subject to the last call of the Board of Managers, only after call has been made for all outstanding Committed Capital of Class A and Class C Members.

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  Committed Capital due under Broin Investments I, LLC's promissory note must be contributed within 30 days from the date of call. In the event of Broin Investment's failure to contribute its Capital Commitment when due, the Company shall have the right to redeem Broin Investment's Class B Capital Units as provided in Section 4.3, in addition to any remedies otherwise provided by law.

      (c) Disposition of Class B Units following the Offering. After completion of the Offering, Class B Members may Dispose of outstanding Class B Capital Units to any Person, subject to the other requirements of this Operating Agreement, including, without limitation, Section 4.7 in the case of Broin Investments I, LLC.

      (d) No Corn Delivery Requirement. There is no corn delivery requirement for Class B Members.

    5.3  Class C Capital Units.

      (a)  Sale of Class C Units in the Offering.  In the Offering, the Company shall offer to sell Class C Capital Units at a price of $5,000.00 per Unit with a minimum purchase of 10 Class C Capital Units. Additional Class C Capital Units may be purchased, but no partial Class C Capital Units may be purchased. Any Person may purchase Class C Capital Units, including, but not limited to, purchasers of Class A and Class B Capital Units, producers and non-producers; provided that, for the first 75 days of the Offering, Class C Capital Units shall only be offered to purchasers of Class A and Class B Capital Units, with the following maximum limits on purchases during such 75 day period only: (i) total aggregate investment by one Person in Class A and Class C Capital Units cannot exceed $1,000,000.00, and (ii) total aggregate investment by Broin Investments I, LLC and its Affiliates in Class B and Class C Capital Units cannot exceed $4,200,000.00, including a $200,000.00 investment by Broin Management, LLC. The total equity raised in the Offering from the sale of Class C Capital Units, when combined with the equity raised from the sale of Class A and Class B Capital Units, shall not exceed $23,500,000.00

      (b)  Purchase of Class C Units in the Offering.  Upon the execution of a subscription agreement for Class C Capital Units, a Person desiring to purchase Class C Capital Units must submit (i) 10% of the total purchase price of such Person's subscription amount to the Company, which amount shall be deposited into the Company's Escrow Account for the Offering and (ii) an executed promissory note in the amount of the remaining 90% balance of such Person's subscription amount. Payment of amounts due under the promissory note shall be subject to the call of the Board of Managers. Committed Capital due under the promissory note must be contributed within 30 days from the date of call. In the event of any Class C Member's failure to contribute its Capital Commitment when due, the Company shall have the right to redeem such Member's Class C Capital Units as provided in Section 4.3, in addition to any remedies otherwise provided by law.

      (c)  Disposition of Class C Units following the Offering.  After completion of the Offering, Class C Members may Dispose of outstanding Class C Capital Units to any Person, subject to the other requirements of this Operating Agreement.

      (d)  No Corn Delivery Requirement.  There is no corn delivery requirement for Class C Members.

    5.4  Class D Capital Units.  Class D Capital Units shall be offered for sale at a price of $100.00 per Unit to each member of the initial Board of Managers named in the Company's Articles of Organization and to the Company's initial Managing Member, Broin Management, LLC. Upon completion of the Offering, each Class D Capital Unit shall be automatically converted into the right to receive one Class C Capital Unit. Upon completion of the Offering, each Class D Member shall tender

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and exchange its Class D Capital Unit Certificate for a Class C Capital Unit Certificate. The total equity raised from the sale of Class D Capital Units shall not exceed $1,600.00.

    5.5  Additional Capital Units.  Additional Capital Units may be created and issued to new Members or to existing Members on such terms and conditions as the Board of Managers may determine at the time of admission, and may include for the creation of different classes or groups of Members, represented by different classes of Capital Units, which Capital Units may have different rights, powers, and duties. If the Board of Managers creates additional Capital Units, the Board of Managers must specify the terms of admission or issuance, including the amount of Committed Capital proposed to be raised from the issuance of such Capital Units. Members of the Company shall not have a preemptive right to acquire additional, newly created Capital Units of the Company.

    5.6  Return of Contributions.  A Member is not entitled to the return of any part of its Capital Contribution or to be paid interest in respect of either its capital account or its Capital Contribution. A Capital Contribution is not a liability of the Company or of any Member. Members will not be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contribution.

    5.7  Advances by Members.  If the Company does not have sufficient cash to pay its obligations, and the Company does not raise additional capital pursuant to Section 5.5 hereof, any Member(s) that may agree to do so with the consent of the Board of Managers, as appropriate, may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section constitutes a loan from the Member to the Company, bears interest at the rate negotiated with the Board of Managers from the date of the advance until the date of payment and is not a Capital Contribution.

    5.8  Capital Accounts.  A capital account shall be established and maintained for each Member pursuant to the requirements of applicable federal income tax regulations. Each Member's capital account shall be increased and decreased as follows:

  (a)
  Each Member's capital account shall be increased by (i) the amount of the initial Capital Contribution made by the Member, (ii) the amount of any additional Capital Contributions made by the Member, and (iii) any income and gains allocated to the Member pursuant to Article 6.

  (b)
  Each Member's Capital Account shall be decreased by (i) any deductions and losses allocated to the Member pursuant to Article 6, and (ii) the amount of any distributions by the Company to the Member as of the time of the distribution.

A Member that has more than one Capital Unit shall have a single capital account that reflects all its Capital Units, regardless of the Class of Capital Units owned by that Member and regardless of the time or manner in which those Capital Units were acquired. Upon the Disposition of a Capital Unit, that portion of the capital account of the Member effecting the Disposition that is attributable to the Capital Unit subject to the Disposition shall carry over to the Person acquiring such Capital Unit.

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ARTICLE 6
ALLOCATIONS AND DISTRIBUTIONS

    6.1  Allocations and Distributions.  Except as may be required by section 704 (b) and (c) of the Code and the applicable Treasury Regulations, all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members, and distributions shall be made, in accordance with this Article 6.

    6.2  Distributions of Net Cash from Operations.  Distributions of Net Cash from Operations, if any, for any fiscal year, will be made on not less than an annual basis with a minimum of 20% to be distributed so long as the Net Cash from Operations is in excess of $500,000.00 for such year and provided that any such distribution does not violate or cause the Company to default under any the terms of any of the Company's credit facilities or debt instruments. Additional distributions, if any, may be made as the Board of Managers shall determine in its sole discretion. Distributions shall be made to all Members ratably in proportion to their Ownership Percentages.

    6.3  Allocations of Income, Gain, Loss, Deductions, and Credits.  All items of income, gain, loss, deductions, and credits for a fiscal year shall be allocated to the Members ratably in proportion to their Ownership Percentages.

    6.4  Allocation of Gain or Loss Upon the Sale of All or Substantially All of the Company's Assets.

      (a)  Allocation of Gain.  Any income or gain from the sale or exchange of all or substantially all of the Company's assets shall be allocated, first, to those Members with capital account balances less than the amounts of their respective Capital Contributions that have not previously been distributed, that amount of income or gain, if any, necessary to increase their capital account balances to the amount of their Capital Contributions not previously distributed; provided, that a special allocation of gain shall be made to the holders of those Class C Capital Units which were issued upon the conversion of Class D Capital Units in an amount sufficient to equalize the capital account balances of all Class C Members holding the same number of Class C Capital Units; and thereafter, the remaining income or gain, if any, shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

      (b)  Allocation of Loss.  Any loss from the sale or exchange of all or substantially all of the Company's assets shall be allocated, first, so as to equalize the capital account balances of all Members holding the same number of Capital Units, and thereafter, the remaining losses shall be allocated to the Members, ratably in proportion to their Ownership Percentages.

    6.5  Regulatory Allocations and Allocation Limitations.  Notwithstanding the preceding provisions for allocating income, gains, losses, deductions and credits, the following limitations, regulatory allocations and contingent reallocations are intended to comply with applicable income tax Treasury Regulations under Section 704(b) of the Code and shall be so construed when applied.

      (a)  Minimum Gain Chargeback.  Notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partnership Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Section 1.704-2(f)(1) of the Treasury Regulations in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain (determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations). This Section 6.5(A) is intended to comply with the minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith.

      (b)  Partner Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 6.5, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to

15

  a Partner Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 6.5(b) is intended to comply with the minimum gain chargeback requirements in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

      (c)  Qualified Income Offset.  In the event a deficit balance in a Member's capital account in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company pursuant to any provision of this Operating Agreement and (ii) the amount such Member is deemed to be obligated to contribute pursuant to the penultimate sentences of Section 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Treasury Regulations, is caused or increased because a Member receives an adjustment, allocation, or distribution described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, such Member will be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit balance or such increase in the deficit balance, as quickly as possible, to the extent required in the Treasury Regulations. This Section 6.5(c) is intended, and shall be so construed, to provide a "qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

      (d)  Gross Income Allocations.  In the event that a deficit balance in a Member's Capital Account at the end of any fiscal year is in excess of the sum of (i) the amount such Member is obligated to restore or contribute to the Company under this Operating Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations §§ 1.704-2(g)(1)(ii) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.5(d) shall be made only if and to the extent that the Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in this Section have been made as if Section 6.5(c) and this Section 6.5(d) were not in this Operating Agreement.

      (e)  Nonrecourse Deductions.  Nonrecourse Deductions shall be specially allocated to the Members in proportion to the allocation of Losses under Section 6.3.

      (f)  Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Treasury Regulations.

      (g)  Members' Shares of Excess Nonrecourse Debt.  The Members' shares of excess Partnership Nonrecourse Debt within the meaning of Section 1.752-3(a)(3) of the Treasury Regulations shall be determined in accordance with the manner in which it is reasonably expected that the deductions attributable to such Partnership Nonrecourse Debt will be allocated.

      (h)  Curative Allocations.  The allocations set forth in subsections (a), (b), (d), and (d) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations under Section 704(b). Notwithstanding any other provision of this Article 6 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain or loss among the Members so that, to the extent possible,

16

  the net amount of allocations of such items of income, gain or loss and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. For this purpose, future Regulatory Allocations under Section 6.5(a) and (b) shall be taken into account that, although not yet made, are likely to offset other Regulatory Allocations made under Section 6.5(f) and (g).

    6.6  Proration of Allocations.  All income, gains, losses, deductions and credits for a fiscal year allocable with respect to any Members whose Capital Units may have been transferred, forfeited, reduced or changed during such year should be allocated based upon the varying interests of the Members throughout the year. The precise manner in which such allocations are made shall be determined by the Board of Managers in its sole discretion and shall be a manner of allocation, including an interim closing of the books, permitted to be used for federal income tax purposes.

    6.7  Consent to Allocation.  Each Member expressly consents to the methods provided herein for allocation of the Company's income, gains, losses, deductions and credits.

    6.8  Distributions in Kind.  Except as provided by this Operating Agreement, a Member, regardless of the form of the Member's Capital Contribution, may not demand or receive a distribution from this Company in any form other than cash.

    6.9  Right to Distributions.  A Member who is entitled to receive a distribution that has not been paid by the Company when due has the status of, and is entitled to all remedies available to, a creditor of the Company with respect to such distribution.

    6.10  Limitation on Distributions.

      (a) Notwithstanding anything to the contrary in this Operating Agreement, the Company may not make a distribution to its Members to the extent that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the Company's assets, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Company's assets only to the extent that the fair value of that property exceeds that liability, or otherwise in violation of the Act.

      (b) A Member who receives a distribution that is not permitted under this Operating Agreement has no liability to return the distribution unless the Member knew that the distribution was prohibited under the terms of this Operating Agreement or the Act.

ARTICLE 7
OFFICERS

    7.1  Number of Officers.  The officers of the Board of Managers shall be a president, one or more vice-presidents, and a secretary, each of whom shall be appointed by the Board of Managers. The officers of the Company shall be a Chief Executive Officer and Chief Financial Officer. An officer of the Board of Managers shall be a member of the Board of Managers. Such other officers and assistant officers as may be deemed necessary, including any vice-presidents, may be appointed by the Board of Managers. If specifically authorized by the Board of Managers, an officer may appoint one or more officers or assistant officers from the Board of Managers. The same individual may simultaneously hold more than one office on the Board of Managers.

    7.2  Appointment and Term of Office.  The officers of the Board of Managers shall be appointed by the Board of Managers for a term as determined by the Board of Managers. If no term is specified, they shall hold office until the first meeting of the Board of Managers held after the next annual meeting of Members. If the appointment of officers shall not be made at such meeting, such

17

appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until the officer's successor shall have been duly appointed, until the officer's death, or until the officer shall resign or shall have been removed in the manner provided in Section 7.3. The designation of a specified term does not grant to the officer any contract rights. The Board of Managers can remove the officer at any time prior to the termination of such term, and the officer shall be employed "at will," unless otherwise provided by a signed contract with the Company.

    7.3  Removal of Officers.  Any officer or agent of the Board of Managers may be removed by the Board of Managers at any time, with or without cause. Subsequent to the completion of the Offering, the Managing Member may remove the Chief Executive Officer and Chief Financial Officer at any time, with or without cause. Prior to the completion of the Offering, the Board of Managers may remove the Chief Executive Officer and Chief Financial Officer at any time, with or without cause. Any such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

    7.4  The Chief Executive Officer.  The Chief Executive Officer shall be the principal executive officer of the Company. Until completion of the Offering, the Board of Managers shall select the Chief Executive Officer. Subsequent to the completion of the Offering, the Chief Executive Officer shall be selected by the Managing Member. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Board of Managers or of the Company authorized by the Board of Managers, deeds, mortgages, bonds, contracts, debt instruments or other instruments, which the Board of Managers and/or Managing Member have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Managers or by this Operating Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Managers until completion of the Offering and thereafter by the Managing Member from time to time.

    7.5  The Chief Financial Officer.  The Chief Financial Officer shall be the principal financial and accounting officer of the Company, and may be the same person as the Chief Executive Officer. Until completion of the Offering, the Board of Managers shall select the Chief Financial Officer. Subsequent to the completion of the Offering, the Chief Financial Officer shall be selected by the Managing Member. The Chief Financial Officer shall:

  (a)
  Have charge and custody of and be responsible for all funds and securities of the Company;

  (b)
  Receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies, or other depositaries as shall be selected by the Board of Managers; and

  (c)
  In general, perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Board of Managers until completion of the Offering and thereafter by the Managing Member. If required by the Board of Managers, the Chief Financial Officer shall give a bond for the faithful discharge of the Chief Financial Officer's duties in such sum and with such surety or sureties as the Board of Managers shall determine.

    7.6  The President.  The President shall be the presiding officer of the Board of Managers. The President shall, when present, preside at all meetings of the Members and of the Board of Managers. The President may sign, with the Secretary or any other proper officer of the Board of Managers or of the Company authorized by the Board of Managers, certificates for Capital Units of the Company and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Managers from time to time.

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    7.7  The Vice-Presidents.  If appointed, in the absence of the President or in the event of the President's death, inability or refusal to act, the Vice-President, or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If there is no Vice-President, then any member of the Board of Managers shall perform such duties of the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Company the issuance of which have been authorized by resolution of the Board of Managers; and shall perform such other duties as from time to time may be assigned to the Vice-President by the President or by the Board of Managers.

    7.8  The Secretary.  The Secretary shall:

  (a)
  Keep the minutes of the proceedings of the Members and of the Board of Managers in one or more books provided for that purpose;

  (b)
  See that all notices are duly given in accordance with the provisions of this Operating Agreement or as required by law;

  (c)
  Be the custodian of the Company records and of any seal of the Company and if there is a seal of the Company, see that it is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized;

  (d)
  When requested or required, authenticate any records of the Company;

  (e)
  Keep a register of the mailing address of each Member which shall be furnished to the Secretary by such Member;

  (f)
  Sign with the President, or a Vice-President, certificates for Capital Units of the Company, the issuance of which shall have been authorized by resolution of the Board of Managers;

  (g)
  Have general charge of the Capital Units transfer books of the Company; and

  (h)
  In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Managers.

    7.9  Assistant Secretaries.  The Assistant Secretaries, when authorized by the Board of Managers, may sign with the President or a Vice-President, certificates for Capital Units of the Company the issuance of which shall have been authorized by a resolution of the Board of Managers. The Assistant Secretaries, in general, shall perform such duties as shall be assigned to the Secretary, or by the President or the Board of Managers.

    7.10  Designation of Tax Matters Partner.  Provided that the Managing Member owns Capital Units, the Managing Member, is designated as the Tax Matters Partner of the Company, as provided in the Treasury Regulations pursuant to Section 6231 of the Code. Each Member, by the execution of this Agreement consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. If at any time there is no Managing Member, or if the Managing Member no longer owns Capital Units, the Board of Managers shall designate a Manager who owns Capital Units as the Tax Matters Partner of the Company.

    7.11  Duties of Tax Matters Partner.

      (a) The Tax Matters Partner shall register the Company as a "tax shelter" with the Internal Revenue Service if such registration is required and shall provide the tax shelter registration number to each Member.

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      (b) To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, profit's interest, and taxpayer identification number of each Member to the Secretary of the Treasury or his delegate (for the purposes of Sections 7.12 and 7.13 only, the "Secretary").

      (c) To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall keep each Member informed of the administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such administrative proceeding referred to hereinafter as a "tax audit" and such judicial proceeding referred to hereinafter as "judicial review").

      (d) If the Tax Matters Partner, on behalf of the Company, receives a notice with respect to a tax audit from the Secretary of the Internal Revenue Service, the Tax Matters Partner shall forward a copy of such notice to the Members who hold or held an interest in the profits or losses of the Company in the taxable year to which the notice relates as required by law.

    7.12  Authority of Tax Matters Partner.  The Tax Matters Partner is hereby authorized, but not required:

      (a) To enter into any settlement with the Internal Revenue Service or the Secretary of the Internal Revenue Service with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and Treasury Regulations thereunder) files a statement with the Secretary of the Internal Revenue Service providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Member;

      (b) In the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final" adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or the United States Court of Claims;

      (c) To intervene in any action brought by any other Member for judicial review of a final adjustment;

      (d) To file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

      (e) To enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

      (f)  To take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations; and

      (g) To retain attorneys and accountants on an as-needed basis under such terms and conditions as determined solely by the Tax Matters Partner.

    7.13  Expenses of Tax Matters Partner.  The Company shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are

20

made of Net Cash from Operations, or any discretionary reserves are set aside by the Board of Managers. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of Managing Member and indemnification set forth in Article 10 of this Agreement shall be fully applicable to the Tax Matters Partner in his capacity as such.

    7.14  Compensation.  The salaries and terms of employment of the officers of the Company shall be fixed from time to time by the Board of Managers until the completion of the Offering and thereafter by the Managing Member. Officers of the Board of Managers shall not receive any salary or other compensation for their services as officers of the Board of Managers, unless otherwise determined by the Board of Managers. Officers who are Members of the Company shall receive the same membership benefits that all other Members receive. Officers may be reimbursed for reasonable expenses incurred in carrying out their duties as officers.

ARTICLE 8
MANAGEMENT

    8.1  Management by Board of Managers.

      (a) Except for situations in which the approval of the Members is required by this Operating Agreement or by nonwaivable provisions of the Act and, except for those powers delegated to the Managing Member, and subject to the provisions of Section 8.2, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Board of Managers; and the Board of Managers may make all decisions and take all actions for the Company not otherwise provided for in this Operating Agreement, including, without limitation, the following:

    (i)
    To direct and oversee the Managing Member in its implementation of the decisions of the Board of Managers.

    (ii)
    To direct the expenditure of the capital and profits of the Company in furtherance of the Company's purposes.

    (iii)
    To direct the investment of Company funds in any manner deemed appropriate or convenient by the Board of Managers to be in the best interests of the Company.

    (iv)
    To enter into operating agreements, joint participation, joint ventures, and partnerships with others with respect to the ethanol plant and any other assets of the Company, containing such terms, provisions and conditions as the Board of Managers shall approve.

    (v)
    To cause the Company to borrow money from banks and other lending institutions for any Company purpose and in connection therewith to mortgage, grant a security interest in or hypothecate all of the assets of the Company.

    (vi)
    To sell, dispose, abandon, trade or exchange (but not a sale, disposition, abandonment, trade, or exchange of all or any substantial portion of the Company's assets) of the Company, upon such terms and conditions and for such consideration as the Board of Managers deems appropriate.

    (vii)
    To enter into agreements and contracts with any Member or an Affiliate of any Member, including the Managing Member and any Affiliate of the Managing Member, and to give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto as the Board of Managers may deem advisable or appropriate; provided, however, that any such agreement or contract shall be on terms as favorable to the Company as could be obtained from any third party.

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    (viii)
    To make distributions in accordance with and subject to the limitations set forth in Article 6 of this Operating Agreement.

    (ix)
    To amend the terms and provisions of this Operating Agreement.

      (b) All acts of the Board of Managers will be by majority vote of the disinterested Managers except for the following:

    (i)
    Changes in the corn delivery process, pricing and Corn Delivery Agreement shall require the affirmative vote of the Class B representative of the Board of Managers and the vote of all but one of the other members of the Board of Managers.

    (ii)
    Except as set forth in (iv) below, amendments to this Operating Agreement and/or the Articles shall require the vote of the Class B representative of the Board of Managers and the vote of all but one of the other members of the Board of Managers.

    (iii)
    The authorization of the sale of additional Capital Units shall require the vote of the Class B representative of the Board of Managers and the vote of all but one of the other members of the Board of Managers.

    (iv)
    Amendments to the sections of this Operating Agreement dealing with the rights, responsibilities and compensation of the Managing Member shall require the consent of the Managing Member and the vote of all but one of the total Class A and Class C representatives on the Board of Managers.

    (v)
    Removal of the Managing Member pursuant to Section 9.1, and appointment of a replacement Managing Member shall require the vote of all but one of the Class A and Class C representatives on the Board of Managers.

    (vi)
    The authorization of any borrowing of money by the Company shall require the vote of the Class B representative of the Board of Managers and the vote of all but two of the other members of the Board of Managers.

      (c) Notwithstanding the provisions of Section 8.1(a), the Board of Managers may not cause the Company to take any action set forth in Section 3.9(e), without first obtaining the required approval of each Class of Members.

      (d) For the purposes of this Operating Agreement, a disinterested Manager shall be a Manager who does not have a material financial interest in any contract or agreement to be approved by the Board of Managers. A Manager who has a material financial interest in any contract or agreement shall not vote on such contract or agreement. A Manager's interest in a Corn Delivery Agreement shall not be deemed to be a material financial interest. If a Manager is an Affiliate or relative of a party with respect to which the Board of Managers intends to act, such Manager shall be deemed to be interested.

    8.2  Actions by Managers; Committees; Delegation of Authority and Duties.

      (a) In managing the business and affairs of the Company and in exercising its powers, the Board of Managers shall act (i) collectively through meetings and written consents consistent with or as may be provided or limited in other provisions of this Operating Agreement; (ii) through committees pursuant to Section 8.2(b); and (iii) through Managers and officers to whom authority and duties have been delegated pursuant to Section 8.2(c).

      (b) The Board of Managers may, from time to time, designate one or more committees, each of which shall be comprised of one or more members of the Board of Managers and/or the Members of the Company. Any such committee, to the extent provided in such resolution shall have and may exercise such authority as is designated by the Board of Managers, subject to the

22

  limitations set forth in the Act. At every meeting of any such committee, unless otherwise provided by the Board of Managers, the presence of a majority of all the committee members shall constitute a quorum, and the affirmative vote of a majority of the committee members present shall be necessary for the adoption of any resolution. The Board of Managers may dissolve any committee at any time.

      (c) Any Person dealing with the Company, other than a Member, may rely on the authority of the Managing Member, any officer of the Company or any officer of the Board of Managers in taking any action in the name of the Company without inquiry into the provisions of this Operating Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Operating Agreement.

    8.3  Registration and Transfer of Securities.  Securities and other property owned by the Company shall be registered in the Company's name, in a nominee name, in any such case for the benefit of the Company. Any transfer agent called upon to transfer any securities to or from the name of the Company or such other names shall be entitled to rely on instructions or assignments signed by an officer of the Company, an officer of the Managing Member, or by any agent or custodian so authorized by the Board of Managers, on its behalf, without inquiry as to the authority of the person signing such instructions or assignments or as to the validity of any transfer to or from the name of the Company. At the time of transfer, any transfer agent is entitled to assume, unless it has actual knowledge to the contrary:

  (a)
  that the Company is still in existence;

  (b)
  that this Operating Agreement is in full force and effect and has not been amended, unless the transfer agent has received written notice to the contrary; and

  (c)
  that the person so signing is authorized to sign on behalf of the Company.

    8.4  Number and Term of Office.

      (a) The number of initial Managers of the Company shall be set at 15 until such time as the Members hold a special meeting ("Special Member Meeting") to be held during the first quarter of the calendar year 2003 for the purpose of electing a Board of Managers in accordance with Section 8.4(b). Each initial Manager shall hold office until the Special Member Meeting unless such Manager resigns, dies, or becomes disabled. An initial Manager may not be replaced or removed.

      (b) A person does not need to be a Member to be elected to the Board of Managers. Each Manager, other than the initial Managers, shall hold office for a term of three years or until removed, except that at the first Special Member Meeting, the Managers shall be elected to staggered one, two and three year terms under a process determined by the Board of Managers. One-third, or as close to said fraction as possible, of the Managers elected the first Special Member Meeting shall be elected for a one-year term; one-third for a two-year term, and one-third for a three-year term, divided as evenly as possible among the various Classes of representatives. Thereafter, approximately one-third of the Managers shall be elected to three-year terms at each annual meeting of the Members. The election process shall be determined by the Board of Managers in advance of the annual election. Following the first Special Member Meeting, the Board of Managers shall consist of seven or nine Managers. The Board of Managers shall consist of seven members if not more than 20% of the Capital Units outstanding are Class C Capital Units. The Board of Managers shall consist of nine Members if at least 20% of the Capital Units outstanding are Class C Capital Units. A majority of the members of the Board of Managers shall always be elected by the Class A Members. The Class B Members will elect one person to the Board of Managers. The Class C Members will elect from zero to three members to the Board

23

  of Managers based upon the following percentages of equity raised from the sale of Class C Capital Units:

Percentage of Total Equity Raised Raised Through Sales of Class C Units	Class A	Class B	Class C	Total
0-10%	6	1	0	7
Greater than 10% but less than 20%	5	1	1	7
At least 20% but less than 30%	6	1	2	9
At least 30%	5	1	3	9

    If a Manager's term expires, the Manager shall continue to serve until the Manager's successor shall have been elected and qualified, or until there is a decrease in the number of Managers. If a Manager is appointed to complete an unexpired term, that portion of the unexpired term served shall not be counted when calculating the Manager's length of service.

    8.5  Death or Disability of Managers.  Upon the death or disability of a Manager, the resulting vacancy on the Board of Managers may be filled in accordance with Section 8.8. "Disabled" or "disability" shall mean the inability to perform the functions and duties of one's position for a period of six months or greater.

    8.6  Removal.  Managers may be removed for any reason at any special meeting of Members by the affirmative vote of the majority of the Members of the Class which such Manager represents (as set forth in Section 3.9). The notice calling such meeting shall give notice of the intention to act upon such matter, and if the notice so provides, the vacancy caused by such removal may be filled at such meeting by vote of the Members of the appropriate Class represented at such meeting.

    8.7  Resignations.  Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified then at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

    8.8  Vacancies.  Any vacancy occurring in the Class A and Class C representatives to the Board of Managers (other than by reason of an increase in the number of Managers) may be filled by appointment through the affirmative vote of a majority of the remaining Managers, though less than a quorum of the Managers, provided that the person appointed to fill such vacancy is a Member of the Class in which the vacancy occurred. A Manager appointed by the Board of Managers to fill a vacancy shall serve until the next annual meeting or special meeting of Members held for the purpose of electing Managers, at which time, the Members of the Class in which the vacancy occurred shall elect a new Manager to serve for the remainder of the original unexpired term of the vacated position. Any vacancy occurring in the Class B representative to the Board of Managers shall be filled by the election of the Class B Members within 30 days following the occurrence of the vacancy. Any Manager position to be filled by reason of an increase in the number of members on the Board of Managers shall be filled by election at an annual meeting or at a special meeting of Members called for that purpose.

    8.9  Place and Manner of Meetings.  Meetings of the Board of Managers, regular or special, may be held either within or without the State of South Dakota. Managers may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

    8.10  First Meeting.  The first meeting of the newly elected Managers shall be held without further notice within 60 days following the annual meeting of the Members, and at the same place, unless by

24

unanimous consent of the Board of Managers then elected and serving, such time or place shall be changed.

    8.11  Regular Meeting of Board of Managers.  A regular meeting of the Board of Managers may be held at such time as shall be determined from time to time by resolution of the Board of Managers.

    8.12  Special Meeting of Board of Managers.  The Secretary shall call a special meeting of the Board of Managers whenever requested to do so by the President, by 30% of any of the Managers representing a specific Class, by the Chief Executive Officer, or by the Managing Member. Such special meeting shall be held at the time specified in the notice of the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

    8.13  Notice of Board of Managers' Meetings.  All special meetings of the Board of Managers shall be held upon two 2 days' written or oral notice stating the date, place and hour of meeting delivered to each Manager either personally, by facsimile transmission, and upon seven days' written notice by mail or at the direction of the President, the Secretary, the Managing Member, Chief Executive Officer or Managers calling the meeting.

    8.14  Action Without Meeting.  Any action required by the Act to be taken at a meeting of the Board of Managers, or any action which may be taken at a meeting of the Board of Managers, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the same number of Managers which would have been necessary to approve such action if a meeting had been held. Such consent shall have the same force and effect as if adopted at a duly called meeting of the Board of Managers.

    8.15  Quorum; Majority Vote.  At all meetings of the Board of Managers, 5 persons of a 7-person Board or 6 persons of a 9-person Board of Managers, shall constitute a quorum for the transaction of business. The act of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Board of Managers unless the act of a greater number, or the act of Managers elected by certain Classes is required by this Operating Agreement. If a quorum shall not be present at any meeting of the Board of Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

    8.16  Approval or Ratification of Acts or Contracts.  The Board of Managers in its discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the Members shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

    8.17  Interested Managers, Officers and Members.  No contract or transaction between the Company and one or more of its Managers, the Managing Member, officers, or Members, or any of their Affiliates, or between the Company and any other limited liability company, corporation, partnership, association, or other organization in which one or more of its Managers, the Managing Member, officers or Members are managers or officers or have a financial interest, shall be void or voidable solely for this reason or solely because the Person is present at or participates in the meeting of the Board of Managers or of a committee formed by the Board of Managers which authorizes the contract or transaction. Subject to 8.1(d), only disinterested Managers may vote on any particular matter or issue.

    8.18  Expenses of the Company.

      (a)  General and Administrative Expenses.  All expenses of the Company shall be billed to and paid by the Company. The Managers may be reimbursed for the actual cost of goods and services used for or by the Company. The Managers may be reimbursed for the administrative

25

  services necessary to the prudent operation of the Company; provided, the reimbursement shall be the lower of the Manager's actual cost or the amount the Company would be required to pay persons other than Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. No reimbursement shall be permitted for services for which the Manager is entitled to compensation by way of a separate fee.

      (b)  Organizational and Offering Expenses.  Organization expenses incurred in connection with the formation of the Company and all expenses in connection with the Offering will be charged to and borne by the Company. To the extent any such organization and offering expenses have been paid by the Board of Managers, the Board of Managers will be reimbursed in a like amount by the Company. Notwithstanding any other provision hereof, the Company will pay and bear directly all legal, accounting and auditing expenses of the Company, taxes, if any, payable by the Company, interest costs of the Company, custodial fees, and extraordinary expenses, including for litigation.

    8.19  Procedure.  The Board of Managers shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Company.

    8.20  Compensation.  The initial members of the Board of Managers shall receive no per diem or other compensation for attending meetings. A per diem fee or other compensation for attending meetings and serving as a Manager may be set by the Board of Managers following completion of the Offering. Managers who are Members of the Company shall receive the same membership benefits that all other Members receive. Managers may be reimbursed for reasonable expenses incurred in carrying out their duties as Managers.

ARTICLE 9
MANAGING MEMBER

    9.1  Managing Member.  The Board of Managers shall have the authority to appoint a Managing Member who will act for, and on behalf of, the Company. The initial Managing Member shall be Broin Management, LLC. The Managing Member may be terminated only for cause, pursuant to the procedure provided for in Section 8.1(b)(v), and which shall be defined as: (a) illegal conduct, (b) unethical conduct, (c) substandard performance as compared to other ethanol plants in the region not managed by Broin Management, LLC with such substandard performance lasting for a period of two consecutive years, or (d) the sale, change of control, or dissolution of Broin Management, LLC.

    9.2  Rights and Obligations of the Managing Member.  The Managing Member shall have the day-to-day management control of the business of the Company and shall have the responsibility and authority, at the Company's expense, to take all actions necessary or appropriate to accomplish the purposes of the Company including, without limitation, the power and authority:

  (a)
  To implement the decisions of the Board of Managers made in accordance with Section 8.1 of this Operating Agreement.

  (b)
  To manage, supervise and conduct the day-to-day affairs of the Company and the ethanol plant.

  (c)
  To hire and dismiss such employees and independent contractors as the Managing Member shall determine to be reasonably necessary to the operation of the ethanol plant, including, if the Managing Member so determines, any present Affiliate of the Managing Member or any present employee of any Affiliate of the Managing Member Affiliate.

  (d)
  To purchase or otherwise obtain the right to use equipment, supplies, hardware and software technology associated with the ethanol plant, except that new purchases in amounts exceeding

26

    $150,000.00 must be approved in advance by the Board of Managers, which approval shall not be unreasonably withheld. As used in the preceding sentence, "new purchases" does not refer to equipment, supplies, hardware and software technology associated with the initial construction of the ethanol plant or associated with future expansions of the ethanol plant approved by the Board of Managers, nor does it refer to repairs to or replacements of the equipment, supplies, hardware and software technology associated with the ethanol plant or the expanded ethanol plant.

  (e)
  To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of accounts as of the end of each calendar year, together with all necessary tax reporting information.

  (f)
  To enter into agreements with Managing Member Affiliates for the marketing of the Company's products and for the design and construction of the ethanol plant, in accordance with the requirements of this Agreement and with the approval of the Board of Managers; provided, however, that any such agreement or contract shall be on terms as favorable to the Company as could be obtained from any third party for comparable services.

  (g)
  To execute all instruments or contracts of any kind or character which the Managing Member in its discretion shall deem necessary or appropriate to carry out its duties and responsibilities.

  (h)
  To establish bank accounts, collect customer payments, and other cash receipts, invest excess cash, disburse cash and make other payments.

  (i)
  To carry on any other activities necessary to, in connection with, or incidental to any of the foregoing or the day-to-day operations of the Company or the ethanol plant.

  (j)
  To appoint and remove a Chief Executive Officer and a Chief Financial Officer, who may be the same individual, to fulfill the day-to-day functions of said positions following completion of the Offering.

  (k)
  To cause the Company to make or revoke elections provided for under the Code, including specifically the elections referred to in Section 754 thereof and Section 4.2 hereof.

  (l)
  To purchase, at the expense of the Company, liability and other insurance contracts.

    9.3  Management Fee; Trimester/Annual Incentive Bonus; Expenses.

      (a)  Management Fee.  Commencing no more than nine months prior to the operation of the ethanol plant, the Company shall pay the Managing Member a management fee of $250,000.00 per year (the "Management Fee"), payable in equal monthly installments due on the first day of each month. The Management Fee shall be adjusted annually for inflation on March 1st of each year based on the Consumer Price Index, All Urban Consumers (CPI-U) U.S. City Average (All Items Category) with a standard reference base period of 1982-84 = 100, or as subsequently updated (the "CPI"). The Management Fee shall be calculated for each subsequent year by first determining the percentage increase in the CPI from the previous year. The percentage increase in the CPI for the previous year shall then be multiplied by the Management Fee in effect for the prior year and added to the Management Fee in effect during the prior year. Notwithstanding the above, the annual increase in the Management Fee cannot be greater than 10% of the previous Management Fee.

27

      (b)  Trimester/Annual Incentive Bonus.  As an incentive to the Managing Member to achieve high profitability, to promote collection of those revenues billed and to encourage quality and efficiency of operation, the Company shall pay to the Managing Member, in addition to the Management Fee, 4% of the Trimester net income of the ethanol plant before income taxes in each of the first two Trimesters of the fiscal year (the "Incentive Bonus"). Such payments are due and payable within 45 days of the end of each fiscal Trimester. In the final Trimester of each fiscal year, a final payment will be made following the annual audit and within 105 days of the end of the fiscal year. This final payment, when added to the Trimester Incentive Bonus payments, will adjust the annual Incentive Bonus to equal 4% of the audited annual net income of the ethanol plant before income taxes and before deduction of any Incentive Bonus payments for the fiscal year. However, if there is an overpayment for the first two Trimesters, the Managing Member must repay the overage.

      (c)  Reimbursement for Operational Costs.  Other than as provided in Section 9.3(d), all operational costs incurred by the ethanol plant or the Managing Member in pursuing the business of the ethanol plant shall be paid by the Company and characterized as operational costs. To the extent funds are expended by the Managing Member which are to be reimbursed to it, the Company shall reimburse the Managing Member within 15 days of receipt of an expense report from the Managing Member. All funds for which reimbursement are requested shall have been reasonable in amount and incurred in furtherance of the Company's business.

      (d)  Non-Reimbursable Expenses.  The Managing Member shall provide the following services to the ethanol plant without reimbursement for the expenses directly incurred in connection therewith, other than travel expenses, or if noted to the contrary:

    (i)
    the full time services of a qualified ethanol plant general manager, whose salary and benefits shall be paid by the Managing Member without reimbursement;

    (ii)
    ongoing process consulting by Broin and Associates, Inc., a Managing Member Affiliate;

    (iii)
    ongoing engineering services by Broin and Associates, Inc., with the exception of equipment changes or expansions;

    (iv)
    ongoing Distributive Control System assistance by Broin and Associates, Inc.;

    (v)
    ongoing periodic Distributive Control System/operations monitoring via modem by Broin and Associates, Inc.;

    (vi)
    ongoing new technology updates by Broin and Associates, Inc.;

    (vii)
    ongoing operations assistance by Broin and Associates, Inc.;

    (viii)
    ongoing microbiology assistance by Broin and Associates, Inc.; and

    (ix)
    access to any group pricing for inputs to the production process that are available.

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    9.4  Dispute Resolution.  In the event of a dispute between the Company and the Managing Member relating to the terms of or performance under this Operating Agreement, either party may, by written notice to the other party, call for mediation of the issue before a mediator to be agreed upon by the parties. In the event of a dispute between the parties arising out of or relating to the Agreement that is not resolved by mediation, without first attempting to resolve the dispute by mediation, either party may by written notice to the other party, call for arbitration of the issue before a single arbitrator agreed upon by the parties. In the event a single arbitrator cannot be agreed upon, each party shall appoint an arbitrator from a list provided by the American Arbitration Association (but not a principal of a party) and the two arbitrators thus selected by the parties shall select a third arbitrator. The arbitrators shall meet as expeditiously as possible to resolve the dispute, and a majority decision of the arbitrators shall be controlling. While each party is free to select an arbitrator of its own choosing from the list provided by the American Arbitration Association, either party by written notice to the other may require that all arbitrators chosen have sufficient expertise in the subject matter of the arbitration that they would qualify as "expert witnesses" in a judicial proceeding. The arbitration proceeding shall be held in Minnehaha County, South Dakota, or some other location mutually acceptable to the parties. The arbitrators shall issue a written opinion setting forth their findings of fact, conclusions of law and decision. The arbitrators' decision may be reduced to judgment in a court of law. The arbitrators so chosen shall conduct the arbitration in accordance with the Rules of the American Arbitration Association as applicable in the State of South Dakota. The arbitrators shall be governed, in their determinations hereunder, by the intention of the parties as evidenced by the terms of this Operating Agreement. The Board of Managers and the Managing Member each understand that they will not be able to bring a lawsuit concerning any dispute that may arise that is covered by this arbitration provision, unless it involves a question of constitutional law or civil rights. Instead, each party agrees to submit disputes to binding impartial arbitration as provided herein and to be bound by the arbitrator's decision.

    9.5  Bonus Payments.  Upon completion of the Offering, the Company shall pay to the Managing Member a payment of $200,000.00 for preparation of the business plan and other items needed to identify the feasibility of the plant.

    9.6  Guaranteed Payment.  The above Management Fees in Section 9.3(a), the Incentive Bonus in Section 9.3(b) and the Bonus Payment in Section 9.5 will be treated as a "guaranteed payment" to the Managing Member under Section 707(c) of the Code.

    9.7  Additional Services Available Under Separate Contracts and Fee Structures.  The Company shall have access to commodity hedging services, finished product pricing services and finished product marketing service to assist in minimizing raw materials expenses and maximizing finished product sales. These services are available through Managing Member Affiliates or independent contractors under separate contracts and fee structures, which shall be approved by the Board of Managers as set forth herein.

    9.8  Proprietary Information.  The Managing Member and its Affiliates have furnished, or will furnish, to the Company information, including but not limited to, specifications, photocopies, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, know-how, customer and market information, financial reports, precontractual negotiations, engineering studies, consultants' studies, options for site purchases, and relationships established with experts, consultants and governmental agencies (all hereinafter designated as "Proprietary Information") for the purpose of enabling the Company to construct and operate an ethanol plant in accordance with Section 2.4. Subject to the Company's License Agreement with the Managing Member and/or its Affiliates and its right to use the Proprietary Information solely for Company purposes, the Proprietary Information is and shall remain the Managing Member's and/or its Affiliates' property to use as it sees fit in its sole discretion. Information that is in the public domain is not subject to this provision.

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ARTICLE 10
INDEMNIFICATION AND LIABILITY TO COMPANY

    10.1  Indemnification.  The Company shall indemnify an officer, Member, Manager, the Managing Member, former Member, a former officer, a former Manager or a former Managing Member of the Company against expenses actually and reasonably incurred by said person in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party by reason of being or having been such officer, Member, Manager or Managing Member, except in relation to matters as to which such Person may be adjudged in the action, suit or proceeding to be liable to the Company or its Members under Section 10.2.

    10.2  Liability to Company.  To the full extent permitted by South Dakota law, no officer, Member, Manager or the Managing Member shall be liable to the Company or its Members for monetary damages for an act or omission in such Member's or Manager's capacity as an officer, Member, Manager or the Managing Member of the Company, except that this Article does not eliminate or limit the liability of an officer Member, Manager or the Managing Member to the extent the officer, Member, Manager or the Managing Member is found liable for:

  (a)
  a breach of the duty of loyalty to the Company or its Members;

  (b)
  an act or omission not in good faith that constitutes a breach of duty to the Company or its Members or an act or omission that involves gross negligence, intentional misconduct or a known violation of the law;

  (c)
  a transaction from which the officer, Member, Manager or the Managing Member received an improper benefit whether or not the benefit resulted from an action taken within the scope of the officer's, Member's, Manager's or the Managing Member's office; or

  (d)
  an act or omission for which the liability of an officer, Member, Manager or Managing Member is expressly provided for by applicable statute.

    10.3  Prospective Amendment of Liability and Indemnity.  Any repeal or amendment of this Article by the Board of Managers of the Company shall be prospective only and shall not adversely affect any right of an officer, Member, Manager or Managing Member to indemnification or any limitation on the liability of an officer, Member, Manager or the Managing Member of the Company existing at the time of such repeal or amendment.

    10.4  Non-Exclusive Liability and Indemnity.  The provisions of this Article 10 shall not be deemed exclusive of any other rights or limitations of liability or indemnity to which an officer, Member, Manager or the Managing Member may be entitled under any other provision of this Operating Agreement, or pursuant to any contract or agreement, the Act or otherwise.

ARTICLE 11
CAPITAL UNIT CERTIFICATES

    11.1  Certificates For Membership.  Certificates representing Capital Units of the Company shall be in such form as shall be determined by the Board of Managers. Such certificates shall be signed by the President or the Vice President and by the Secretary or assistant Secretary. All certificates for Membership shall be consecutively numbered or otherwise identified. The name and address of the person to whom the certificate has been issued shall be entered on the Capital Units transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificates shall be issued until the former certificate shall have been surrendered or canceled.

    11.2  Transfer of Certificates.  Transfer of certificates of the Company shall be made pursuant to this Operating Agreement only on the transfer books of the Company by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by

30

the Member's attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Company, and on surrender for cancellation of the certificate. The Person in whose name the Certificate stands on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.

    11.3  Loss or Destruction of Certificates.  In case of loss or destruction of any certificate, another certificate may be issued in its place upon proof of such loss or destruction, and upon giving a satisfactory bond of indemnity to the Company and to the transfer agent and registrar, if any, of such certificate, in such sum as the Board of Managers may provide.

    11.4  Certificate Regulations.  The Board of Managers shall have the power and authority to make such further rules and regulations not inconsistent with the statutes of the State of South Dakota as they may deem expedient concerning the issue, transfer, conversion and registration of certificates of the Company, including the appointment or designation of one or more transfer agents and one or more registrars. The Company may act as its own transfer agent and registrar.

    11.5  Transfer of Membership.  Membership shall not be transferred except with the approval and consent of the Board of Managers and in accordance with the Capital Units Transfer System.

    11.6  Legends.  The Board of Mangers may provide for the placement of legends on Capital Unit certificates to indicate restrictions on transfer, corn delivery obligations, or other restrictions or obligations contained herein.

ARTICLE 12
BANKRUPTCY OF A MEMBER

    Subject to this Article 12, if any Member becomes a Bankrupt Member, the Bankrupt Member's Capital Units shall be offered for sale through the Capital Units Transfer System, and if such a sale is not completed within 240 days after the Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the Company to the Bankrupt Member (or its representative) at any time after expiration of the 240 day period, to redeem and cancel the Bankrupt Member's Capital Units at a purchase price equal to 10% of the original issue price or the lowest amount which may be approved by the Bankruptcy Court. The payment to be made to the Bankrupt Member or its representative pursuant to this Article 12 is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) and in respect of the Company, including, without limitation, any Capital Units, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed.

ARTICLE 13
DISSOLUTION

    13.1  Dissolution and Winding-Up.  The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

      (a) the consent of all Classes with at least a majority vote of the Members of each Class (as set forth in Section 3.9);

      (b) an event that makes it unlawful for all or substantially all of the business of the Company to be continued, but any cure of illegality within 90 days after notice to the Company of the event is effective retroactively to the date of the event for purposes of this section;

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      (c) on application by a Member or a dissociated Member, upon entry of a judicial decree that:

    (i)
    the economic purpose of the Company is likely to be unreasonably frustrated;

    (ii)
    it is not otherwise reasonably practicable to carry on the Company's business in conformity with the Articles and this Operating Agreement; or

    (iii)
    the Managers or Members in control of the Company have acted, are acting, or will act in a manner that is illegal, oppressive, fraudulent, or unfairly prejudicial to the petitioning Member.

    13.2  Continuation.  Except upon application and receipt of a judicial decree as provided in Section 13.1(c), no Member may dissociate from the Company. The death, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company.

ARTICLE 14
LIQUIDATION AND TERMINATION

    14.1  Liquidation and Termination.  On dissolution of the Company, the Board of Managers shall proceed diligently to wind up the affairs of the Company and make any final distribution as provided in this Operating Agreement and the Act. The costs of liquidation shall be borne as a Company expense. Liquidation proceeds, if any, shall first be used to pay the Company's obligations and liabilities.

    14.2  Application and Distribution of Proceeds on Liquidation.  Upon an event of liquidation, the business of the Company shall be wound up, the Board of Managers shall take full account of the Company's assets and liabilities, and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are not sold, gain or loss shall be allocated to the Members in accordance with Article 6 as if such assets had been sold at their fair market value at the time of the liquidation. If any assets are distributed to a Member, rather than sold, the distribution shall be treated as a distribution equal to the fair market value of the asset at the time of the liquidation. The assets of the Company shall be applied and distributed in the following order of priority:

      (a) to the payment of all debts and liabilities of the Company, including all fees due the Members and Affiliates, and including any loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

      (b) to the establishment of any reserves deemed necessary by the Board of Managers or the Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company;

      (c) to the Members ratably in proportion to the credit balances in their respective capital accounts in an amount equal to the aggregate credit balances in the capital accounts after and including all allocations to the Members under Article 6, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section 14.2) of the Company's assets.

    14.3  Deficit Capital Account Balances.  Notwithstanding anything to the contrary contained in this Operating Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Operating Agreement to all Members in proportion to their respective Ownership Percentages, upon dissolution of the Company such deficit shall not be an asset of the Company and

32

such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's capital account to zero.

    14.4  Articles of Dissolution.  On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Board of Managers shall file Articles of Dissolution with the Secretary of State of South Dakota and take such other actions as may be necessary to terminate the Company.

ARTICLE 15
GENERAL PROVISIONS

    15.1  Books and Records.  The Company shall maintain those books and records as provided by the Act and as it may deem necessary or desirable. All books and records provided for by the Act shall be open to inspection of the Members from time to time and to the extent expressly provided by the Act, and not otherwise.

    15.2  Headings.  The headings used in this Operating Agreement have been inserted for convenience only and do not constitute matter to be construed in interpretation of this Operating Agreement.

    15.3  Construction and Severability.  Whenever the context so requires, the gender of all words used in this Operating Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and conversely. All references to Articles and Sections refer to articles and sections of this Operating Agreement, and all references to Exhibits, if any, are to Exhibits attached hereto, if any, each of which is made a part hereof for all purposes. If any portion of this Operating Agreement shall be invalid or inoperative, then, so far as is reasonable and possible:

      (a) The remainder of this Operating Agreement shall be considered valid and operative; and

      (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

    15.4  Effect of Waiver or Consent.  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

    15.5  Binding Effect.  Subject to the restrictions on Dispositions set forth in this Operating Agreement, this Operating Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

    15.6  Governing Law/Jurisdiction.  THIS AGREEMENT HAS BEEN EXECUTED IN SOUTH DAKOTA AND SHALL BE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF SOUTH DAKOTA. THE MEMBERS CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF SOUTH DAKOTA AND AGREE THAT ANY ACTION ARISING OUT OF OR TO ENFORCE THIS AGREEMENT MUST BE BROUGHT AND MAINTAINED IN SOUTH DAKOTA.

    15.7  Further Assurances.  In connection with this Operating Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Operating Agreement and those transactions.

33

    15.8  Notice to Members of Provisions of This Agreement.  By becoming a Member, each Member acknowledges that it has actual notice of (a) all of the provisions of this Operating Agreement, including, without limitation, the restrictions on the Disposition of Capital Units set forth in Article 4, and (b) all of the provisions of the Articles. Each Member agrees that this Operating Agreement constitutes adequate notice of all such provisions, and each Member waives any requirement that any further notice thereunder be given.

    15.9  Counterparts.  This Operating Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

    15.10  Conflicting Provisions.  To the extent that one or more provisions of this Operating Agreement appear to be in conflict with one another, then the Board of Managers shall have the right to choose which of the conflicting provisions are to be enforced. Wide latitude is given to the Board of Managers in interpreting the provisions of this Operating Agreement to accomplish the purposes and objectives of the Company, and the Board of Managers may apply this Operating Agreement in such a manner as to be in the best interest of the Company, in its sole discretion, even if such interpretation or choice of conflicting provisions to enforce is detrimental to one or more Members.

34

APPENDIX B

AUDITED FINANCIAL STATEMENTS

GREAT PLAINS ETHANOL, LLC

FINANCIAL STATEMENTS
DECEMBER 31, 2000

GREAT PLAINS ETHANOL, LLC

INDEPENDENT AUDITOR'S REPORT

The Board of Managers
Great Plains Ethanol, LLC
Lennox, South Dakota

    We have audited the accompanying balance sheet of Great Plains Ethanol, LLC, (a development stage limited liability company) as of December 31, 2000, and the related statements of operations, changes in members' equity (deficiency in assets) and cash flows for the period from December 20, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great Plains Ethanol, LLC as of December 31, 2000, and the results of its operations and cash flows for the period from December 20, 2000 (inception) through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

Eden Prairie, Minnesota
February 6, 2001

1

GREAT PLAINS ETHANOL, LLC

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

December 31, 2000

ASSETS
CURRENT ASSETS
Cash	$2,949
Subscriptions receivable	1,600
Prepaid offering expenses	66,930
Prepaid insurance	461

Total current assets	71,940
LAND OPTION	500

TOTAL ASSETS	$72,440

LIABILITIES AND MEMBERS' EQUITY (DEFICIENCY IN ASSETS)
CURRENT LIABILITIES
Accounts payable	$138,060
Accrued expenses	3,230

Total current liabilities	141,290

MEMBERS' EQUITY (DEFICIENCY IN ASSETS)
Class D Capital Units, 16 Units issued and outstanding	1,600
Deficit accumulated during development stage	(70,450)

Total members' equity (deficit)	(68,850)

TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICENCY IN ASSETS)	$72,440

2

GREAT PLAINS ETHANOL, LLC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

Period from December 20, 2000 (Date of Inception)
to December 31, 2000

REVENUE
Contributions	$4,151
EXPENSES
Organizational and startup expenses	74,601

DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE	$(70,450)

Basic and diluted earnings (loss) per capital unit	$(4,403)

Number of Capital Units outstanding for calculation of basic and diluted earnings per Capital Unit	16

3

GREAT PLAINS ETHANOL, LLC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN MEMBERS' EQUITY (DEFICIENCY IN ASSETS)

Period from December 20, 2000 (Date of Inception)
to December 31, 2000

		CAPITAL UNITS ISSUED
	BALANCE 12-4-2000	NUMBER OF UNITS	AMOUNT	DEFICIT ACCUMULATED	BALANCE 12-31-2000
MEMBER CONTRIBUTIONS
Class A Capital Units	$—	—	$—	$—	$—
Class B Capital Units	—	—	—	—	—
Class C Capital Units	—	—	—	—	—
Class D Capital Units	—	16	1,600	—	1,600

	—	16	1,600	—	1,600

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE	—	—	—	(70,450)	(70,450)

TOTAL (DEFICIT)	$—	$16	$1,600	$(70,450)	$(68,850)

4

GREAT PLAINS ETHANOL, LLC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

Period from December 20, 2000 (Date of Inception)
to December 31, 2000

OPERATING ACTIVITIES
Deficit accumulated during development stage	$(70,450)
Non-cash contribution	(500)
(Increase) decrease in current assets
Prepaid insurance	(461)
Increase (decrease) in current liabilities
Accounts payable	71,130
Accrued expenses	3,230

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,949

NET INCREASE IN CASH	2,949
CASH—beginning of period	—

CASH—end of period	$2,949

SUPPLEMENTAL DISCLOSURES
Cash paid for
Interest	$—

Income taxes	$—

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Accounts payable incurred for prepaid offering costs	$66,930

Subscription receivable for membership units	$1,600

Land option assignment received as a contribution	$500

5

GREAT PLAINS ETHANOL, LLC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

As of and for the period ended December 31, 2000

NOTE A:  NATURE OF OPERATIONS

    PRINCIPAL BUSINESS ACTIVITY—Great Plains Ethanol, LLC (a South Dakota Limited Liability Company with its principal place of business to be located in Turner County, South Dakota) was organized to obtain equity ownership and debt financing to construct, own and operate a 40 million gallon ethanol plant. Great Plains Ethanol, LLC (the Company) began activities on December 20, 2000. As of December 31, 2000, the Company is in the development stage with its current efforts being principally devoted to organizational, project feasibility and financing activities.

    The Company's products will include fuel grade ethanol and distiller's dried grains with solubles (DDGS). The Company expects to sell its products in limited markets throughout the United States.

    FISCAL REPORTING PERIOD—The Company has adopted a fiscal year ending December 31 for reporting financial operations.

NOTE B:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF ACCOUNTING—The Company uses the accrual basis method of accounting in accordance with generally accepted accounting principles. This method recognizes revenues as earned and expenses as incurred.

    REVENUE RECOGNITION—Contributions received to assist the Company in paying for its costs during the development stage are recognized as revenue as stipulated by the contributor.

    ORGANIZATIONAL AND START-UP COSTS—Organizational and start-up costs are expensed as incurred.

    OFFERING COSTS—Costs incurred related to the offering of membership units are recorded as prepaid offering costs until membership units have been sold. Prepaid offering costs are allocated to members' equity in proportion to the number of units issued versus the total number of units available from the Company's offering.

    USE OF ESTIMATES—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

    SITE AND PLANT DEVELOPMENT—The Company will incur site selection and plant development costs that will be capitalized and depreciated if the project becomes viable. Depreciation will be computed using the straight-line method over the estimated useful lives of property and equipment from the date the assets are placed in service. Repairs and maintenance will be expensed as incurred, while major improvements will be capitalized.

    INCOME TAXES—The Company is organized as a limited liability company under state law. Under this type of organization, the company's earnings pass through to the members and are taxed at the member level. Accordingly, no income tax provision has been included in these financial statements. Differences between financial statement basis of assets and tax basis of assets is related to capitalization

6

and amortization of organization and start-up costs for tax purposes, whereas these costs are expensed for financial statement purposes. In addition, prepaid offering costs are offset against members' equity for tax purposes.

    EARNINGS PER CAPITAL UNIT—For purposes of calculating basic earnings per capital unit, capital units subscribed and issued by the Company are considered outstanding on the effective date of issue. For purposes of calculating diluted earnings per capital unit, units subscribed for but not issued by the Company are also included in the computation of outstanding capital units.

NOTE C:  MEMBERS' EQUITY

    As specified in the Company's Operating Agreement, the Company will have four classes of membership capital units; Class A, B, C and D. No more than 4,700 Class A, B and C Capital Units will be offered for subscription in an offering pursuant to a registration statement to be filed with the Securities and Exchange Commission, with a minimum of $12,750,000 and a maximum of $23,500,000 raised from such offering of units. In the event the minimum of $12,750,000 is not raised, amounts received from subscriptions will be returned to the purchaser without interest.

    Class A, B and C Capital Units will be offered for sale at a price of $5,000 per unit. A total of sixteen (16) Class D Capital Units were offered and sold for $100 per unit to each member of the initial Board of Managers and to the Company's initial Managing Member. Class D Units are automatically convertible to Class C Units upon completion of the offering of Class A, B and C Capital Units. For Class A, B and C Capital Units, 10% of the offering price is due upon subscription, with the remaining amount executed as a promissory note due subject to call of the Board of Managers. At December 31, 2000, there were no Class A, B or C Capital Units subscribed for, issued or outstanding.

    The Company shall offer Class A Capital Units to producers of agricultural products, with a minimum purchase of two (2) Class A Capital Units per purchaser. For each Class A Capital Unit purchased, the member will be obligated to deliver 2,500 bushels of corn to the Company on an annual basis. Corn will be purchased from the Class A Members at a price based on the average market price from surrounding local markets.

    Secondly, the Company shall offer to sell 200 Class B Capital Units to an entity related to the Managing Member. The Board of Managers shall call amounts due on promissory notes on Class B Capital Units only after call has been made for all outstanding Class A and Class C Members.

    Thirdly, the Company shall offer to sell Class C Capital Units with a minimum purchase of ten (10) Class C Capital Units per member. Class C Capital Units will be limited to purchasers of Class A and Class B units for the first 75 days of the offering, with no restrictions after the first 75 days of the offering.

    Upon default on certain obligations of members related to Class A, B and C Capital Units, the Company has the right to redeem the member's interest at 10% of the price at which the Capital Units were originally offered for sale by the Company. If a member defaults on the payment of the purchase price pursuant to the promissory note referenced above, the Company will have the option to redeem the member's interest and retain all amounts paid by the member as liquidated damages.

    Voting rights are one vote per member for Class A Capital Units, and one vote per unit for Class B, Class C and Class D Capital Units.

7

    Income and losses are allocated to members based on their respective percentage of membership interest. Distributions to members shall be no less than 20% of net cash from operations, as defined in the Operating Agreement, if net cash from operations is in excess of $500,000 on an annual basis; provided that any such distribution does not constitute or cause a default under any of the Company's loan documents or credit facilities.

NOTE D:  INCOME TAXES

    The differences between the financial statement basis and tax basis of assets is as follows:

Financial statement basis of assets	$72,440
Plus organization and startup cost, net of tax amortization	73,979

Tax basis of assets	$146,419

    There were no differences between the financial statement basis and tax basis of the Company's liabilities.

NOTE E:  COMMITMENTS, CONTINGENCIES AND AGREEMENTS

    The Board of Managers has entered into various agreements regarding the formation, operation and management of the Company. Significant agreements are as follows:

  Consulting and Services Agreements—The Company has entered into a consulting agreement and a services agreement with Val-Add Service Corporation (Val-Add).

    The consulting agreement provides for a base fee of $1,500 per month for assistance in negotiating and financing the ethanol plant. This agreement also includes provisions whereby Val-Add is eligible for a bonus of $50,000 upon completion of a letter of commitment for debt financing.

    The services agreement provides payment to Val-Add of $25 per hour for certain administrative and record-keeping services provided to the Company.

    Either of these agreements is terminable with 10 days notice by either party.

    Start-up and organizational expenses related to the above agreements totaled $3,569 for the period ended December 31, 2000.

  Contract for Future Services—The Company has entered into various agreements, including a Contract for Future Services, with Broin Management LLC (the Managing Member) or the Managing Member's affiliates. The Managing Member and its affiliates are related parties of the Company.

  Agreements with the Managing Member or its affiliates include:

    Design/Build Services—As part of the Contract for Future Services, the parties have agreed to negotiate in good faith to reach an agreement for the design and construction of the ethanol plant.

8

    Management Services—Pursuant to the terms set forth in the Company's Operating Agreement, the Managing Member will provide day to day management of the ethanol plant. The Company will pay a management fee of $250,000 annually (the base fee), plus 4% of the net income of the Company as defined in the Company's Operating Agreement. The base fee is adjusted annually for inflation, and commences no sooner than nine months prior to the operation of the ethanol plant. In addition, the Managing Member will receive a bonus of $200,000 upon completion of the offering for preparation of the business plan and other items needed to identify the feasibility of the plant. This agreement continues unless terminated by a vote of Managers as provided in the Operating Agreement.

    Marketing Agreements—The Company has entered into agreements with companies affiliated with the Managing Member to market all of its ethanol and DDGS. Fees of $.0065 per gallon are payable for administration services and ethanol marketing. Fees of 2% of gross sales, with a minimum annual fee of $200,000, are payable for marketing DDGS. The ethanol agreement continues for the length of the original primary debt financing for the plant construction, while the DDGS agreement has a term of 7 years or the length of the original primary debt for plant construction, whichever is longer. Both agreements are renewable for 3-year periods after the initial term of the agreements.

    Equity Contributions—The Managing Member has agreed to purchase 40 Class C Capital Units and an entity affiliated with the Managing Member has agreed to purchase 200 Class B Capital Units in the offering described above.

    For the period ended December 31, 2000, there were no amounts incurred for the above contracts with the Managing Member or its affiliates.

  Land Option Agreement—The Company received an assignment of an option to purchase real estate. The option expires November 1, 2002, and gives the Company the right to purchase approximately 120 acres of land for $288,000.

NOTE F:  SUBSEQUENT EVENT

    Subsequent to December 31, 2000 and prior to January 16, 2001 the Company received the amounts due from the Board of Managers and the Managing Member for all sixteen Class D units.

9

APPENDIX C

FORECASTED FINANCIAL INFORMATION

GREAT PLAINS ETHANOL, LLC

INTRODUCTION TO FINANCIAL FORECAST

    The financial forecast of Great Plains Ethanol, LLC (the "Company") set forth beginning on page C-2, including the "Summary of Significant Accounting Policies and Assumptions" beginning on page C-5, has been prepared by the Managing Member of the Company with the advice of the Board of Managers regarding certain underlying assumptions. This financial forecast presents, to the best of the Managing Member's knowledge and belief, the Company's expected results of operations and cash flows for the pre-operational period (designated as Year 1) and for each of the subsequent four years of operations (designated as Years 2 through 5), and the financial position of the Company as of the end of each such period. The financial forecast reflects the Managing Member's subjective judgment of the Company's expected business, financial and operating conditions and the Company's expected course of action as of February 22, 2001, the date of this financial forecast.

    The financial forecast is based on the current assumptions of the Managing Member with the advice of the Board of Managers, concerning future events and circumstances, many of which are subject to significant uncertainties and contingencies beyond the Company's control. The degree of uncertainty inherent in the financial forecast increases with each year presented. Further, some assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this forecast which would make the assumptions relied upon no longer reasonable. Therefore, the actual results achieved during the forecasted periods will vary from the forecast. The variations may be material and they may be adverse. The Company does not intend to revise this forecast to reflect changes in present circumstances or the occurrence of unanticipated events.

    This financial forecast is included in the prospectus for the limited purpose of assisting prospective investors in analyzing the potential risks and benefits of an investment in the Company's capital units. This financial forecast is not a representation by the Managing Member or anyone else that the Company will actually achieve the results set forth in the financial forecast for the periods presented.

    The Company's independent auditor, Eide Bailly LLP has not reviewed or passed upon this financial forecast or the underlying assumptions or procedures used to prepare it and, accordingly, assumes no responsibility for it. The financial forecast was prepared by and represents only the view of the Company's Managing Member, which is not an expert in accounting matters.

    Capitalized terms not otherwise defined in this Appendix C have the meanings set forth in the prospectus of which this Appendix C forms a part.

GREAT PLAINS ETHANOL, LLC

FORECASTED BALANCE SHEETS

Years One through Five

	Year 1	Year 2	Year 3	Year 4	Year 5
ASSETS
Cash	$1,250,000	$2,611,447	$5,081,466	$7,483,260	$9,648,975
Accounts receivable	0	3,975,555	4,087,288	4,199,252	4,311,215
Inventories	2,300,000	2,339,113	2,387,461	2,449,828	2,665,680

TOTAL CURRENT ASSETS	3,550,000	8,926,115	11,556,216	14,132,339	16,625,869
BUILDINGS AND EQUIPMENT, net of depreciation	47,388,000	44,070,840	41,032,680	37,973,520	34,893,360
OTHER ASSETS, net of amortization	275,000	247,500	220,000	192,500	165,000

TOTAL ASSETS	$51,213,000	$53,244,455	$52,808,896	$52,298,359	$51,684,229

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$0	$2,078,847	$2,141,213	$2,203,880	$2,266,757
Accrued interest	0	255,059	227,565	209,398	189,427
Operating line of credit	0	0	0	0	0
Current maturities of long-term debt	1,757,151	2,112,826	2,345,667	2,604,168	2,891,156

TOTAL CURRENT LIABILITIES	1,757,151	4,446,732	4,714,446	5,017,446	5,347,340
LONG-TERM DEBT
Secured debt	31,200,000	29,333,307	27,136,688	24,722,060	22,067,786
Less current maturities of long-term debt	(1,757,151)	(2,112,826)	(2,345,667)	(2,604,168)	(2,891,156)

	29,442,849	27,220,481	24,791,021	22,117,892	19,176,630
STOCKHOLDERS' EQUITY
Member equity $19,800,000	19,800,000	19,800,000	19,800,000	19,800,000	19,800,000
Governmental contribution	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
Retained earnings (deficit)	(787,000)	777,242	2,503,429	4,363,021	6,360,259
	20,213,000	21,577,242	23,303,429	25,163,021	27,160,259

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$51,213,000	$53,244,455	$52,808,896	$52,298,359	$51,684,229

See summary of significant accounting policies and assumptions.	Note: Computer generated rounding inconsistencies may exist in this statement.

2

GREAT PLAINS ETHANOL, LLC

FORECASTED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

Years Ending One through Five

	Year 1	Year 2	Year 3	Year 4	Year 5
REVENUES
Ethanol	$0	$45,732,436	$47,120,388	$48,495,254	$49,870,119
Distillers dried grain	0	14,277,638	14,710,956	15,140,189	15,569,421
State producer incentive	0	1,000,000	1,000,000	1,000,000	1,000,000

	0	61,010,074	62,831,345	64,635,442	66,439,540
COST OF REVENUES
Corn	0	32,851,709	33,848,739	34,836,368	35,823,997
Chemicals, enzymes, and denaturant	0	4,519,424	4,656,586	4,792,455	4,928,324
Electricity	0	1,291,786	1,330,991	1,369,827	1,408,662
Natural gas and propane	0	4,439,266	4,573,995	4,707,454	4,840,912
Direct production costs	18,785	1,841,325	1,896,774	1,953,091	2,010,576
Indirect production costs	154,046	1,011,836	1,042,191	1,073,442	1,105,612
Depreciation and amortization	0	3,344,660	3,365,660	3,386,660	3,407,660

	172,831	49,300,006	50,714,937	52,119,296	53,525,743

GROSS PROFIT	(172,831)	11,710,068	12,116,408	12,516,146	12,913,797
GENERAL AND ADMINISTRATIVE EXPENSES	614,168	2,392,390	2,480,876	2,565,005	2,651,716
INTEREST EXPENSE	0	3,060,710	2,730,784	2,512,774	2,273,128

NET INCOME (LOSS)	(787,000)	6,256,968	6,904,748	7,438,367	7,988,953

RETAINED EARNINGS—beginning	0	(787,000)	777,242	2,503,429	4,363,021
DISTRIBUTIONS	0	(4,692,726)	(5,178,561)	(5,578,776)	(5,991,714)
NET INCOME (LOSS)	(787,000)	6,256,968	6,904,748	7,438,367	7,988,953

RETAINED EARNINGS—ending	(787,000)	802,242	2,503,429	4,363,021	6,360,259

RETURN TO MEMBER INVESTMENT	-3.97%	31.60%	34.87%	37.57%	40.35%

EARNINGS (LOSS) PER CAPITAL UNIT	$(199)	$1,580	$1,744	$1,878	$2,017

See summary of significant accounting policies and assumptions.	Note: Computer generated rounding inconsistencies may exist in this statement.

3

GREAT PLAINS ETHANOL, LLC

FORECASTED STATEMENTS OF CASH FLOWS
Years Ending One through Five

	Year 1	Year 2	Year 3	Year 4	Year 5
OPERATING ACTIVITIES
Net income (loss)	$(787,000)	$6,256,968	$6,904,748	$7,438,367	$7,988,953
Charges to net income (loss) not affecting cash
Depreciation	0	3,317,160	3,338,160	3,359,160	3,380,160
Amortization	0	27,500	27,500	27,500	27,500
(Increase) decrease in current assets
Accounts receivable	0	(3,975,555)	(111,733)	(111,963)	(111,963)
Inventories	(2,300,000)	(39,113)	(48,349)	(62,366)	(215,852)
Increase (decrease) in current liabilities
Accounts payable and accrued expenses	—	2,078,848	62,366	62,667	62,876
Accrued interest	0	255,059	(27,494)	(18,168)	(19,971)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(3,087,000)	7,920,867	10,145,198	10,695,197	11,111,703
INVESTING ACTIVITIES
Purchases of property and equipment	(47,388,000)	0	(300,000)	(300,000)	(300,000)
FINANCING ACTIVITIES
Contributions (distributions)	19,800,000	(4,692,726)	(5,178,561)	(5,578,776)	(5,991,714)
Other contributions	1,000,000	0	0	0	0
Purchase of financing costs	(275,000)	0	0	0	0
Principal payments on long-term debt	0	(1,866,693)	(2,196,619)	(2,414,628)	(2,654,274)
Proceeds from long-term debt borrowings	31,200,000	0	0	0	0

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	51,725,000	(6,559,419)	(7,375,180)	(7,993,404)	(8,645,988)

NET INCREASE IN CASH	1,250,000	1,361,448	2,470,018	2,401,794	2,165,715
CASH—beginning of period	0	1,250,000	2,611,448	5,081,466	7,483,260

CASH—end of period	$1,250,000	$2,611,448	$5,081,466	$7,483,260	$9,648,974

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest (net of capitalized interest)	$0	$2,805,651	$2,758,278	$2,530,942	$2,293,099

See summary of significant accounting policies and assumptions.	Note: Computer generated rounding inconsistencies may exist in this statement.

4

GREAT PLAINS ETHANOL, LLC

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ASSUMPTIONS

GENERAL

    The assumptions disclosed herein are those that the Managing Member believes are material to the forecast. These are not the only factors that will affect our financial performance, but the Managing Member believes that these are the key factors upon which the financial results of the ethanol plant construction project depend.

NOTE A: NATURE OF BUSINESS

    The Project.  Great Plains Ethanol, LLC is a South Dakota limited liability company created for the purpose of constructing an ethanol plant in Turner County, South Dakota that will have approximately 40 million gallons of annual production capacity. The forecast assumes that:

  •
  the Company will proceed with its plan of operation as described in the prospectus,

  •
  plant construction will take 14 months and the Company will not experience any significant difficulties in the construction and start-up phase of the plant,

  •
  the Company will be successful in implementing its plan of operation, and

  •
  the Company will conduct no business other than the construction and operation of the ethanol plant as described in the prospectus.

    The success of the Company's business plan is subject to uncertainties beyond the Company's control, and no assurance can be given that the business plan will be effective or that the anticipated benefits from the Company's business strategy will be realized during the periods covered by the financial forecast.

    Risks and Uncertainties.  The Managing Member has made certain assumptions that have a significant impact on the forecasted net income. The financial forecast assumes that the Company will not experience any material adverse changes in its proposed business, such as labor or industrial disputes, significant litigation, or changes in applicable laws, regulations or taxation policies, that would impose any significant burden on the Company and that the Company will operate in a stable political and economic environment.

    In addition, the Managing Member has made critical production-related assumptions that are described in more detail below, and include, but are not limited to, the following:

  •
  construction costs, timing and plant performance,

  •
  cost of corn and other raw materials for production,

  •
  gallons of ethanol produced annually,

  •
  ethanol sales prices,

  •
  tons of distiller's dried grain with solubles (DDGS) produced annually,

  •
  sales prices of DDGS,

  •
  plant operating costs, and

  •
  transportation costs.

5

    Each of these assumptions will have a significant impact on the forecasted net income. The financial forecast was developed using historical economic averages of similar ethanol production facilities to estimate these and other factors for Years 2 through 5.

NOTE B:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ASSUMPTIONS AND PROCEDURES USED

    Accounting Principles.  In preparing the financial forecast, the Managing Member has applied U.S. generally accepted accounting principles (GAAP). The Managing Member believes that the financial forecast has, in all material respects, been prepared on a basis consistent with (i) the accounting principles expected to be used in the historical financial statements covering the periods of the financial forecast, and (ii) the accounting principles used in preparing the Company's historical financial statements included elsewhere in this prospectus.

    Method Of Accounting.  The Company utilized the accrual basis method of accounting for the forecast, which the Company has used and intends to use for historical financial statements. This method recognizes revenues as earned and expenses as incurred.

    Procedures Used.  The American Institute of Certified Public Accountants (AICPA) publishes a Guide for Prospective Financial Statements which sets forth guidelines for preparation and presentation of financial forecasts. The AICPA guidelines recommend that financial forecasts should be prepared:

  •
  in good faith,

  •
  with appropriate care by qualified personnel,

  •
  using the best information that is reasonably available at the time,

  •
  consistent with the plans of the entity preparing the financial forecast,

  •
  using appropriate assumptions, and

  •
  with review and approval by responsible parties at the appropriate levels of authority.

    Although this financial forecast was not prepared with a view toward complying with the AICPA guidelines, the Managing Member believes that the financial forecast has, in all material respects, been prepared in accordance with the above.

    Use Of Estimates.  The preparation of financial statements in conformity with GAAP requires the Managing Member to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results will differ from those estimates.

    Assets.  Assets subject to amortization include financing costs of $275,000. Amortization is computed using the straight-line method over ten years. Management and consulting costs of $158,000, organizational costs and expenses related to the equity offering described in the prospectus of $279,000 and pre-production period costs of $500,000 were recorded as an expense against Year 1 income.

    Property and Equipment.  Property and equipment is stated at cost and includes capitalized interest. Depreciation is computed using the straight-line method over the following estimated useful lives:

Building and Improvements	20 years
Equipment	12 years

6

    Income Taxes.  The Company is organized as a limited liability company under state law and has elected to be taxed as a partnership. Accordingly, the Company's earnings pass through to its members and are taxed at the member level. The forecast therefore assumes that no income tax will be paid by the Company. The forecast assumes that the Company will be successful in maintaining single-level partnership tax status, that the Company's Capital Units Transfer System will conform to the IRS "safe harbors" regarding transfers of interests, that the Company will not be classified as a "publicly-traded partnership," and that no material changes in federal or state income tax law will prevent the Company from being taxed as a partnership or result in other adverse tax consequences to the Company or its members.

    Year 1.  Year 1 is assumed to be the 28 month development period and includes all construction, organization and pre-production period costs that make the plant operational.

NOTE C: PROPOSED SOURCES AND USES OF FUNDS

    Sources of Funds.  The financial forecast assumes that the Company is able to, and actually does, acquire funds from the following sources in the amounts set forth below and that it does not obtain any additional equity or debt financing other than as described below:

Sources of Funds

Debt Financing(1)	$31,200,000
Equity Offering(2)	19,800,000
Other Contributions—(Tax Increment Financing)(3)	1,000,000

Total sources of funds:	$52,000,000

(1)
Debt Financing—Assumes a net project loan of $31,200,000 aggregate principal amount, with a term of 136 months, comprised of a construction loan for 14 months at an annual interest rate of 9.5% and a permanent loan for a term of 120 months with a fixed interest rate of 9.5%. Repayment terms consist of 120 fixed monthly payments of principal and interest. The forecast assumes that this indebtedness will not be accelerated prior to maturity.

(2)
Equity Offering—Assumes that agricultural producers, Broin Investments I, LLC and possible other investors not involved in agricultural production will purchase, and that the Company will issue, an aggregate of 3,960 capital units at $5,000 per unit, for a total of $19,800,000 of membership equity raised in the offering. To avoid confusion, the forecast ignores the $1,600 in membership equity raised from the sale of 16 Class D capital units prior to the Offering and ignores the fact that each Class D unit will be converted into a Class C unit upon the completion of the Offering. Although the sale and conversion of the Class D units will ultimately be reflected in the Company's financial statements, the converted Class D capital units will comprise less than 1% of the Company's total outstanding capital units upon completion of the offering. Accordingly, the resulting dilution to the other investors in the offering is insignificant.

(3)
Other Contributions—Assumes that Turner County in South Dakota will issue Tax Increment Financing (TIF) bonds for the project representing a value of $1,000,000 for the Company at the beginning of the project. Current fair market value estimates of the TIF district expansion project total $40,000,000. The current value of the TIF funds available at the beginning of the project have been included in the forecast as other contributions of $1,000,000.

7

    Uses of Funds.  The financial forecast assumes that the Company is able to and actually does use the sources of funds described above in the manner set forth below:

Uses of Funds

Acquisition of Real Estate	$288,000
Construction Costs:
Broin construction contract (including site improvement, plant construction, machinery and equipment)	45,750,000
Spare parts—Process Equipment	250,000
Construction contingency	450,000

46,450,000
Start-up Costs:
Raw materials:(1)
Corn	1,200,000
Chemicals, Yeast, Denaturant	500,000
Other operating costs during pre-production period	500,000

2,200,000
Management and Consulting Costs:
Consulting fees(2)	86,000
Management costs(3)	72,000

158,000
Financing Costs:
Loan fees	200,000
Legal fees	25,000
Related expenses(4)	50,000

275,000
Offering and Organizational Costs:
Legal fees and expenses	150,000
Accounting fees and expenses	55,000
Printing and distribution expenses	29,000
Advertising	20,000
Miscellaneous filing fees and expenses	25,000

279,000
Capitalized Interest(5)	1,100,000
Working Capital	1,250,000

Total Uses of Funds	$52,000,000

(1)
Consists of assumed costs of raw materials inventory and sufficient raw materials to commence production and operate until the Company begins collecting its accounts receivable.

(2)
Assumes fees of $1,500 per month to the Company's project coordinator, Val-Add Service Corporation, for an estimated 24 months, plus a bonus of $50,000.

(3)
Assumes salary of $3,000 per month to Brian Minish for his services as Chief Executive Officer and Chief Financial Officer for an estimated 24 months.

(4)
Consists of assumed costs of title insurance, real estate appraisal, Phase I environmental testing and similar measures that a bank is expected to require to secure the debt financing.

8

(5)
Consists of assumed interest on debt financing accrued during Year 1 as described elsewhere in this forecast, which is payable upon commencement of operations.

NOTE D: FORECASTED BALANCE SHEET ASSUMPTIONS

    Cash.  Cash was computed as the residual asset balance of all balance sheet accounts after applying all assumptions.

    Accounts receivable.  Accounts receivable collections are assumed to be 15 days on ethanol sales and 45 days on DDGS sales, plus the monthly South Dakota producer payments that are paid quarterly in the second month following the end of the respective quarter. Based upon the historical experience of the Managing Member, the forecast makes no allowance for doubtful accounts.

    Inventories.  Inventories are assumed to consist of spare parts ($250,000), 10 days of corn usage, 15 days of usage of chemicals and other ingredients, 5 days of ethanol work-in-progress, and 7 days of DDGS work-in-progress. Inventories are stated at the lower of cost or market for spare parts, chemicals, ingredients and corn. The ethanol and DDGS work-in-progress is stated at net realizable value.

    Property and equipment.  Property and equipment are stated at cost. Interest incurred on the debt financing during the period of construction is forecasted at $1,100,000 and is included with property and equipment and will be depreciated accordingly. The Company's annual capital expenditures for Years 3 through 5 are assumed to be $300,000.

    Other assets.  Other assets are recorded at cost and include all financing costs incurred during the construction period.

    Accounts payable and accrued expenses.  Accounts payable and accrued expenses consist of 10 days of assumed corn costs, 30 days of assumed operating costs (other than corn), and 30 days of assumed general and administrative expenses.

    Accrued interest.  Interest on the long-term debt is forecasted to accrue during the entire 14 month construction period with payment of $1,100,000 in accrued interest occurring the last month before operations begin. After construction is complete (i.e., commencing in Year 2), the accrued interest represents one full month of unpaid interest.

    Retained earnings.  Retained earnings represent the accumulated earnings and losses for the respective periods. The forecast assumes 75% of the accumulated earnings will be distributed to capital unit holders on an annual basis. Although the Managing Member believes that assumed distributions at this level are reasonable in light of the Company's anticipated financial performance and consistent with the Board of Managers' current expectations, there is no guarantee that the Company will make distributions at this level, or at all.

NOTE E: FORECASTED STATEMENTS OF OPERATIONS ASSUMPTIONS

    Revenues.  Forecasted revenue for the Company is assumed to consist exclusively of revenue raised from the sale of ethanol and DDGS, and the state producer incentives described below.

    Production Days.  Production days per year are calculated using 365 days less (i) 12 days (1 day per month) for routine maintenance, (ii) an additional 6 days for unplanned shutdowns in each of Years 2 through 5. Accordingly, the forecast assumes the plant will produce 347 days in Years 2 through 5.

    Ethanol Production.  A production rate of approximately 115,000 gallons per day is assumed, which assumes a yield of 2.80 gallons of denatured ethanol per bushel of corn. At this rate, the plant's

9

forecasted annual production of ethanol is approximately 40 million gallons for Year 2. Years 3 through 5 include an annual increase of 3% in production gallons. Although the Managing Member believes that these production levels are achievable, actual production level may vary depending upon whether the Company experiences any interruptions due to mechanical failure, weather conditions or other causes.

    Ethanol Sales.  The Company has chosen Ethanol Products, LLC as the ethanol marketer for all ethanol gallons produced. The forecast assumes that Ethanol Products will be able to sell all of the ethanol produced and that it will have a netback price to the plant before marketing fees of $1.15 per gallon for all Years, based upon 10-year historical averages of the Managing Member. The net price to the plant of $1.15 per gallon includes an assumed transportation charge of $.04 per gallon. The marketing fee is assumed to be $.004 per gallon, plus an additional administrative fee of $.0025 per gallon, for a total fee of $.0065 per gallon for all Years, which is netted against the ethanol revenues. The forecast assumes that there are no material changes in the domestic ethanol market, such as a significant increase in production capacity or a decrease in demand due to changes in state or federal production incentives, development of alternative products or other causes.

    DDGS Production.  The forecast assumes, based on industry standards, that 17 pounds of DDGS per bushel of corn will be produced, resulting in an annual production of approximately 120,000 tons in Year 2. Years 3 through 5 include an annual production increase of 3%, corresponding to increased ethanol production. Although the Managing Member believes that these production levels are achievable, actual production level may vary depending upon whether the Company experiences any interruptions due to mechanical failure, weather conditions or other causes.

    DDGS Sales.  The Company has chosen Dakota Commodities, LLC as the DDGS marketer for all DDGS produced. The forecast assumes that Dakota Commodities will be able to sell all of the DDGS produced and that the gross sales price per ton of DDGS will be $120 per ton for all Years, based upon the 10-year historical average price of corn. The marketing fee is assumed to be 2% of the gross DDGS sales price for all Years and is netted against the DDGS revenues. The forecast assumes that there are no material changes in the DDGS market, such as a significant increase in production capacity or a decrease in demand.

    State Producer Incentive Payments.  The State of South Dakota has an incentive program for the ethanol produced in the state. Ethanol producers are eligible to receive an incentive payment of $.20 per gallon of ethanol produced in South Dakota, up to $1,000,000 per year, with a maximum of $10,000,000 over the life of the plant. The incentive payments are funded through various legislative allocations. Although it is possible that the legislated allocations may be insufficient in a particular year to pay the maximum amount of incentive payments to all qualified producers, historically, sufficient funds have generally been available to pay the maximum amount available to all qualified producers. The Managing Member believes support for ethanol production in South Dakota will continue in the South Dakota legislature and accordingly the forecast assumes the Company will receive a $1,000,000 annual incentive payment for each of Years 2 through 5 and that there are no material adverse changes in the South Dakota producer incentive program.

    Corn.  The forecast has assumed that the Company will have access to an adequate supply of corn that meets the Company's quality standards, that Class A Members will supply 35% of the Company's corn needs, and that it will be able to purchase all the remaining corn it requires from other local producers. The forecast assumes an average price per bushel of corn of $2.27 per bushel for all corn purchased, based upon 10-year historical averages for the local area, plus, with respect to the corn supplied by Class A Members only, an assumed freight cost of $.08 per bushel. The forecast assumes the Company will pay no freight on corn purchased on the open market. The forecast assumes that the Company will not experience any significant difficulties in procuring its required corn supply, whether as a result of flood, drought, storm, disease or other causes.

10

    Chemicals, Denaturant and Other Ingredients.  The forecasted total costs of chemicals, denaturant and other ingredients are based on the number of gallons of alcohol produced. Denaturant is the additive mixed with the ethanol to make it impotable. Five gallons of denaturant is added to every 100 gallons of alcohol. The assumed cost of a gallon of denaturant is $.70 per gallon for all Years (or $.035 per gallon of ethanol). The assumed cost of chemicals and other ingredients is $.078 per gallon of ethanol for all Years. Accordingly, the total cost of chemicals, denaturant and other ingredients is forecasted to be $.113 per gallon for all Years. The forecast assumes that the Company will not experience any significant difficulties in procuring an adequate supply of chemicals, denaturant and other ingredients.

    Energy Costs.  Estimated electricity cost is based on the assumption that 0.85 kilowatts will be used per gallon of ethanol produced at a cost of $.38 cost per kilowatt hour. Estimated natural gas cost is based on the assumption that 37,000 BTU will be used per gallon of ethanol produced at a cost of $3.00 per million BTU. The forecast assumes that the Company will not experience any significant difficulties in procuring an adequate supply of electricity and natural gas.

    Direct And Indirect Production Costs.  These costs primarily consist of water and water treatment costs, payroll and benefits, corn handling costs and repairs and maintenance. Payroll costs are assumed based on 33 employees with 40 hours per week and 10% overtime for all Years. Benefits have been estimated at 23% of direct payroll costs and include taxes, insurance, and other benefits. Years 3 through 5 include an annual increase of 3% in direct and indirect production costs. The forecast assumes that the Company will not experience any significant difficulties in procuring an adequate supply of water, qualified labor or required parts and materials for repairs and maintenance and that there will be no material changes in federal or state law, or other conditions, that would significantly increase employee wage or benefits requirements.

    General And Administrative Expenses.  These expenses consist primarily of projected property taxes, insurance, administrative payroll and benefits, office expenses, and marketing expenses. Years 3 through 5 include an annual increase of 3% in general and administrative expenses.

    Interest Expense.  The interest on the debt financing has been estimated assuming no payments during the 14 month construction period. The forecast assumes that the accrued interest of $1,100,000 for the construction period will be financed as part of the debt financing and is included in the $31,200,000 of debt financing. Interest has been calculated at 9.5%. The forecast assumes that the $31,200,000 of debt financing will be advanced as needed throughout the construction period with equity being advanced first.

    Other Calculations.  The return to member investment on the statement of operations was calculated by dividing the net income by the assumed total aggregate member investment of $19,800,000. The earnings per capital unit were calculated by dividing the net income by the 3,960 capital units assumed to be outstanding. There is no guarantee that net income will be distributed to capital unit holders at any particular level or at all.

11

APPENDIX D

FORM OF SUBSCRIPTION AGREEMENT
AND RELATED MATERIALS

HOW TO PROPERLY COMPLETE THIS SUBSCRIPTION AGREEMENT

  1.
  Carefully read the Subscription Agreement and the attached Promissory Note and Operating Agreement Counterpart Signature Page.

  2.
  Under all appropriate headings—Class A Capital Units, Class B Capital Units, Class C Capital Units—indicate how many Capital Units you are purchasing and the total amount due.

  3.
  Calculate the initial payment due under the "PAYMENT" heading.

  4.
  Sign and date the Subscription Agreement. If you are signing the Subscription Agreement on behalf on an entity, you need to list your title. Also provide us with your address and your social security or federal employer identification number where indicated.

  5.
  Calculate the "principal balance" and sign the Promissory Note.

  6.
  Sign and date the Operating Agreement Counterpart Signature Page.

  7.
  If you are purchasing Class A Units, sign and date the Corn Delivery Agreement.

  8.
  Your check for 10% of the total purchase price should be payable to "Great Plains Ethanol Escrow Account."

  9.
  Mail or hand deliver the following items to Great Plains Ethanol, LLC at the address indicated in the Subscription Agreement: your check, signed Subscription Agreement, signed Promissory Note, signed Operating Agreement Counterpart Signature Page and, if you are purchasing Class A Capital Units, a signed Corn Delivery Agreement.

    If you have any questions about the subscription process, please contact Brian Minish by telephone at (605) 647-5179, by fax at (605) 647-5192, by e-mail at bminish1@excite.com or by mail at: Great Plains Ethanol, LLC, 46569 SD Hwy 44, P.O. Box 217, Lennox, South Dakota 57039.

No.  of

IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING.
THIS SUBSCRIPTION AGREEMENT CALLS FOR SIGNIFICANT REPRESENTATIONS FROM
YOU.

SUBSCRIPTION AGREEMENT

    The undersigned hereby subscribes for and agrees to purchase the number and class of Capital Units of Great Plains Ethanol, LLC, a South Dakota limited liability company ("Great Plains Ethanol") indicated below, at a price of $5,000 per Capital Unit. By executing this Subscription Agreement, the undersigned acknowledges that Great Plains Ethanol is relying on the accuracy and completeness of the representations contained in this Subscription Agreement in complying with its obligations under applicable securities laws and that the undersigned could be found liable to Great Plains Ethanol for damages caused by any misrepresentations in this Subscription Agreement.

    The undersigned represents to Great Plains Ethanol that:

  1.
  The Great Plains Ethanol Prospectus, dated            , 2001, has been received and read in its entirely and the undersigned's decision to purchase Capital Units is based solely on the information contained therein. The undersigned recognizes that ownership of the Capital Units involves various risk factors, including those specific risk factors discussed in the Prospectus.

  2.
  The undersigned has received a copy of Great Plains Ethanol's Articles of Organization and Operating Agreement, has carefully read them and agrees to be bound by them in all respects.

  3.
  The undersigned is a bona fide resident of, and is domiciled in, the State of South Dakota.

  4.
  The undersigned acknowledges he may not be able to sell the Capital Units when desired and that there are significant restrictions on the transferability of the Capital Units contained in the Great Plains Ethanol Operating Agreement.

  5.
  If the undersigned is subscribing for Class A Capital Units, the undersigned is a  "producer." A producer is a person engaged in the production of agricultural products, including a tenant of land used for the production of the products, a landlord who receives rent based upon the amount of farm production or cash rent, an agricultural cooperative association, or a privately owned grain elevator company. Producers must also execute and deliver a Corn Delivery Agreement with this Subscription Agreement.

Class A Capital Units

•	Only "producers" may purchase
•	Minimum of 2 Capital Units
•	No partial Capital Units may be purchased
•	Corn delivery requirement pursuant to Corn Delivery Agreement
	Class A Capital Units @ $5,000.00/Unit	$

Class B Capital Units

•	Only Broin Investments I, LLC may purchase
•	Required purchase of 200 Capital Units
•	No partial Capital Units may be purchased
•	No corn delivery requirement
	Class B Capital Units @ $5,000.00/Unit	$

Class C Capital Units

•	Minimum of 10 Capital Units
•	No partial Capital Units may be purchased
•	No corn delivery requirement
	Class C Capital Units @ $5,000.00/Unit	$

PAYMENT

		Number of Capital Units

X	$5,000

		Total Purchase Price

X	10%

=		Initial Payment Due with Subscription Agreement

		Balance to be paid upon the call by the Great Plains Ethanol Board of Managers pursuant to Promissory Note to be delivered with Subscription Agreement (as outlined in the Great Plains Ethanol Operating Agreement)
$

    ONCE YOU SIGN THIS SUBSCRIPTION AGREEMENT AND SEND IT TO US WITH YOUR CHECK, YOUR SUBSCRIPTION IS IRREVOCABLE AND WILL ONLY BE RETURNED TO YOU IF YOUR SUBSCRIPTION IS NOT ACCEPTED OR IF WE DO NOT FULFILL ALL CONDITIONS TO BREAK ESCROW AND COMPLETE THE SALE OF CAPITAL UNITS.

    Please mail or deliver the following to Great Plains Ethanol at the appropriate address below:

  •
  Your check for 10% of the total purchase price (Payable to "Great Plains Ethanol Escrow Account")

  •
  This Subscription Agreement

  •
  The Promissory Note

  •
  The Operating Agreement Signature Page

  •
  A Corn Delivery Agreement (only if you are subscribing for Class A Capital Units)

BY MAIL:	BY HAND DELIVERY:
Great Plains Ethanol, LLC P.O. Box 217 Lennox, South Dakota 57039	Great Plains Ethanol, LLC 46569 SD Hwy 44 Lennox, South Dakota 57039

    Your initial payment will be deposited at the Dakota Heritage State Bank, P.O. Box 107 in Chancellor, South Dakota and held in escrow.

    We will not break escrow and complete the sale of capital units in this offering unless each of the following conditions are fulfilled:

  •
  We must raise the minimum offering amount.

  •
  We must have secured an executed commitment letter from a bank for our debt financing.

  •
  Broin Investments must have subscribed for 200 Class B units.

  •
  Broin Management must have subscribed for 40 Class C units and remain as our Managing Member.

  •
  Our contracts with the Broin entities must not have been terminated by us or by Broin.

  •
  There must not be any legal orders prohibiting the offering on our project, or orders from the Securities and Exchange Commission revoking the effectiveness of our registration statement relating to this offering.

    This subscription is made pursuant to, and is subject to, the terms and conditions of the registration approved by the director of the Division of Securities of the State of South Dakota for Great Plains Ethanol, LLC dated            , 2001.

    This Subscription Agreement has been signed by the undersigned on            , 200  .

Printed or Typed Name of Subscriber
By
Signature

Officer Title if Subscriber is an Entity

Address of Subscriber
Social Security or Federal Employer Identification Number

ACCEPTANCE OF SUBSCRIPTION BY GREAT PLAINS ETHANOL, LLC

    The above Subscription Agreement for      Capital Units is accepted as of this      day of             , 200  .

GREAT PLAINS ETHANOL, LLC
By

Its

EXHIBIT A
PROMISSORY NOTE

Number of Capital Units Subscribed for at $5,000 per Capital Unit
Total Purchase Price
Less Initial Payment (10% of Principal Amount)
Principal Balance

    FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Great Plains Ethanol, LLC, a South Dakota limited liability company ("Great Plains Ethanol"), at its principal office located at 46569 SD Hwy 44, P.O. Box 217, Lennox, SD 57039, or at such other place, in lawful money of the United States of America, the Principal Balance set forth above, either in installments or in one lump sum to be paid without interest within 30 days following the call of the Great Plains Ethanol Board of Managers, as described in its Operating Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this Promissory Note shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date.

    The undersigned agrees to pay to Great Plains Ethanol on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note, including, without limitation, reasonable attorneys' fees. This Promissory Note may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of South Dakota.

    The provisions of this Promissory Note shall inure to the benefit of Great Plains Ethanol and its successors and assigns.

    The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note.

Date of Execution: , 200 .
OBLIGOR:

Printed or Typed Name of Obligor
	By	(Signature)
Officer Title if Obligor is an Entity

Address of Obligor

EXHIBIT B

GREAT PLAINS ETHANOL, LLC
OPERATING AGREEMENT

COUNTERPART SIGNATURE PAGE

    By signing below, the undersigned hereby agrees to become a member of Great Plains Ethanol, LLC and to be bound by the terms and conditions of its Operating Agreement when and if Great Plains Ethanol, LLC agrees to admit the undersigned as a member.

    IN WITNESS WHEREOF, the undersigned has executed this Signature Page on the date and year indicated below.

Date of Execution: , 200 .
Printed or Typed Name of Subscriber
	By	Signature
Officer Title if Subscriber is an Entity

Address of Subscriber

APPENDIX E

FORM OF CORN DELIVERY AGREEMENT

GREAT PLAINS ETHANOL, LLC
CORN DELIVERY AGREEMENT

    This Corn Delivery Agreement (the "Agreement") is made and entered into by and between Great Plains Ethanol, LLC, a South Dakota limited liability company ("Great Plains Ethanol"), and the undersigned contracting Class A Member ("Member").

R E C I T A L S:

  A.
  Great Plains Ethanol's enterprise includes the purchase of Class A Members' corn and the processing of the corn into ethanol and other products.

  B.
  This Agreement records legal relations between Member as seller of corn and Great Plains Ethanol as buyer of corn.

  C.
  The parties are also related under the Articles of Organization ("Articles") and Operating Agreement ("Operating Agreement") of Great Plains Ethanol.

  D.
  Member acknowledges that the Articles, Operating Agreement and other reasonable policies, rules and regulations adopted by Great Plains Ethanol's Board of Managers ("Board") constitute a contract between Great Plains Ethanol and each Member of Great Plains Ethanol, as fully as though each Member had individually signed a separate instrument containing such terms.

  E.
  Member acknowledges receipt of copies of the Articles and Operating Agreement.

    NOW, THEREFORE, Member and Great Plains Ethanol agree as follows:

    1.  Corn Committed to Great Plains Ethanol.  Member agrees to commit and deliver to Great Plains Ethanol, at Great Plains Ethanol's facilities, or at locations designated by Great Plains Ethanol, 2,500 bushels of corn each calendar year for each Class A Capital Unit owned. In the event that Member is unable to produce enough corn to deliver the number of bushels described above, Member shall be required to purchase or otherwise obtain the corn from any other source and deliver the corn to Great Plains Ethanol, as if the corn had been produced by Member. If Member does not deliver the corn committed, Member agrees that Great Plains Ethanol, at its option, may act as Member's agent for the purpose of obtaining the corn in Member's name and may charge to Member all expenses required to obtain and deliver the corn to Great Plains Ethanol. Great Plains Ethanol shall have no obligation to accept any corn in an amount greater than that specified above, regardless of whether Member's total corn production has increased.

    2.  Adjustments to Amount of Corn Committed.  Member acknowledges that certain circumstances may affect the total number of bushels of corn that Great Plains Ethanol may require for sale to Great Plains Ethanol in any given year. If the total number of bushels contracted for sale and delivery to Great Plains Ethanol by all Members under similar agreements exceeds the number of bushels that Great Plains Ethanol determines that it needs during a year due to a foreseen or unforeseen need for less corn, the Board shall have the right to reduce the committed number of bushels on a pro rata basis, either on a permanent or temporary basis, so that the total number of bushels committed to Great Plains Ethanol by all Members will fulfill, but not exceed, Great Plains Ethanol's anticipated needs.

    3.  Member's Capital Unit Obligation.  In the case of Class A Capital Units, Member agrees to acquire one Class A Capital Unit in Great Plains Ethanol for each 2,500 bushels of corn committed under this Agreement, pursuant to the terms of the Subscription Agreement entered into by Member and Great Plains Ethanol. Member's obligation shall be fulfilled only upon receipt by Great Plains Ethanol of cash in the sum of Five Thousand Dollars and No/100 Dollars ($5,000.00) per Class A Capital Unit committed.

    4.  Delivery.  Member agrees to deliver Member's corn committed in accordance with the delivery schedule prepared by Great Plains Ethanol for all Class A Members, and agrees that the risk of loss for the corn shall remain with Member until Member's corn is delivered to and accepted by Great Plains Ethanol. Once corn is delivered to and accepted by Great Plains Ethanol it will be stored at Great Plains Ethanol's expense. Member delivery will be on a trimester basis. There will be three, four-month delivery periods with the first period beginning on January 1 of each year. A Member will deliver one third of committed bushels each trimester based on a schedule determined by Great Plains Ethanol. A Member's required delivery period will rotate each year according to the delivery schedule. The setting and scheduling of the delivery periods is subject to change by the Board.

    5.  Pool Purchasing Program.  Great Plains Ethanol may elect to operate a pool corn purchasing program for Members who need to cover their commitments through purchases in the open market. In this event, Great Plains Ethanol will purchase corn for Member and charge Member a reasonable administrative charge for the pool purchasing program. Member must advise Great Plains Ethanol that Member elects to participate in any pool program established in advance of the scheduled delivery date within time limits to be established by the Board.

    6.  Product Quality Standards.  All corn to be delivered by Member to Great Plains Ethanol shall be U.S. Number Two Corn and a "commercially acceptable product" as graded by federal/state inspectors and in accordance with the standards set by Great Plains Ethanol. Product of substandard quality, as determined by Great Plains Ethanol, shall at Great Plains Ethanol's option, be either: rejected and returned to Member with all costs relating to the rejection and return charged to Member; or accepted with deductions and allowances made and charged against Member because of the inferior grade, quality or condition at delivery. If, in Great Plains Ethanol's sole opinion, Member continually fails to deliver commercially acceptable corn, Great Plains Ethanol may terminate this Agreement and Member's membership in Great Plains Ethanol in accordance with Great Plains Ethanol's Operating Agreement. Great Plains Ethanol shall make rules and regulations for grading the quality of corn. Member agrees to observe any such rules and regulations and accept the grading established by Great Plains Ethanol.

    7.  Use of Corn.  Great Plains Ethanol shall use the corn for the production of ethanol and other by-products, or otherwise remarket the corn.

    8.  Payments to Member.  Great Plains Ethanol shall pay Member eighty percent (80%) of the price of corn per bushel estimated by the Board prior to the beginning of each trimester (there will be three, four-month delivery periods with the first period beginning on January 1 of each year). The estimated corn price is based on the best estimate of future corn prices for the upcoming trimester. At the end of each trimester, an additional payment will be made correcting the price to equal the actual average daily posted price based on the following terminals: Southeast Farmers Coop, Elk Point, South Dakota; Eastern Farmers Coop, Canton, South Dakota; and Cargill Aghorizons, Parker, South Dakota. Member will receive freight from the origin of the corn shipment based on a schedule attached as Exhibit A, as amended by the Board from time to time. The pricing mechanism and/or the identity of the elevators used to determine price is subject to change by the Board.

    9.  Member's Warranty.  Member warrants to Great Plains Ethanol that Member will be the owner of the corn delivered to Great Plains Ethanol under this Agreement and that the corn will be U.S. Number Two Corn and commercially acceptable, as required in Section 6 of this Agreement.

    10.  Term of Agreement.  This Agreement is effective as of the date it is approved and accepted by Great Plains Ethanol. The term of this Agreement shall coincide with Member's status as a Member of Great Plains Ethanol. Member's obligation to deliver corn under this Agreement, as determined by Great Plains Ethanol's Board, shall begin upon receipt of written notice from Great Plains Ethanol, which shall not occur until the operations of Great Plains Ethanol commence or near commencement.

    11.  Termination.  This Agreement shall terminate in the event that Great Plains Ethanol ceases operations, files a petition, either voluntary or involuntary, for protection under the bankruptcy laws,

2

makes an assignment of its assets for the benefit of creditors, is adjudged insolvent, or has a receiver appointed.

    12.  Default and Remedies.  The parties agree that the following remedies shall apply to the default specified:

      a.  Member's Remedies.  If Great Plains Ethanol fails to pay any payment for corn delivered and accepted as provided in Section 8 of this Agreement, Member may recover the payment from Great Plains Ethanol. Member may not claim or recover any incidental or consequential damages for non-payment. If Great Plains Ethanol rejects any corn tendered for delivery, Great Plains Ethanol shall not be liable for damages, provided Great Plains Ethanol has performed in good faith in the establishment of quality specifications and any inspection and rejection of corn tendered for delivery. If the obligation of good faith is violated, then Member may resell the corn and recover the difference between the resale value and the payments Member would have received as determined under Section 8 of this Agreement, less expenses saved in consequence of Great Plains Ethanol's rejection. Member may not claim or recover any incidental or consequential damages or lost profits caused by wrongful rejection. If Great Plains Ethanol rejects any corn tendered for delivery, Member may not withhold future scheduled deliveries. Member may withhold future scheduled deliveries only in the event that Great Plains Ethanol failed to pay Member the payments owed Member as provided in Section 8 of this Agreement.

  Member acknowledges that Member's opportunity to realize the economic benefits based upon Member's membership in and delivery of corn to Great Plains Ethanol and Member's opportunity to influence the management of Great Plains Ethanol by the election of Managers to the Board are factors which countervail any assertion that this Agreement is a "contract of adhesion" or is "unconscionable" in any of its terms. Member disclaims any rights to strict construction of this Agreement in Member's favor and against Great Plains Ethanol.

      b.  Great Plains Ethanol's Remedies.  If Member fails to make delivery or Great Plains Ethanol rejects in good faith any tender of delivery, Great Plains Ethanol may make in good faith and without unreasonable delay any reasonable purchase of corn in substitution for that due from Member. Great Plains Ethanol shall give Member thirty (30) days' written notice of default and an opportunity to cure. If Member fails to cure the default within the time provided, Great Plains Ethanol may recover from Member as damages the difference between the cost of substitute corn and the payment Member would have received from Great Plains Ethanol for corn Member should have delivered under this Agreement, plus any incidental or consequential damages, expenses and attorneys' fees suffered or incurred by Great Plains Ethanol, and Great Plains Ethanol may elect to terminate this Agreement and redeem Member's Capital Units at a price equal to ten percent (10%) of the issue price for the Capital Units. If Member fails to make delivery or Great Plains Ethanol rejects in good faith any tender of delivery, Great Plains Ethanol may alternatively, at its discretion, recover from Member the difference between the market value of the corn and the payment Member would have received as distributions, both as determined under Section 8 of this Agreement, plus any incidental or consequential damages, expenses and attorneys' fees suffered or incurred by Great Plains Ethanol. The measure of damages provided herein is reasonable in light of anticipated actual harm caused by Member's breach, the difficulties of proof of other measures of damages, and the inconvenience or nonfeasibility of otherwise obtaining an adequate remedy.

      c.  Grant of Security Interest and Lien.  As security for the due and punctual performance of all of Member's obligations under this Agreement, Member hereby pledges and grants to Great Plains Ethanol, its successors and assigns, a security interest in and lien upon any and all interests Member now has or may later have in Great Plains Ethanol. If Member shall be in default under this Agreement, Great Plains Ethanol may exercise any and all rights and remedies available to

3

  Great Plains Ethanol under this Agreement, the Articles, the Operating Agreement, or otherwise at law or in equity. The rights and remedies afforded to Great Plains Ethanol shall be cumulative and in addition to, and not in limitation of, any of its rights and remedies.

    13.  Inability of the Great Plains Ethanol to Perform.  In the case of fire, equipment failure, interruption of power, strikes or other labor disturbances, lack of transportation facilities, shortage of storage, shortage of labor or supplies, perils to the facility, floods, action of the elements, riot, interference of civil or military authorities, enactment of legislation, disease, or any other unavoidable casualty or cause beyond Great Plains Ethanol's control that affects the conduct of Great Plains Ethanol's business to the extent of preventing or unreasonably restricting Great Plains Ethanol's receiving or handling of corn, Great Plains Ethanol shall be excused from performance during the period that Great Plains Ethanol business or operations are so affected. Great Plains Ethanol may, during such period, accept such portion of Member's corn and carry on its business to the extent possible, as Great Plains Ethanol has informed Member that Great Plains Ethanol can, in its judgment, economically handle. Great Plains Ethanol shall give written notice to Member of Great Plains Ethanol's inability to perform and a specific cause or causes for the non-performance. In any event, Great Plains Ethanol shall pay, in accordance with this Agreement, for all corn accepted by Great Plains Ethanol.

    14.  Complete Agreement.  The parties agree that there are no oral or other written conditions, promises, representations or inducements in addition to or in variance with any of the terms of this Agreement, and this Agreement represents the full and complete agreement of the parties.

    15.  Assignment.  Member may not assign this Agreement without Great Plains Ethanol's prior written consent, and then only as provided in the Operating Agreement. Great Plains Ethanol may not assign this Agreement without Member's prior written consent, except that Great Plains Ethanol may assign, without Member's prior written consent, this Agreement as collateral security for any or all loans made to Great Plains Ethanol.

    16.  Waiver of Breach.  No waiver of a breach of any of the provisions contained in this Agreement shall be construed to be a waiver of any subsequent breach of the same or any other provision of this Agreement.

    17.  Construction of Terms of Agreement.  The language in all parts of this Agreement shall be construed as a whole, and not strictly for or against any party. In the event that any term, covenant or condition of this Agreement is held to be invalid or void by a court, the invalidity of such term, covenant or condition shall in no way affect any other term, covenant or condition of this Agreement.

    18.  Notices.  All notices from one party to another shall be in writing and dispatched by ordinary mail, postage prepaid, to Great Plains Ethanol at its address and to Member at Member's address as it appears on the books of Great Plains Ethanol.

    19.  Governing Law.  This Agreement shall be governed by and enforced in accordance with the laws of the State of South Dakota. Member consents to the jurisdiction of the courts of the State of South Dakota and agrees that any action arising out of or to enforce this Agreement must be brought and maintained in Turner County, South Dakota.

    20.  Successors and Assigns.  Subject to the other provisions of this Agreement, all of the terms, covenants and conditions of this Agreement shall inure to the benefit of and shall be binding upon the parties, their successors and permitted assigns.

    21.  Security Interests.  Member warrants and represents that the following is a complete list of the names and addresses of all persons, banks and other lenders that hold a security interest in Member's corn:             . (If none, write in "none" in the blank). Member has informed the Great Plains Ethanol of all security interests that have been granted in Member's corn by disclosing the

4

security interests herein. Member shall notify Great Plains Ethanol, prior to delivery, of any other security interest granted in Member's corn. If Member has granted or grants a security interest in Member's corn during the term of this Agreement, Great Plains Ethanol shall have the right, after acceptance of the corn by Great Plains Ethanol, to pay all or a part of the obligation underlying the security interest. Such payment shall be for the account of Member and shall be charged against the amount owing Member by Great Plains Ethanol.

MEMBER:

Printed or Typed Name of Member
By
Signature

Officer Title if Member is an Entity

Address of Member

ACCEPTANCE OF AGREEMENT BY GREAT PLAINS ETHANOL, LLC

    Great Plains Ethanol, LLC hereby accepts the above Agreement from Member.

    Dated this        day of             , 200  .

GREAT PLAINS ETHANOL, LLC
By
Its

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EXHIBIT A

Miles from corn point of origin to Ethanol Plant	Freight Allowance Cents/Bushel
0 - 10	4
11 - 20	5
21 - 30	6
31 - 40	7
41 - 50	8
51 - 60	9
61 - and over	10

6

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers

    Under the terms of the undersigned issuer's operating agreement, the undersigned issuer shall indemnify an officer, member, manager, the managing member, former member, a former officer, a former manager or a former managing member of the undersigned issuer against expenses actually and reasonably incurred by said person in connection with the defense of an action, suit or proceeding, civil or criminal, in which said person is made a party by reason of being or having been such officer, member, manager or managing member, except in relation to matters as to which such person may be adjudged in the action, suit or proceeding to be liable to the undersigned issuer or its members for:

  (a)
  a breach of the duty of loyalty to the undersigned issuer or its members;

  (b)
  an act or omission not in good faith that constitutes a breach of duty to the undersigned issuer or its members or an act or omission that involves gross negligence, intentional misconduct or a known violation of the law;

  (c)
  a transaction from which the officer, member, manager or the managing member received an improper benefit whether or not the benefit resulted from an action taken within the scope of the officer's, member's, manager's or the managing member's office; or

  (d)
  an act or omission for which the liability of an officer, member, manager or managing member is expressly provided for by applicable statute.

    Any repeal or amendment of the indemnification provisions of the undersigned issuer's operating agreement shall be prospective only and shall not adversely affect any right to indemnification of any officer, member, manager or the managing member of the undersigned issuer or any limitation on the liability of an officer, member, manager or the managing member of the undersigned issuer existing at the time of such repeal or amendment. The foregoing provisions shall not be deemed exclusive of any other rights or limitations of liability or indemnity to which an officer, member, manager or the managing member may be entitled under any other provision of the undersigned issuer's operating agreement, or pursuant to any contract or agreement, the South Dakota Limited Liability Company Act or otherwise.

    The South Dakota Limited Liability Company Act provides no specific limitations on indemnification of officers, managers or members of limited liability companies, although the duty of loyalty, duty of care and obligation of good faith and fair dealing of any officer, manager or member may not be waived. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and unenforceable.

Item 25. Other Expenses of Issuance and Distribution

    The following table sets forth the costs and expenses we expect to pay in connection with the sale of capital units being registered. No underwriting fees or commissions are being paid. All amounts are estimates except the SEC and Blue Sky registration fees.

SEC registration fee	$5,875
South Dakota Blue Sky registration fee	17,750
Legal fees and expenses	150,000
Accounting fees and expenses	55,000
Printing and distribution expenses	29,000
Advertising	20,000
Miscellaneous expenses	1,375

Total	$279,000

Item 26. Recent Sales of Unregistered Securities

    Since our inception in December 2000, we have sold the following unregistered securities:

    In connection with the organization of the undersigned issuer, we have sold one unregistered Class D capital unit at a price of $100 per Class D unit to each of the 15 members of our initial Board of Managers and to our initial Managing Member, Broin Management, LLC, for a total of 16 Class D capital units sold. Each of the foregoing sales were effective as of December 20, 2000.

    Each of the foregoing sales were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) or Regulation D of the Securities Act, as transactions by an issuer not involving a public offering, The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends were affixed to unit certificates and instruments issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

Item 27. Exhibits

Exhibit Number		Description
3.1	(i)	Articles of Organization*
3.1	(ii)	Operating Agreement*
4.1		Form of Class A Unit Certificate
4.2		Form of Class B Unit Certificate
4.3		Form of Class C Unit Certificate
4.4		Form of Class D Unit Certificate
4.5		Form of Subscription Agreement (Classes A, B and C)**
4.6		Form of Subscription Agreement (Class D)
4.7		Escrow Agreement dated January 15, 2001
5.1		Form of Opinion of Hagen, Wilka & Archer, P.C.
8.1		Form of Opinion of Leonard, Street and Deinard, Professional Association
10.1		Contract for Future Services dated December 18, 2000
10.2		Consulting Agreement dated December 1, 2000
10.3		Service Agreement dated December 1, 2000
10.4		Ethanol Marketing and Services Agreement dated December 18, 2000
10.5		DDGS Marketing Contract dated December 18, 2000
10.6		Assignment of Option to Purchase Real Estate dated December 18, 2000
10.7		Form of Corn Delivery Agreement***
10.8		Employment Agreement dated December 18, 2000
10.9		Form of Design/Build Construction Contract
10.10		Form of License Agreement
10.11		U.S. Energy Services, Inc. Contract
23.1		Consent of Hagen, Wilka & Archer, P.C.
23.2		Consent of Leonard, Street and Deinard, Professional Association
23.3		Consent of Eide Bailly, LLP
24.1		Powers of Attorney

*
Included in Appendix A to the prospectus filed as a part of this registration statement.

**
Included in Appendix D to the prospectus filed as a part of this registration statement.

***
Included in Appendix E to the prospectus filed as a part of this registration statement.

Item 28. Undertakings

    (a) The undersigned issuer will:

  1.
  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

  i.
  Include any prospectus required by section 10(a)(3) of the Securities Act;

  ii.
  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

  iii.
  Include any additional or changed material information on the plan of distribution.

  2.
  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  3.
  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (b) Not applicable.

    (c) Not applicable.

    (d) Not applicable.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned issuer of expenses incurred or paid by a director, officer or controlling person of the undersigned issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (f)  The undersigned issuer will:

  1.
  For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

  2.
  For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota on February 28, 2001.

Great Plains Ethanol, LLC
By /s/ BRIAN MINISH Brian Minish Chief Executive Officer and Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities indicated on February 28, 2001.

SIGNATURE	TITLE
/s/ BRIAN MINISH Brian Minish	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)
/s/ DWAYNE ATKINS* Dwayne Atkins	Manager
/s/ JEFF BROIN* Jeff Broin	Manager
/s/ DARRELL BULLER* Darrell Buller	Manager
/s/ STEVE CHRISTENSEN* Steve Christensen	Manager
/s/ DENNIS HARDY* Dennis Hardy	Manager
/s/ RICH HORTON* Rich Horton	Manager
/s/ DARRIN IHNEN* Darrin Ihnen	Manager
/s/ DAVID LAMBERT* David Lambert	Manager
/s/ JOHN A. LUDENS* John A. Ludens	Manager

/s/ MARK MILLER* Mark Miller	Manager
/s/ JIM RAND* Jim Rand	Manager
/s/ DENNIS SCHRAG* Dennis Schrag	Manager
/s/ PAUL SHUBECK* Paul Shubeck	Manager
/s/ STEVE SINNING* Steve Sinning	Manager
/s/ DAN VIET* Dan Viet	Manager
*By /s/ BRIAN MINISH Brian Minish, Attorney-in-Fact

QuickLinks

IMPORTANT NOTICES TO INVESTORS
PROSPECTUS SUMMARY
RISK FACTORS
CONFLICTS OF INTEREST
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
MANAGEMENT'S PLAN OF OPERATION
Sources of Funds
Uses of Funds
BUSINESS
U.S. PRODUCTION CAPACITY million gallons per year (mmgy)
MANAGEMENT
OWNERSHIP BY MANAGEMENT AND CERTAIN MEMBERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF CAPITAL UNITS AND OPERATING AGREEMENT
FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
HOW TO PURCHASE CAPITAL UNITS
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
FINDING IMPORTANT INFORMATION

ARTICLES OF ORGANIZATION OF GREAT PLAINS ETHANOL, LLC
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
CONSENT BY APPOINTMENT BY THE REGISTERED AGENT

OPERATING AGREEMENT OF GREAT PLAINS ETHANOL, LLC
ARTICLE 1 DEFINITIONS
ARTICLE 2 ORGANIZATION
ARTICLE 3 MEMBERS
ARTICLE 4 DISPOSITION OF CAPITAL UNITS
ARTICLE 5 CAPITAL CONTRIBUTIONS
ARTICLE 6 ALLOCATIONS AND DISTRIBUTIONS
ARTICLE 7 OFFICERS
ARTICLE 8 MANAGEMENT
ARTICLE 9 MANAGING MEMBER
ARTICLE 10 INDEMNIFICATION AND LIABILITY TO COMPANY
ARTICLE 11 CAPITAL UNIT CERTIFICATES
ARTICLE 12 BANKRUPTCY OF A MEMBER
ARTICLE 13 DISSOLUTION
ARTICLE 14 LIQUIDATION AND TERMINATION
ARTICLE 15 GENERAL PROVISIONS
GREAT PLAINS ETHANOL, LLC Table of Contents
GREAT PLAINS ETHANOL, LLC (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET December 31, 2000
GREAT PLAINS ETHANOL, LLC (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS Period from December 20, 2000 (Date of Inception) to December 31, 2000
GREAT PLAINS ETHANOL, LLC (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CHANGES IN MEMBERS' EQUITY (DEFICIENCY IN ASSETS) Period from December 20, 2000 (Date of Inception) to December 31, 2000
GREAT PLAINS ETHANOL, LLC (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS Period from December 20, 2000 (Date of Inception) to December 31, 2000
GREAT PLAINS ETHANOL, LLC (A DEVELOPMENT STAGE COMPANY) NOTES TO FINANCIAL STATEMENTS As of and for the period ended December 31, 2000
GREAT PLAINS ETHANOL, LLC INTRODUCTION TO FINANCIAL FORECAST
GREAT PLAINS ETHANOL, LLC FORECASTED BALANCE SHEETS Years One through Five
GREAT PLAINS ETHANOL, LLC FORECASTED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS Years Ending One through Five
GREAT PLAINS ETHANOL, LLC FORECASTED STATEMENTS OF CASH FLOWS Years Ending One through Five
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ASSUMPTIONS
Sources of Funds
Uses of Funds
HOW TO PROPERLY COMPLETE THIS SUBSCRIPTION AGREEMENT
SUBSCRIPTION AGREEMENT
ACCEPTANCE OF SUBSCRIPTION BY GREAT PLAINS ETHANOL, LLC
EXHIBIT A PROMISSORY NOTE
EXHIBIT B GREAT PLAINS ETHANOL, LLC OPERATING AGREEMENT COUNTERPART SIGNATURE PAGE
GREAT PLAINS ETHANOL, LLC CORN DELIVERY AGREEMENT
R E C I T A L S:
ACCEPTANCE OF AGREEMENT BY GREAT PLAINS ETHANOL, LLC
EXHIBIT A
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES